EQUITY INTEREST PURCHASE AGREEMENT

by and among

JAMES BOBO

DAVID BOBO

BALL GROUND RECYCLING, LLC

WOOD-TECH, LLC

BOBO GRINDING EQUIPMENT, LLC

GEORGIA NATIONAL TRUCKING, LLC

BGR TRUCKING, LLC

BOBO GRINDING, INC.

BG LAND, LLC

PRIME MANAGEMENT, LLC

and

GLOBAL ENERGY HOLDINGS GROUP, INC.

THIS EQUITY INTEREST PURCHASE AGREEMENT (this "***Agreement***") is entered into this 28th day of January, 2009 by and among Ball Ground Recycling, LLC, Wood-Tech, LLC, Bobo Grinding Equipment, LLC, Georgia National Trucking, LLC, BGR Trucking, LLC, Bobo Grinding Equipment, LLC and Prime Management, LLC, all as Georgia limited liability companies (collectively, the "***LLCs***"), Bobo Grinding, Inc., a Georgia corporation (the "***Corporation***," collectively with the LLCs, the "***Companies***," and each, individually, a "***Company***"), James Bobo, a resident of the State of Georgia and David Bobo, a resident of the State of Georgia (collectively, the "***Sellers***" and each, individually, a "***Seller***"), and BG Land, LLC, a Georgia limited liability company "***Bobo RE Entity***"), on the one hand; and Global Energy Holdings Group, Inc., a Georgia corporation (the "***Purchaser***") on the other hand (the Purchaser sometimes referred to herein collectively with the Sellers as the "***Parties***," and each, a "***Party***").

Recitals:

WHEREAS, the Sellers each own directly, or indirectly by their ownership in the Corporation or limited liability companies wholly-owned by the Sellers, 50% of the outstanding equity interests (the "***LLC Interests***") of the LLCs, and the Sellers each own 50% of the outstanding shares of common stock (the "***Shares***", collectively with the LLC Interests, the "***Equity Interests***") of the Corporation, which are the only outstanding capital stock of the Corporation;

WHEREAS, the Companies are currently engaged in wood waste recycling activities (the "***Business***");

WHEREAS, the Sellers wish to sell the Equity Interests to the Purchaser, and the Purchaser wishes to purchase the Equity Interests from the Sellers, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements, including the ownership transfer of certain real estate by the Bobo RE Entity to Global Energy Systems – Ball Ground, LLC, a Georgia limited liability company and wholly-owned subsidiary of the Purchaser ("***GESBG***," together with the Purchaser, the "***Purchaser Entities***"), in connection with the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I:
DEFINITIONS

1.1 Definitions. Except as otherwise provided herein, all capitalized terms used herein shall have the meanings assigned to them in Exhibit A.

ARTICLE II:
PURCHASE AND SALE OF EQUITY INTERESTS

2.1 The Equity Interest Purchase. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing and effective for tax and accounting purposes as of the Effective Date, the Purchaser hereby agrees to purchase from the Sellers all of the Equity Interests, and the Sellers hereby agree to sell to the Purchaser all of the Equity Interests, free and clear of any and all Liens (with the Equity Interests in Wood-Tech, LLC becoming under Purchaser's control via the purchase of the Shares of the Corporation). Subject to the allocation provided in Section 2.5 hereof, the aggregate purchase price (the "***Purchase Price***") payable by the Purchaser Entities shall include the following: (a) $2,000,000 (the "***Cash Consideration***"); plus (b) 4,000,000 shares of the Purchaser's common stock, par value $0.001 (the "***Equity Consideration***"); plus (c) from GESBG only, the Promissory Note described in Section 2.1(d). The Purchase Price will be paid as follows:

(a) At the Closing, Purchaser shall pay, to the accounts designated in writing by those persons entitled to repayment of the Transaction Expenses as set forth on the Closing Payments Schedule, by wire transfer of immediately available funds, an amount equal to the Transaction Fees owing to such Persons, which payments shall be sufficient to satisfy any and all obligations of the Companies to such Persons;

(b) At the Closing, Purchaser shall pay to each Seller 50% of the remainder of the Cash Consideration less the amounts set forth in Section 2.1(a);

(c) At the Closing, Purchaser shall issue to each Seller 50% of the Equity Consideration which shall vest in accordance with the provisions of the Restricted Stock Agreements; and

(d) At the Closing, Purchaser shall cause GESBG to issue a Promissory Note made payable to both the Sellers and the Bobo RE Entity in form and substance substantially as set forth on Exhibit B (the "***Promissory Note***") with the principal amount thereof to be potentially adjusted per the procedures specified in Section 2.6 and Section 9.7.

2.2 The Closing.

(a) The closing of the purchase and sale of the Equity Interests contemplated by this Agreement (the "***Closing***") shall take place at the offices of Nelson Mullins Riley & Scarborough LLP in Atlanta, Georgia, at 10:00 a.m. on the second Business Day after the date on which the last to be satisfied or waived of the Closing conditions set forth in Article VIII (other than Closing conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or such other date as the Parties may agree. The date on which the Closing takes place is referred to as the "***Closing Date***." Notwithstanding the actual Closing Date, so long as the Closing occurs on or prior to February 17, 2009, the Parties agree that the effective date of the transactions to be effected as of the Closing for tax and accounting purposes shall be January 31, 2009 at 11:59 PM (the "***Effective Date***").

(b) At the Closing, simultaneous with the actions set forth in Sections 2.1 and 2.4, the Bobo RE Entity shall also sell, convey and transfer the real property described on

Schedule 2.2(b) (the "***Separate Real Property***") to GESBG, free and clear of any Liens other than Permitted Liens and those Liens set forth on Schedule 3.11(a)(ii). In connection with such transaction, the Bobo RE Entity shall pay all costs of Seller's and the Bobo RE Entity's attorney's fees, and Purchaser shall cause GESBG to pay all costs of: (i) additional title examination and related charges, and any new or updated survey, (ii) any fees and expenses of the secured lender on the Separate Real Property relating to procedures on assumption of the existing secured loan by GESBG and such lender's consent thereon; (iii) all transfer taxes or recording charges, and (iv) GESBG's attorney's fees or other closing costs incurred by GESBG. All ad valorem property taxes affecting the Separate Real Property for the year 2008 have been paid in full, and GESBG shall be solely responsible for all taxes affecting the Separate Real Property for the year 2009 and subsequent years.

(c) At the Closing, simultaneous with the actions set forth in Sections 2.1 and 2.4, GESBG, as lessee, and the Bobo RE Entity, as lessor, shall enter into Lease Agreements substantially in the respective forms attached as Exhibits F-1 and F-2 (the "***Short-Term Office Leases***") with respect to two office locations in which the Business is operated, as such locations are described on Schedule 2.2(c).

2.3 Pre-Closing Deliveries, Required Consents and Release of Personal Guaranties. At least two (2) Business Days prior to the Closing Date, the Sellers will deliver to the Purchaser a schedule setting forth all Transaction Fees, estimated as of the Closing Date (the "***Closing Payments Schedule***"). During the Pre-Closing Period, the Purchaser shall, and the Sellers shall (and shall cause each Company to), in good faith and in a timely manner, continue to use their respective reasonable best efforts to: (a) take or cause to be taken all appropriate action, do or cause to be done all things necessary, proper or advisable, and execute and deliver such documents, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement; and (b) cause the Closing conditions contained in Article VIII applicable to such Person to be satisfied. Without limiting the generality of the foregoing, the Purchaser shall, and the Sellers shall (and shall cause each Company and the Bobo RE Entity to), in good faith and in a timely manner, use their respective commercially reasonable efforts to cause all Required Consents to be obtained on or prior to the Closing Date. Purchaser shall use its reasonable best efforts to obtain the release or replacement of any personal guaranties of the Seller on obligations of the Company or with respect to the Separate Real Property. The Parties will not take, or fail to take, any action that will have the effect of delaying, impairing or impeding the Required Consents from being obtained as soon as practical. Any actual out-of-pocket expenses related to obtaining the Required Consents shall be borne by Purchaser.

2.4 Closing Deliveries.

(a) At the Closing, the Sellers shall deliver or cause to be delivered to the Purchaser:

(i) stock certificates and stock powers, collectively representing the transfer to the Purchaser of all of the Shares, free and clear of all Liens, in form and substance satisfactory to the Purchaser and its counsel;

(ii) an assignment and assumption agreement, representing the transfer to the Purchaser of all of the LLC Interests, free and clear of all Liens, in form and substance satisfactory to the Purchaser and its counsel;

(iii) an appropriate receipt and release from each Person entitled to Transaction Fees, acknowledging that such Person has received all amounts due such Person from the Companies, and releasing the Companies from any further Liability with respect thereto;

(iv) an employment agreement, in the form attached as Exhibit C-1 and Exhibit C-2, duly executed by each of James Bobo and David Bobo, respectively (the "***Employment Agreements***");

(v) a certificate, dated as of the Closing Date, duly executed by each Seller, relating to the satisfaction of the Closing conditions set forth in Sections 8.2(a) and (b);

(vi) a certificate, dated as of the Closing Date, having attached thereto: (i) each Company's Organizational Documents, as in effect at the time of the Closing; and (ii) good standing certificates with respect to the each Company from the applicable authority(ies) in Georgia and any other jurisdiction in which such Company is qualified to do business, dated a recent date before the Closing.

(vii) written resignations of all members of the Corporation's board of directors and officers;

(viii) written resignations of all managers of each LLC;

(ix) a Restricted Stock Agreement, in the form attached as Exhibit D, duly executed by each of James Bobo and David Bobo, respectively (the "***Restricted Stock Agreements***");

(x) a FIRPTA or similar certificate from each Company under Section 1445(b)(2) of the Code providing that such Company is not a foreign person, in form and substance reasonably satisfactory to the Purchaser;

(xi) a Deed, duly executed by the Bobo RE Entity in form and substance satisfactory to the Purchaser and its counsel, pursuant to which such entity will transfer to GESBG the Separate Real Property (the "***Deed***");

(xii) the Short-Term Office Leases, duly executed by the Bobo RE Entity;

(xiii) such affidavits (including title and non-imputation affidavits), certificates, and other documents in reasonable and customary form as may be required by title companies in order to insure GESBG's fee simple ownership interest in the Separate Real Property and Ball Ground Recycling, LLC's leasehold interest in the Resource Recovery Facility;

(xiv) a document terminating all power of attorney privileges of Nancy Sams relating to any Company, in form and substance satisfactory to the Purchaser;

(xv) a closing and disbursement statement in a standard and customary format;

(xvi) a certificate from the Sellers, dated as of the Closing Date, certifying that the Companies have at least $50,000 in cash;

(xvii) a certificate from the architect to the Resource Recovery Facility, in form and substance satisfactory to Purchaser;

(xviii) a Termination Agreement, duly executed by Upland Development Group, Inc., in form and substance satisfactory to Purchaser;

(xix) Contracts evidencing the operations of Prime Management, LLC, duly executed by Prime Management, LLC, in form and substance satisfactory to Purchaser; and

(xx) such other documents or instruments in form and substance reasonably acceptable to the Purchaser as the Purchaser may deem reasonably necessary or as may be required to consummate the transactions contemplated hereby, including if appropriate, documents in a form necessary for the U.S Patent and Trademark Office to reflect different notice addresses and responsible persons for any registered intellectual property.

(b) At the Closing, the Purchaser shall deliver or cause to be delivered to the Seller:

(i) evidence reasonably satisfactory to the Sellers that the Purchaser Entities has made the payments and other undertakings required by Section 2.1;

(ii) the Employment Agreements, duly executed by GESBG;

(iii) an officer's certificate, dated as of the Closing Date, duly executed by an authorized officer of the Purchaser, relating to the satisfaction of the Closing conditions set for in Sections 8.1(a) and (b);

(iv) the Short-Term Office Leases, duly executed by GESBG;

(v) a closing and disbursement statement in a standard and customary format;

(vi) resolutions of Purchaser, as to be effective as of the Effective Date, designating members of the Board of Managers or Board of Directors of the respective Companies, as the case may be, which shall include authority for James and David Bobo to authorize expenditures, sign checks and undertake other activities as consistent with their employment agreements;

(vii) release of all personal guaranties of either of the Sellers with respect to obligations of the Companies; and

(viii) such other documents or instruments in form and substance reasonably acceptable to the Sellers as the Sellers may deem reasonably necessary or as may be required to consummate the transactions contemplated hereby.

(c) In addition, except as set forth in Section 8.2(d), to the extent any third party has not consented to the transactions contemplated hereby (to the extent requested), whether or not such third-party's consent is a Required Consent, the Sellers and the Purchaser agree to continue to use their commercially reasonable best efforts to obtain the consent of such third-party, and until the delivery of such third-party's consent, the Sellers and the Purchaser agree to enter into a mutually acceptable post-Closing letter for continued activities with respect thereto. Notwithstanding the foregoing provision of this Section 2.4(c), Sellers may, at their option prior to Closing: (i) cause one of the Companies to form a new, wholly-owned subsidiary which shall be a limited liability company formed under the laws of Alabama ("***Alabama Newco***"); and (ii) cause the Bobo RE Entity to transfer the Separate Real Property to Alabama Newco. Should Sellers choose to cause the transfer of the Separate Real Property to Alabama Newco, the Sellers shall ensure that the Alabama Newco: (a) serve no purpose other than owning the Separate Real Property; (b) transact no business (other than acquiring the Separate Real Property); and incur no Liabilities (other than those that attach to the Separate Real Property).

2.5 Allocation.

(a) The Purchase Price and the forms of consideration included therein and the Promissory Note shall be allocated among the Companies and the Separate Real Property in accordance with Exhibit E. Any adjustment to the Purchase Price pursuant to this Agreement shall be allocated to the Company to which such adjustment relates, or if such adjustment to Purchase Price does not relate to a single Company, then such adjustment shall be allocated pro rata among all the Companies based upon the Purchase Price allocated to each Company prior to such adjustment.

(b) Purchaser and Sellers acknowledge that under Revenue Ruling 99-6, 1999-1 C.B. 432, the purchase and sale of LLC Interests pursuant to this Agreement shall be treated for federal Income Tax purposes as a sale of LLC Interests by Sellers and a purchase of the LLCs' assets by Purchaser. Sellers shall prepare a good faith allocation of the Purchase Price (and all other capitalized costs) among each LLC's assets in accordance with Code §1060 and Treasury regulations thereunder (and any similar provision of state, local or foreign law, as appropriate), which allocation shall be binding on Purchaser and Sellers. Sellers shall deliver such allocation to Purchaser within forty-five (45) days after the Closing Date. The LLCs, the Purchaser Entities and Sellers and their Affiliates shall report, act, and file Tax Returns (including, but not limited to Internal Revenue Service Form 8594 and any statement required under Treasury Regulation §1.751-1(a)(3)) in all respects and for all purposes consistent with such allocation prepared by Sellers. The Purchaser Entities shall timely and properly prepare, execute, file, and deliver all such documents, forms, and other information as Sellers may reasonably request in preparing such allocation. None of the LLCs, the Purchaser Entities or

Sellers will take any position (whether in audits, Tax Returns, or otherwise) which is inconsistent with such allocation unless required to do so by applicable law.

2.6 <u>**Purchase Price Reconciliation; Adjustment to Promissory Note**</u>. The Purchaser and the Sellers acknowledge and agree that the total aggregate Purchase Price to be paid by the Purchaser hereunder is based on the assumption that: (i) the cash balance of the Companies as of the close of business on the Closing Date (the "***Closing Cash Balance***") shall be equal to $50,000; and (ii) the Net Receivables (based upon the amount actually received by the Companies during the one (1) year period following the Closing in respect of the Closing Accounts Receivable) shall be equal to $250,000. To implement their business understanding with respect to the foregoing, there shall adjustment mechanisms that could affect the principal balance of the Promissory Note, as more fully set forth in this <u>Section 2.6</u>.

(a) Within five (5) Business Days following the Closing Date, the Purchaser shall provide the Sellers with a statement setting forth the Closing Cash Balance. To the extent the Closing Cash Balance exceeds $50,000, the principal balance of the Promissory Note shall be increased by the amount of such excess. To the extent the Closing Cash Balance is less than $50,000, the principal balance of the Promissory Note shall be decreased by the amount of such deficit. Should the Closing Cash Balance equal $50,000, no adjustment to the Promissory Note shall occur. In the event of any adjustment to the Promissory Note pursuant to this <u>Section 2.6(a)</u>, the Sellers shall arrange for the prompt return to GESBG of the original Promissory Note for reissuance.

(b) Within five (5) Business Days following the Closing Date, the Sellers shall provide the Purchaser with receipts documenting all purchases of inventory for the Business made by any Company from any Person not Affiliated with either Seller. The Promissory Note shall be increased by the aggregate amount of such purchases, and the Sellers shall arrange for the prompt return to GESBG of the original Promissory Note for reissuance.

(c) On the date which is thirteen (13) months after the Closing Date, the Purchaser shall provide the Sellers a statement setting forth a calculation of the Net Receivables (based upon the amount actually received by the Companies during the one (1) year period following the Closing in respect of the Closing Accounts Receivable). If the Net Receivables (based upon the amount actually received by the Companies during the one (1) year period following the Closing in respect of the Closing Accounts Receivable) exceeds $250,000, the principal balance of the Promissory Note shall be increased by the amount of such excess. If the Net Receivables (based upon the amount actually received by the Companies during the one (1) year period following the Closing in respect of the Closing Accounts Receivable) is less than $250,000, the principal balance of the Promissory Note shall be decreased by the amount of such deficit. If the Net Receivables (based upon the amount actually received by the Companies during the one (1) year period following the Closing in respect of the Closing Accounts Receivable) are equal to $250,000, no adjustment to the Promissory Note shall occur. In the event of any adjustment to the Promissory Note pursuant to this <u>Section 2.6(c)</u>, the Sellers shall arrange for the prompt return to GESBG of the original Promissory Note for reissuance. On the date which is thirteen (13) months after the Closing Date, the Purchaser shall cause the Companies to assign to the Sellers each Closing Account Receivable in respect of which no funds were received during the period beginning on the Closing Date and ending on or prior to the twelve (12) month anniversary of the Closing Date (or proceeds thereof, if any).

2.7 Procedures with Vendors of the Business. Within a reasonable time after the Closing but in all events within 60 days from the Closing Date, the Sellers and financial persons for the Purchaser shall collaborate on a notice to be sent to all trade vendors of the Business with information on: (a) the general nature of the restructuring of the ownership of the Business and the business plans of the operations under the Purchaser, and (b) a procedure whereby each such vendor shall requalify its status with the Business and on such basis become aware that the Sellers shall have no legal exposure for any guaranties or financial assurances provided to such vendor.

ARTICLE III:
REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANIES AND THE SEPARATE REAL PROPERTY

Each Seller and each Company hereby, jointly and severally, represents and warrants to Purchaser as of the date hereof and again as of the Closing Date (not to apply to items requiring lists as of a prescribed date which shall be accurate as of the prescribed date), subject to the exceptions set forth in the Companies' disclosure schedule the following:

3.1 Existence; Good Standing. The Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia and has all requisite power and authority to own and operate its properties and to conduct its Business, as now conducted. Each LLC is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Georgia and has all requisite power and authority to own and operate its properties and to conduct its Business, as now conducted. Each Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of each other jurisdiction under which such licensing or qualification is necessary, except where the failure to be so licensed or qualified or to be in good standing would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.1, no Company has, during the five years preceding the date of this Agreement, been known or used any other corporate, trade or fictitious name or acquired all or substantially all of the assets, capital stock or operating units of any Person. No Company has, during the five years preceding the date of this Agreement, had a business location at any address other than the addresses set forth on Schedule 3.1.

3.2 Capitalization; Subsidiaries.

(a) The authorized capital stock of the Corporation consists of 10,000 shares of common stock, $1.00 par value, of which 500 shares have been issued and are outstanding, 250 shares of which are held by each Seller. On or prior to the Closing, all of the LLC Interests of each LLC (other than Wood-Tech, LLC) shall have been issued to and will be held by the Sellers, and the LLC Interests of Wood-Tech, LLC shall have been issued to and will be held by the Corporation All of the issued Equity Interests of the Companies are duly authorized, validly issued, fully paid and nonassessable, and none of them were issued in violation of any pre-emptive rights, rights of first offer or first refusal or similar rights, or in violation of the Securities Act or any other applicable securities law. There are not any authorized or outstanding: (i) options, warrants, calls, rights of first refusal or other rights of any character to acquire equity or debt interests from any Company or any phantom stock, stock appreciation rights or other contract rights intended to provide an economic return based on changes in the

value of any debt or equity securities of any Company; (ii) rights or Contracts to which a Company is a party requiring, or convertible securities of such Company outstanding which upon conversion would require, the issuance of any shares of capital stock or other equity interests of such Company or other securities convertible into shares of capital stock or other equity interests of such Company; (iii) contract rights or options pursuant to which a Company is required to or has the right to redeem, purchase or otherwise reacquire any equity securities, or other instrument convertible or exercisable into equity securities, of a Company. There are no Contracts to which a Company is a party or to which any other Person is a party with respect to: (i) the voting of any Equity Interests of a Company (including any proxy or director nomination rights); (ii) other than as reflected in the respective operating agreement for any LLC which are hereby construed to be amended (to the extent necessary) by the Sellers to permit the transfer contemplated hereby, the transfer of or transfer restrictions on any Equity Interests of a Company; or (iii) the granting of any other rights in respect of any Equity Interests of a Company (e.g. stock appreciation rights).

(b) Other than the Corporation's ownership of the membership interests of Wood-Tech, LLC: (i) no Company has any Subsidiaries; and (ii) no Company owns any shares, equity or debt securities or other ownership interest, directly or indirectly, in any other Person, nor is it party to any Contract to acquire any such shares, securities or other ownership interest.

3.3 No Conflict.

(a) Except for the Required Consents set forth on Schedule 2.3: (i) the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, or compliance by a Company or a Seller with any of the provisions thereof will not conflict with, or result in any violation or breach of, conflict with or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or give rise to any obligation of a Seller or a Company to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Liens upon any of the properties or assets of either Seller or any Company under, any provision of (a) the Organizational Documents of any Company; (b) to the Knowledge of the Sellers, any Material Contract or Permit; (c) any Order; or (d) any applicable Law; and (ii) no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Entity is required on the part of either Seller or any Company in connection with: (y) the execution and delivery of this Agreement and the other Transaction Documents, the compliance by the Sellers and the Companies with any of the provisions hereof and thereof, or the consummation of the transactions contemplated hereby and thereby; or (z) the continuing validity and effectiveness immediately following the Closing of any Company Permit or, to the Knowledge of the Sellers, Material Contract.

(b) Except for the Required Consents set forth on Schedule 2.3: (i) the compliance by the Bobo RE Entity with any of the provisions of the Deed will not conflict with, or result in any violation or breach of, conflict with or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or give rise to any obligation of the Bobo RE Entity to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Liens upon any of the

Separate Real Property, any provision of (a) the Organizational Documents of the Bobo RE Entity; (b) any material contract of the Bobo RE Entity or Permit; (c) any Order; or (d) any applicable Law; and (ii) no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Entity is required on the part of the Bobo RE Entity in connection with the execution and delivery of the Deed or the compliance by the Bobo RE Entity BG Land, LLC with any of the provisions thereof.

3.4 Financial Statements; Absence of Undisclosed Liabilities.

(a) Attached as Schedule 3.4(a) are correct and complete copies with respect to each of the Companies (although with respect to the Corporation, it shall be consolidated with Wood-Tech, LLC): (i) the internally prepared, unaudited balance sheet as of December 31, 2007 and the related unaudited statement of operations, owners' equity and cash flows for the year ended December 31, 2007 (the "***Year-End Financial Statements***"); and (ii) the internally prepared, unaudited balance sheet as of October 31, 2008 and the related unaudited, consolidated statements of operations, shareholders' equity and cash flows for the ten (10) month period then-ended (the "***Interim Financial Statements***" and, collectively with the Year-End Financial Statements, the "***Financial Statements***"). The Financial Statements have been prepared in accordance with modified accrual accounting principles, consistently applied, and present fairly, in all material respects, the financial condition and results of operations of the Companies as of the applicable dates, subject in each case to the exceptions and caveats set forth on Schedule 3.4(b).

(b) Except as set forth on Schedule 3.4(b), each Company maintains accurate and complete books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed only in accordance with management's authorization; (ii) transactions are recorded as necessary to permit preparation of the financial statements of each Company in accordance with its accounting method and to maintain accountability for the assets and liabilities of the Company; (iii) receipts and expenditures of each Company are executed only in accordance with management's authorization; (iv) unauthorized acquisition, disposition or use of assets is prevented or detected; and (v) accounts, notes and other receivables are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof. Such internal accounting controls are appropriate for a private company with operations of the size and scope of the operations of each Company for entities who are under no obligation to maintain audited financial statements. Except as set forth on Schedule 3.4(b), and to the best of Sellers' knowledge, there are no material weaknesses in the design or operation of such internal accounting controls that could adversely affect the ability of the Company to initiate, record, process and report financial data.

(c) The minute or other corporate books of each Company contain accurate records in all material respects of all meetings, actions without meetings and other corporate and company actions of its shareholders, members, Board of Directors or managers, as applicable, and any committees thereof. The stock ledger of the Corporation reflects all issuances, transfers, repurchases and cancellations of shares of the Corporation's capital stock. The membership interest ledger of each LLCs (as may be incorporated within the respective operating agreement for such LLC) reflects all issuances, transfers, repurchases and cancellations of such LLCs membership interests.

(d) As of the date of this Agreement, and except as set forth on the Year End Financial Statements and Interim Financial Statement, the Company has no Liabilities exceeding $5,000 other than: (i) accounts payable and accrued expenses incurred after the date of the Interim Financial Statements in the Ordinary Course of Business; (ii) executory obligations or liabilities under Contracts listed on Schedule 3.6 or that are not required to be listed thereon (but not including any liabilities or obligations arising out of any breach of Contract); and (iii) Liabilities incurred in connection with the transactions contemplated hereby.

3.5 Absence of Certain Changes. Since the date of the Interim Financial Statements, there has not been any event or change in the Business which has had or would reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3.5 and excluding ongoing activities and commitments related to fulfillment of the Corporation's obligations to construct improvements at its Ball Ground facility under the Bond Documents, since the date of the Interim Financial Statements, the Companies have conducted the Business and their respective affairs only in the Ordinary Course of Business, and have not:

(a) entered into any Material Contract other than those with customers in the Ordinary Course, or amended or terminated any Material Contract;

(b) made any capital expenditure(s) or entered into any commitment to make any capital expenditure, in each case that involve more than $5,000 individually or $25,000 in the aggregate;

(c) changed its authorized or issued capital stock or other equity interests; declared or paid any dividend or made any distribution or payment in respect of its capital stock or other equity interests; split, combined or reclassified its capital stock or other equity interests;

(d) amended any of their Organizational Documents;

(e) paid any bonuses, or increased any salaries or other compensation, to: (i) any of its directors, officers or management, or (ii) to other employees except in the Ordinary Course of Business, in each case other than such items that had been shown as accruals on the Interim Financial Statements;

(f) entered into or amended any employment, severance or similar Contract with any director, officer or other employee of any Company, or entered into any collective bargaining agreement;

(g) made any loan or advance to any Person, other than the extension of trade credit in the Ordinary Course of Business and advances to officers and other employees in excess of $500;

(h) entered into any transaction that would be required to be disclosed under Section 3.17;

(i) adopted, increased, accelerated or modified the schedule of payments or benefits under any Company Benefit Plan for or with any of the directors, officers or other employees of any Company, except in the Ordinary Course of Business;

(j) incurred any material Indebtedness or redeemed, retired or prepaid any Indebtedness for borrowed money, other than trade payables incurred in the Ordinary Course of Business, or guaranteed the obligations of another Person;

(k) acquired or agreed to acquire by merging or consolidating with, or by way of any other business combination, or by purchasing or exchanging any material portion of the capital stock, other equity interests or assets of, or by any other manner, any other Person;

(l) changed its accounting or Tax reporting principles, methods or policies or made or rescinded any election relating to Taxes or settled or compromised any claim relating to Taxes;

(m) commenced any Proceeding against any other Person other than collection activities in the Ordinary Course of Business, or received written notice of the commencement of any Proceeding against any Company; or

(n) agreed to do any of the foregoing.

3.6 <u>Contracts.</u> Schedule 3.6 sets forth a list of all of the following Contracts to which the Company is a party (collectively, the "***Material Contracts***"):

(a) any Contract under which any Company: (i) sold or purchased products or services pursuant to which the aggregate of payments due to or from the Companies in the one (1) year period ending on the date of this Agreement, was equal to or exceeded $5,000 and such Contract is not terminable at will upon one month (or less) notice (without penalty); and (ii) anticipates selling or purchasing products or services during the one year period after the date of this Agreement and such Contract either: (1) involves products or services in which the aggregate payments due to or from the Companies are expected to equal or exceed $5,000 in such one-year period; and (2) is not terminable at will upon one month (or less) notice (without penalty);

(b) any Contract for the employment of any executive or employee of any Company;

(c) any Contract under which any Company has agreed to indemnify any third Person with respect to, or to share, the Tax Liability of any third Person, other than Contracts with suppliers or customers in the ordinary course in which no payments on account of Tax Liabilities have been made or incurred or are reasonably expected to be made or incurred;

(d) any Contract involving a commitment of any Company to make a capital expenditure or to purchase a capital asset involving more than $5,000 individually or $10,000 in the aggregate;

(e) any Contract that contains a covenant not to compete or any other agreement or obligation that materially limits or will materially limit any Company from engaging in any business;

(f) any lease or similar agreement pursuant to which: (i) a Company is the lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any third Person for an annual rent in excess of $5,000; (ii) a Company is the lessor of, or makes available for use by any third Person, any tangible personal property owned by it for an annual rent in excess of $5,000; or (iii) a Company is the lessee of, or holds or uses, any real property owned by any third Person for an annual rent in excess of $5,000;

(g) any Contract establishing a partnership or joint venture;

(h) any asset purchase agreements, stock purchase agreements, and other acquisition or divestiture agreements and similar Contracts, including any Contracts relating to the sale, lease or disposal of any material properties or assets of a Company for consideration in excess of $5,000;

(i) any Contract relating to Indebtedness in excess of $5,000;

(j) any Contract related to a transaction that would be required to be disclosed pursuant to Section 3.17 other than transactions or Contracts among Companies; and

(k) all commitments and agreements to enter into any of the foregoing.

Except as set forth in Schedule 3.6, all Material Contracts are the legally valid and binding obligations of the Company party to such Material Contract and, to the Knowledge of the Sellers, are legally valid and binding obligations of the other respective parties thereto and are in full force and effect. Except as set forth in Schedule 3.6: (a) the Company is not in breach of, or default under, any Material Contract; and (b) to the Knowledge of the Sellers, no other party to any Material Contract is in breach thereof or default thereunder. The Sellers have provided the Purchaser access to copies of the written Material Contracts (including all amendments thereto).

3.7 Litigation. Except as set forth on Schedule 3.7, there is no Proceeding pending or, to the Knowledge of the Sellers, threatened against any Company or any of its properties, assets or officers, directors (in their capacities as such) or managers (in their capacities as such) and, to the Knowledge of the Sellers, there are no existing facts or circumstances that would reasonably be expected to result in such a Proceeding in either case. Except as set forth on Schedule 3.7, no Company is subject to any outstanding Order.

3.8 Taxes.

(a) All Tax Returns required to be filed by or on behalf of each Company and its Tax Affiliates have been duly and timely filed, and all such Tax Returns are true, complete and correct in all material respects. Sellers have delivered to Purchaser copies of all Income Tax Returns for all fiscal years ending on or after December 31, 2007. All Taxes payable by or on behalf of each Company and its Tax Affiliates have been fully and timely paid, or adequate provision therefore has been made on the Interim Financial Statements in accordance with GAAP. With respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due or owing, each Company and its Tax Affiliates has made due and sufficient accruals for such Taxes in the Financial Statements and its books and records. No Company or

its Tax Affiliates is currently the beneficiary of any extension of time within which to file any Tax Return. No material asset of any Company is subject to any Lien for unpaid Taxes and the Separate Real Property is not subject to any Lien for unpaid Taxes. Each Company and its Tax Affiliates have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and has duly and timely withheld and paid over to the appropriate Governmental Entity all amounts required to be so withheld and paid under all applicable Laws. For purposes of this Section 3.8, the term "***Tax Affiliate***" means each Company and other member of the Companies' consolidated, combined, unitary or similar group, if any, including the Bobo RE Entity.

(b) All deficiencies asserted or assessments made as a result of any examinations by any Governmental Entity of the Tax Returns of, or including, any Company and its Tax Affiliates have been fully paid, and there are no other audits or investigations by any Governmental Entity in progress, nor has any Seller, any Company or any Tax Affiliate received any notice from any Governmental Entity that it intends to conduct such an audit, examination or investigation.

(c) No Company has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code and has not been a party to or entered into any "listed transactions" within the meaning of Treasury Regulation Section 1.6011-4(b) or any other "reportable transactions" as defined therein.

(d) The Corporation (and any predecessor thereof) has been a validly electing S corporation within the meaning of Code Sections 1361 and 1362 at all times during its existence and will be an S corporation up to and including the Closing Date.

3.9 Employee Benefit Plans.

(a) True and complete copies of all documents comprising Company Benefit Plans (if any) including all plan documents (including any amendments thereto), trusts, summary plan descriptions (including any summary of material modifications and other material employee communications), IRS determination letters, insurance policies and service agreements, as applicable, and the three most recent annual reports on IRS Form 5500, audited financial statements, actuarial reports and non-discrimination tests for each Company Benefit Plan, if applicable, have been made available to the Purchaser. All Company Benefit Plans are listed in Schedule 3.9(a).

(b) Except as set forth in Schedule 3.9(b), all Company Benefit Plans are valid and binding and in full force and effect and there are no material defaults thereunder. Each Company Benefit Plan is now, and has always been maintained and administered in accordance with its terms and complies, in all material respects, with all applicable provisions of ERISA, the Code, and other applicable Law. Any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA maintained by a Company which is intended to be qualified under Section 401(a) of the Code has, to the extent applicable, received a determination letter from the IRS evidencing such qualification, and no facts or circumstances exist that has, or would reasonably be expected to have, an adverse effect on the qualified status of any such Company Benefit Plan. No Company provides any retiree health and life benefits under any Company

Benefit Plan, except for continuation coverage required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. No Proceeding with respect to any Company Benefit Plan is pending or, to the Knowledge of the Sellers, threatened, and to the Knowledge of the Sellers, there is no basis for any such Proceeding, other than any Proceeding which would reasonably not be expected to have a Material Adverse Effect. No Company has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) or any other action or a failure to act with respect to any Company Benefit Plan that is reasonably likely to subject a Company, any Company Benefit Plan or any fiduciary thereof to a tax or penalty imposed by either Section 4975 or 4980B of the Code or Section 502(i), 502(c), 502(1) and 601 through 608 of ERISA.

(c) No Company Benefit Plan subject to Title IV of ERISA (including any "multiemployer plan" as defined in ERISA) has been sponsored or contributed to by any Company or any Person that would be treated as a single employer with any Company under Section 414(b), (c), (m) or (o) of the Code (each, an "***ERISA Affiliate***").

(d) All contributions required to be made, and claims required to be paid, under the terms of any Company Benefit Plan have been timely made or reserves therefor on the Financial Statements have been established, which reserves are adequate in all material respects. All reports and documents with respect to each Company Benefit Plan required by ERISA or other applicable Laws to be filed or distributed have been timely filed or distributed in all material respects.

(e) The transactions contemplated by this Agreement will not cause the acceleration of vesting in, or payment of, any benefits under any Company Benefit Plan and shall not otherwise accelerate or increase any liability under any Company Benefit Plan.

(f) The assets of any Company Benefit Plan maintained by a Company and any ERISA Affiliate for the benefit of such Company's and any ERISA Affiliate's employees do not include any stock or securities issued by any Company or any ERISA Affiliate.

3.10 <u>Labor Matters.</u>

(a) Each Company is in compliance with all Laws governing the employment of labor, including all such Laws relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or Social Security Taxes and similar Taxes, except for any non-compliance which would result in any Losses less than $5,000.

(b) There is no collective bargaining or other labor union agreement to which a Company is a party or by which it is bound. No Company has encountered any labor union organizing activity, or had any actual or to the Knowledge of the Sellers, threatened employee strikes, work stoppages, slowdowns or lockouts. There are no unfair labor practice charges, grievances or complaints pending or, to the Knowledge of the Sellers, threatened, by or on behalf of any employee or group of employees of any Company. There are no complaints, charges, or claims against any Company pending, or to the Knowledge of the Sellers, threatened, to be brought or filed, with any Governmental Entity or arbitrator based on, arising out of, in

connection with, or otherwise relating to the employment or termination of employment of any individual by any Company or its Affiliates .

(c) No Company has effectuated: (i) any "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment of a Company; or (ii) any "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of a Company.

3.11 Real Property and Tangible Assets.

(a) Schedule 3.11(a)(i) sets forth a complete list of: (i) all real property and interests in real property owned in fee or otherwise by any Company (individually, an "***Owned Property***" and collectively, the "***Owned Properties***"); and (ii) all leases of real property by any Company (individually, a "***Real Property Lease***" and collectively, the "***Real Property Leases***", and the real property subject to the Real Property Leases being referred to herein as the "***Leased Real Property***", and, together with the Owned Properties, being referred to herein individually as a "***Company Property***" and collectively as the "***Company Properties***"). The Companies have indefeasible, good and marketable fee simple title to all Owned Properties, and the Bobo RE Entity has indefeasible, good and marketable fee simple title to the Separate Real Property, in each case free and clear of all Liens of any nature whatsoever except Permitted Liens and those Liens set forth on Schedule 3.11(a)(ii). The Company Properties, along with the Separate Real Property, comprise all of the real property used or intended to be used in the Business. With respect to the Owned Properties and the Separate Real Property, except as set forth on Schedule 3.11(a)(iii):

(i) there are no encroachments on the Owned Properties, and the improvements are situated entirely within the boundaries of the Owned Properties and within applicable building and set-back lines;

(ii) no portion of the Owned Properties are located within any Special Flood Hazard Area designated by the Federal Emergency Management Agency, or in any area similarly designated by any agency of any other Governmental Entity; no portion of the Land meets the definition of "wetlands" codified at 40 C.F.R. part 230.3(t), or has been similarly designated by any agency of any Governmental Entity; and no portion of the Owned Properties constitutes "wetlands" that have been filled, whether or not pursuant to appropriate permits; and

(iii) each Owned Property constitutes either a previously subdivided lot in compliance with applicable subdivision regulations and similar governmental requirements, or was created in a manner not subject thereto.

(b) With respect to the Leased Real Property, except as set forth on Schedule 3.11(b):

(i) each Company has good, valid and enforceable leasehold interests to the leasehold estate in the Leased Real Property granted to it pursuant to each pertinent lease;

(ii) each of the Real Property Leases has been duly authorized and executed by the Company party to such Real Property Lease and is in full force and effect; and

(iii) neither the Company party to such Real Property Lease nor, to the Knowledge of the Sellers, the other party thereto, is in default under any of such Real Property Leases nor has any event occurred which, with or without the giving of notice or the lapse of time, or both, would constitute a default by the Company party to such Real Property Lease or, to the Knowledge of the Sellers, the other party thereto.

(c) No notice of any increase in the assessed valuation of the Company Properties or Separate Real Property and no notice of any contemplated special assessment has been received by any Company and to the Knowledge of the Sellers, there is no threatened special assessment pertaining to any of the Company Properties or the Separate Real Property.

(d) The Company Properties are not and have not been, and the Separate Real Property is not and has not been, subject to any exemption from ad valorem Taxes that will result in imposition or increase of any Tax or penalty at Closing or upon any change in use of the Company Properties or Separate Real Property, as applicable.

(e) There are no parties (other than the Companies) in possession of any portion of the Company Properties or the Separate Real Property.

(f) No portion of the Company Properties or the Separate Real Property are subject to any pending condemnation or eminent domain Proceeding or other Proceeding by any Governmental Entity and, to the Knowledge of the Seller, there is no threatened condemnation or eminent domain Proceeding or other Proceeding with respect thereto.

(g) The classification of each parcel of Company Property and the Separate Real Property under applicable zoning laws, ordinances and regulations permits the use and occupancy of such parcel and the operation of the Businesses. The Companies' use or occupancy of the Company Properties (and BG Land, LLC's use or occupancy of the Separate Real Property) or any portion thereof or the operation of the Business as currently conducted or currently proposed to be conducted thereon is not dependent on a "permitted non-conforming use" or "permitted non-conforming structure" or similar variance, exemption or approval from any Governmental Entity.

(h) To the Knowledge of the Sellers, the current use and occupancy of the Company Properties and the Separate Real Property and the operation of the Business as currently conducted thereon and as currently proposed to be conducted thereon do not violate any easement, covenant, condition, restriction or similar provision in any instrument of record or other unrecorded agreement affecting such Company Property or Separate Real Property, as applicable. Neither the Sellers nor any Company has received any notice of violation of the foregoing.

(i) The Companies are in possession of and have good title to, or have valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in or reasonably necessary for the conduct of the Business (the "***Company Tangible Property***").

Schedule 3.11(i) sets forth an accurate and complete list of all of the Company Tangible Property, except that Schedule 3.11(i) does not contain: (A) a specific list of all spare parts, maintenance items, small tools, computer equipment and other tangible assets in the building and storage facility in Ball Ground, Georgia, but rather contains a general description of such building and storage facility and the Company Tangible Property contained therein; and (B) a specific list of the piles of wood mulch or wood product inventory of the Companies, but rather contains, by cross-reference to Schedule 3.24, a general description (without measurement) of such inventory. All the Company's Tangible Property is free and clear of all Liens, other than the Permitted Liens.

3.12 Intellectual Property. Schedule 3.12 sets forth a complete and correct list of: (i) all patented Intellectual Property of any Company and all pending patent applications owned or filed by any Company, and in each case specifies the owner thereof; (ii) all registered trademarks, service marks and domain names and material unregistered trademarks, service marks and trade names used by any Company, and specifies which Company is the owner thereof; (iii) all registered and material unregistered copyrights and all registered and material unregistered computer software owned by any Company, and specifies which Company is the owner thereof; (iv) all material license agreements in which a Company is a licensee of Intellectual Property; and (v) all material license agreements in which a Company is a licensor of Intellectual Property. The Sellers has made available to the Purchaser copies of all license agreements to which any Company is a party, either as licensor or licensee, with respect to any Intellectual Property necessary for the conduct of the Business, except for general software licenses not specific to the Business. Each Company is in compliance with all terms and provisions of all such license agreements to which such Company is a party, except for any non-compliance which would result in any Losses less than $2,500. The Companies have good title to or the right to use all Intellectual Property necessary for the conduct of the Business, as presently conducted, without the payment of any royalty or similar payment (other than recurring payments set forth as part of the Financial Statements), and to the Knowledge of the Sellers, no Company has infringed and no Company is presently infringing on any Intellectual Property of any other Person, and, to the Knowledge of the Sellers, no other Person has infringed or is presently infringing upon any Intellectual Property used in the conduct of the Business.

3.13 Environmental Matters. Each Company has, and its predecessors, if any, had, at all times since its and their inception been, and each Company presently is, in compliance in all material respects with all Environmental Laws. To the Knowledge of the Sellers, no Company or any predecessor thereof has utilized, treated, stored, processed, discharged, spilled or otherwise disposed of any Hazardous Material at any real property or any other facility owned or leased by any Company or such predecessor in violation of applicable Environmental Law.

3.14 Insurance. Set forth on Schedule 3.14 is a correct list, as of the date hereof, of all insurance policies maintained by the Companies. The Companies have made available to the Purchaser correct copies of all such insurance policies. As of the date of this Agreement, all such insurance policies are: (a) in full force and effect; and (b) sufficient for compliance by the Companies with all requirements of applicable Law and of all Material Contracts that require particular levels of insurance coverage.

3.15 Compliance with Laws; Permits.

(a) Except as set forth in Schedule 3.15(a), each Company has at all times since its inception been, and presently is being, operated in compliance with all applicable Laws, except for any non-compliance which would result in any Losses less than $5,000.

(b) Except as set forth in Schedule 3.15(a), no investigation, review or proceeding by any Governmental Entity with respect to any Company in relation to any alleged violation of Law is pending or, to the Knowledge of the Sellers, threatened, nor has any Governmental Entity indicated in writing an intention to conduct the same. No Company is party to any consent or similar agreement that materially restricts the conduct of the Business or which would otherwise reasonably be expected to have a Material Adverse Effect.

(c) The Companies have obtained all Permits necessary under applicable Law to conduct the Business (the "***Company Permits***") and all of the Company Permits are valid and in full force and effect in all material respects. Except as set forth in Schedule 3.15(b), no defaults or violations exist or have been recorded in respect of any of the Company Permits. No proceeding is pending or, to the Knowledge of the Sellers, threatened, concerning the revocation, limitation or non-renewal of any Company Permit.

3.16 Certain Payments. No Company, any predecessor nor any of their respective directors, managers, officers, agents or employees (in their capacities as such) has or had: (a) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns in violation of the Foreign Corrupt Practices Act of 1977, as amended; or (b) made any other unlawful payment, gift or contribution, in each case for the purpose of: (x) obtaining favorable treatment in securing business; (y) paying for favorable treatment for business secured; or (z) obtaining special concessions or for special concessions already obtained.

3.17 Related Transactions. Other than transactions among the Companies or as set forth on Schedule 3.17, no Company is party to any direct or indirect business arrangement or relationship with any Affiliate, equity owner, director, manager, officer or other employee of any Company. Except as set forth on Schedule 3.17, no Affiliate, equity owner, director, manager, officer or other employee of any Company personally owns, directly or indirectly, any material property or right (whether tangible or intangible) that is used in the Business. Other than obligations to pay compensation arising in the Ordinary Course of Business and business expenses after submission of documentation, there are no debts or other obligations owed by any Company to any Affiliate, equity owner, director, manager, officer or other employee of any Company.

3.18 Bank Accounts. Schedule 3.18 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which any Company maintains accounts of any nature, the account numbers of all such accounts and the names of all persons authorized to draw thereon or make withdrawals therefrom.

3.19 Powers of Attorney; Guarantees. With the exception of a standard power of attorney held by a Company's independent certified public accounting firm with respect to dealings with Taxing authorities, except as set forth on Schedule 3.19, no Person holds a power

of attorney to act on behalf of any Company. No Company has any obligation to act under any outstanding power of attorney or any obligation or liability, either accrued, accruing or contingent, as guarantor, surety, co-signor, endorser (other than for purposes of collection in the Ordinary Course of Business), co-maker or indemnitor in respect of the obligation of any Person.

3.20 Material Suppliers; Material Customers.

(a) Schedule 3.20(a) lists the twenty (20) largest suppliers of the Business, on the basis of cost of goods or services purchased for the most recently-completed fiscal year (the "***Material Suppliers***"). Except as set forth on Schedule 3.20(a), no Material Supplier has ceased or materially reduced its sales or provision of services to the Companies the most recently-completed fiscal year, or to the Knowledge of the Sellers, has threatened to cease or materially reduce such sales or provision of services after the date hereof. No Company has received notice that any Material Supplier is threatened with any bankruptcy or insolvency Proceeding. There are no unfulfilled minimum revenue commitments or unsatisfied minimum commitment periods under any Contract with any Material Supplier.

(b) Schedule 3.20(b) lists the twenty (20) largest customers of the Business, on the basis of the dollar value of products of the Business purchased therefrom for the most recently-completed fiscal year (the "***Material Customers***"). Except as set forth on Schedule 3.20(b), no Material Customer has ceased or materially reduced its purchases from the Business since the most recently-completed fiscal year, or to the Knowledge of the Sellers, has threatened to cease or materially reduce such provision of services after the date hereof. No Company has received notice that any Material Customer is threatened with any bankruptcy or insolvency Proceeding. There are no unfulfilled minimum revenue commitments or unsatisfied minimum commitment periods under any Contract with any Material Customer.

3.21 Accounts Receivable and Payable. Schedule 3.21 shows a list of the accounts receivable of the Companies as of December 31, 2008, together with an aging of such account as well as expected mean payment date based on the prior payment history for such account (or category of account). Since December 31, 2007, no Company has modified in any material respect any of its accounts receivable collection or accounts payable payment policies or practices and has not offered or received any discounts or credits inconsistent with the past practices of the Companies. All accounts receivable as set forth on the Financial Statement or arising since the date thereof have arisen only in the Ordinary Course of Business for goods actually sold and delivered or services actually or to be performed, are not (except as otherwise reserved for in the Financial Statements) subject to any set-offs or counterclaim and, unless collected prior to the date hereof, are legally due and payable in accordance with the terms of the Contract under which they arose. The Companies have not instituted, nor will institute, any procedures to accelerate collection of any accounts receivable or make any other change in policies or procedures that would affect its collection activities in the Ordinary Course of Business consistent with the Companies' historical collection practices. None of the Companies' accounts payable as of the date hereof is more than sixty (60) days past due.

3.22 Specifically Designated Individuals. Neither Seller, the Company nor any of their Affiliates is a country, individual or entity named on the Specifically Designated National and Blocked Persons (SDN) list issued by the Office of Foreign Asset Control of the Department of the Treasury of the United States.

3.23 Net Receivables. Schedule 3.23 sets forth the spreadsheet (the "***Net Receivables Spreadsheet***") relied upon by the Parties in arriving at the $250,000 target for Net Receivables.

3.24 Inventory. The Companies have an adequate amount of inventory to operate the Business in the Ordinary Course of Business. Schedule 3.24 shows an accurate general description (without measurement) of the piles on wood mulch or wood product current inventory of the Companies.

3.25 Disclosure. None of the representations or warranties made by the Sellers in this Article III contains, or will contain at the Closing, any untrue statement of material fact or omits, or will omit at the Closing, to state any material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV:
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller hereby represents and warrants to the Purchaser as of the date hereof and again as of the Closing Date, as follows:

4.1 Authority; Enforceability.

(a) Such Seller has all requisite capacity to execute and deliver this Agreement and each other Transaction Documents, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by all required action on the part of such Seller.

(b) This Agreement has been, and each of the other Transaction Documents will be at or prior to the Closing, duly and validly executed and delivered by such Seller and (assuming due authorization, execution and delivery by Purchaser (if required)) this Agreement constitutes, and each of the other Transaction Documents when so executed and delivered will constitute, legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with its terms, except for the Equitable Exceptions.

4.2 Title to Shares. Each Seller is the record, beneficial and lawful record owner of the Equity Interests as set forth on Schedule 4.2, and has good, valid and marketable title to the Equity Interests set forth on Schedule 4.2, free and clear of any and all Liens. There are no Contracts between such Seller and any other Person with respect to the acquisition, disposition or voting of, or any other matters pertaining to, any of the Equity Interests or any other equity interests of any Company. Such Seller has the power, capacity and authority to sell, transfer, assign, exchange and deliver the Equity Interests, as provided in this Agreement, and such delivery will convey to Purchaser good and marketable title to such Equity Interests free and clear of any and all Liens and restrictions other than restrictions of general applicability imposed by federal or state securities Laws.

4.3 Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

4.4 Investment Purpose. Such Seller is acquiring the Equity Consideration for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, nor with any present intention of distributing the same.

4.5 Restrictions on Transfer. Such Seller understands and agrees that: (i) the issuance of the Equity Consideration has not been and will not be registered under the Securities Act or any state securities Laws by reason of a specific exemption from the registration provisions of the Securities Act and state securities Laws, the availability of which depends upon, among other things, the bona fide nature of such Seller's investment intent and the accuracy of such Seller's representations as expressed herein; (ii) the Equity Consideration may not be transferred, sold or otherwise disposed of unless such transfer, sale or disposition is registered under the Securities Act or is exempt from registration under the Securities Act; and (iii) an appropriate legend will be affixed to the certificates evidencing the Equity Consideration with respect to the foregoing.

4.6 Discussions with Purchaser. Such Seller has had an opportunity to discuss the Purchaser's business, management and financial affairs with the Purchaser's management. Such Seller has also had an opportunity to ask questions of officers of the Purchaser. Such Seller understands that such discussions, as well as any written information issued by the Purchaser, were intended to describe the material aspects of the Purchaser's business and prospects but were not a thorough or exhaustive description. Such Seller acknowledges that it is able to fend for itself, is relying solely upon the representations and warranties of the Purchaser set forth herein and its own investigations with respect to the Purchaser in acquiring the Equity Consideration, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of receiving the Equity Consideration.

4.7 Accredited Investor. Such Seller is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities Act, as presently in effect, because he had an individual income in excess of $200,000 in each of the two most recent years or joint income with his spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

ARTICLE V: REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Sellers as of the date hereof and again as of the Closing Date, as follows:

5.1 Existence; Good Standing; Authority; Enforceability.

(a) The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia and has all requisite power and authority to own and operate its properties and to conduct its business as now conducted. The Purchaser is

duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of each other jurisdiction under which such licensing or qualification is necessary, except where the failure to be so licensed or qualified or to be in good standing would not reasonably be expected to have a material adverse effect upon on the ability of the Purchaser to perform its obligations under this Agreement and each other Transaction Document to which it is a party.

(b) The Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party, the performance by the Purchaser of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Purchaser, and no other corporate authorization or proceedings on the part of the Purchaser are required therefor.

(c) This Agreement has been, and each of the other Transaction Documents will be at or prior to the Closing, duly and validly executed and delivered by the Purchaser and (assuming due authorization, execution and delivery by the Seller) this Agreement constitutes, and each of the other Transaction Documents to which Purchaser is a party when so executed and delivered will constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms, except for the Equitable Exceptions.

5.2 **No Conflict.** Neither the execution, delivery or performance by the Purchaser of this Agreement and the other Transaction Documents to which the Purchaser is a party, nor the consummation by the Purchaser of the transactions contemplated by hereunder or thereunder, will violate, conflict with, breach or constitute a default under (in each case, with or without the giving of notice, the lapse of time or both), any of the provisions of: (a) any of the Organizational Documents of the Purchaser; (b) any material Contract to which the Purchaser is a party, or by which the Purchaser or any of its properties is bound; or (c) any Law applicable to the Purchaser or any of its properties.

5.3 **SEC Reports; Financial Statements.**

(a) Purchaser has on a timely basis filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission ("***SEC***") since January 1, 2008, including without limitation its Annual Report on Form 10-K for the fiscal year of Purchaser ended December 31, 2007, its Quarterly Reports on Form 10-Q for each of the first three fiscal quarters of 2008, and any other documents required under the Securities Exchange Act of 1934 ("***Exchange Act***") or the Sarbanes-Oxley Act of 2002(collectively, the "***Purchaser SEC Reports***"), except that Purchaser filed a Current Report on Form 8-K in an untimely manner to report the resignation of Thomas Endres as Purchaser's Chief Operating Officer in March 2008.

(b) The Purchaser SEC Reports (i) were prepared in accordance with the requirements of the Exchange Act in all material respects, and (ii) did not at the time they were filed with the SEC, or if thereafter amended, at the time of such amendment, contain any untrue

statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(c) Purchaser has established and maintains disclosure controls and procedures (as such term is defined in Section 13(b)(2)(B) and Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Neither the auditors of Purchaser nor the audit committee of the Board of Directors of Purchaser have been advised of: (x) any significant deficiencies or material weaknesses in the design or operation of the internal controls over financial reporting (as such term is defined in Section 13(b)(2)(B) and Rules 13a-15(f) and 15d-15(d) of the Exchange Act) of Purchaser and its subsidiaries which could adversely affect Purchaser's ability to record, process, summarize and report financial data, or (y) any fraud, whether or not material, that involves management or other employees who have a role in the internal controls over financial reporting of Purchaser and its subsidiaries.

(d) The financial statements of Purchaser and its Subsidiaries included in the Purchaser SEC Reports (including the related notes) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including, without limitation, Regulation S-X), were or will be prepared in accordance with GAAP during the periods and at the dates involved (except as may be indicated in the notes thereto and except, in the case of unaudited statements, to the extent permitted by Regulation S-X for Quarterly Reports on Form 10-Q), and fairly present the consolidated financial condition of Purchaser and its Subsidiaries at the dates thereof and the consolidated results of operations and cash flows for the periods then ended. Except as reflected in Purchaser's unaudited balance sheet at September 30, 2008, or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP), or for liabilities incurred in the ordinary course of business since September 30, 2008 consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, neither Purchaser nor any Purchaser subsidiary has any material liabilities or obligations of any nature.

(e) There are no securitization transactions or "off-balance sheet arrangements" (as defined in Item 303(a)(4)(ii) of Regulation S-K of the SEC) effected by Purchaser or any Purchaser subsidiary since December 31, 2007.

5.4 Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

ARTICLE VI:
COVENANTS

6.1 Affirmative Covenants. From the date of this Agreement until the Closing Date or the earlier termination of this Agreement (the "***Pre-Closing Period***"), the Sellers shall cause the Companies to conduct the Business in the Ordinary Course of Business, except as otherwise expressly contemplated by this Agreement, and to use commercially reasonable efforts to preserve substantially intact the Business and all of its assets and properties, keep available the services of its current officers and significant employees, and maintain in all material respects its

current relations and goodwill with vendors, customers, suppliers and other Persons having business relationships with a Company.

6.2 Negative Covenants Concerning the Company. During the Pre-Closing Period, without the prior notification to Purchaser (represented by (N) below) or written consent of the Purchaser, not to be unreasonably withheld or delayed (represented by (C) below, except: (i) as otherwise expressly contemplated by this Agreement; or (ii) as set forth on Schedule 6.2, the Sellers agrees to cause each Company to not:

(a) enter into, amend or terminate any Material Contract or any Contract which, upon execution, would be a Material Contract (N);

(b) amend or terminate any Contract with a Material Supplier or Material Customer (C);

(c) make any capital expenditure or enter into any commitment therefore above the amount set forth in Section 3.5(b) (N);

(d) change its authorized or issued capital stock or other equity interests; issue or grant any debt security, warrant, option, right to purchase or similar right regarding its capital stock or other equity interests; purchase, redeem, retire or otherwise acquire any of its capital stock or other equity interests; declare or pay any dividend or make any distribution or payment in respect of its capital stock or other equity interests; split, combine or reclassify its capital stock or other equity interests (C);

(e) amend any of its Organizational Documents (C);

(f) pay any bonuses, or increased any salaries or other compensation, to any of its directors, officers or managers (C) or other employees (N);

(g) enter into or amend any employment, severance or similar Contract with any director, officer, manager, consultant, agent or employee of any Company, terminate the employment of any officer or enter into any collective bargaining agreement (C);

(h) make any loan or advance to any Person, other than the extension of trade credit in the Ordinary Course of Business and advances to officers and other employees not in excess of $500 in the Ordinary Course of Business (C);

(i) enter into any transaction that would be required to be disclosed under Section 3.17 (C);

(j) adopt, increase, accelerate or modify the schedule of payments or benefits under any Company Benefit Plan for or with any of the directors, officers, consultants, agents or employees of a Company, except in the Ordinary Course of Business (C);

(k) incur any Indebtedness or redeem or prepay in advance of maturity any Indebtedness, other than trade payables incurred in the Ordinary Course of Business, or guarantee of the obligations of another Person or create or cause any Lien to be placed on any Company, its assets or the Business (C);

(l) sell, encumber or otherwise transfer any tangible or intangible assets having a fair market value in excess of $5,000 individually or $10,000 in the aggregate (C);

(m) acquire or agree to acquire by merging or consolidating with, or by way of any other business combination, or by purchasing or exchanging any of the capital stock, other equity interests or assets of, or by any other manner, any other Person (C);

(n) except to the extent required by applicable Law, permit any material change in: (i) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of any Company; or (ii) any method of calculating any bad debt, contingency or other reserve of any Company for accounting, financial reporting or Tax purposes and (iii) permit any change in the fiscal year of any Company(C);

(o) commence any Proceeding against any other Person involving more than $5,000, or settle or compromise any such Proceeding (C); or

(p) commit to do any of the foregoing (as following the (C) or (N) above).

6.3 **Negative Covenant Concerning the Seller.** During the Pre-Closing Period, each Seller agrees to not transfer any of its Equity Interests or subject such Equity Interests to any Liens.

6.4 **Access to Information.** During the Pre-Closing Period the Sellers will, and will cause each Company to: (a) provide the Purchaser and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Companies and their assets and properties and books and records; and (b) furnish the Purchaser and such other Persons with all such information and data (including copies of Contracts, Company Benefit Plans and other books and records) concerning the Business and the Separate Real Property as the Purchaser or any of such other Persons reasonably may request in connection with such investigation.

6.5 **Press Releases.** During the Pre-Closing Period, the Parties will, and will cause each of their Affiliates to, maintain this Agreement in confidence, keeping the existence hereof and all terms confidential, and will not, and will cause each of their Affiliates not to, issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated by this Agreement without the prior consent of the Sellers, on the one hand, and the Purchaser, on the other hand, except as otherwise required to comply with applicable Law or stock exchange rules.

6.6 **No Solicitation.** During the Pre-Closing Period, the Sellers shall, and shall cause the Companies and each of their respective Affiliates, directors, managers, officers, partners, shareholders, managers, trustees, employees, agents and advisors (collectively, the "***Seller Representatives***") to, deal exclusively with the Purchaser and its designated Affiliates and representatives regarding any and all acquisitions of and investments in the Companies or the Separate Real Property, whether by way of merger, consolidation or other business combination with any other Person, purchase or exchange of capital stock or other equity interests, purchase of assets or otherwise (an "***Alternative Transaction***") and, without the prior consent of the

Purchaser, the Sellers shall not, and shall cause the Companies and the Seller Representatives to not:

(a) solicit, initiate or otherwise engage in any negotiations, discussions or other communications with any other Person relating to any Alternative Transaction;

(b) provide information or documentation to any other Person with respect to the Company or any of its businesses or assets in respect of any Alternative Transaction; or

(c) enter into any Contract or understanding with any other Person in respect of any Alternative Transaction.

If either Seller, any Company or any of the Seller Representatives receive an unsolicited inquiry, offer or proposal relating to an Alternative Transaction, the Sellers shall immediately notify the Purchaser thereof, including information as to the contents and terms of such inquiry, offer or proposal and the identity of the Person making such inquiry, offer or proposal.

6.7 Notification. During the Pre-Closing Period, the Sellers will promptly notify the Purchaser in writing if either Seller becomes aware of any fact or condition that causes or constitutes a breach in any material respect of any of either Seller's representations and warranties contained in this Agreement, or if either Seller becomes aware of the occurrence during the Pre-Closing Period of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty in any material respect had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. No notice given pursuant to this Section 6.7 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit the Purchaser's right to seek indemnity under Article IX.

6.8 Further Action. From and after the Closing, the Purchaser and each Seller shall use their respective good faith commercially reasonable efforts to, at such party's own expense, take or cause to be taken all appropriate action, do or cause to be done all things necessary, proper or advisable, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

ARTICLE VII: TAX MATTERS

7.1 Tax Returns.

(a) The Sellers shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for each Company for any periods ending on or prior to the Closing Date. The Sellers shall permit the Purchaser to review and consent (such consent not to be unreasonably withheld) to the Tax Returns for each Company prior to the Sellers' filing of such Tax Returns. Sellers shall, jointly and severally, bear the cost for the preparation and filing of any Tax Returns prepared and filed pursuant to this Section 7.1(a). To the extent permitted by

applicable Law, the Sellers shall include any income, gain, loss, deduction or other Tax items for such periods on their Tax Returns in a manner consistent with the Companies' historical practice.

(b) The Purchaser shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for each Company for all periods beginning before and ending after the Closing Date. The Purchaser shall permit the Sellers to review and comment on each such Tax Return described in the preceding sentence prior to filing.

7.2 Cooperation Regarding Tax Matters.

(a) The Parties shall, and shall cause the Companies to, cooperate fully, as and to the extent reasonably requested by any of them, in connection with the filing of Tax Returns pursuant to this Article VII and any audit or Proceeding with respect to Taxes. Such cooperation shall include retaining and, upon the reasonable request of any Party, providing records and information that are reasonably relevant to any such filing or any audit or Proceeding relating thereto and making employees, agents, officers, managers and directors, including those responsible for preparing, maintaining and interpreting information and documents relevant to Taxes or reasonably required as witnesses or for purposes of providing information or documents in connection with any such Proceeding, available on a mutually convenient basis. The Parties shall, and shall cause the Companies to: (i) retain all books and records with respect to Tax matters pertinent to the Companies relating to any taxable period beginning before the Closing Date until expiration of the statute of limitations (and, to the extent notified by the applicable Party, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority; and (ii) give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if a Party so requests, the Purchaser or the Sellers, as the case may be, shall allow the other Party to take possession of such books and records.

(b) The Parties shall, upon the reasonable request of any of them, use their respective commercially reasonable efforts to obtain any certificate or other document from any Tax Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could reasonably be expected to be imposed, including with respect to the transactions contemplated by this Agreement.

7.3 Tax Sharing Agreements. The Sellers shall terminate, effective as of the Closing Date, all Tax sharing, Tax allocation, Tax reimbursement or similar Contracts with respect to or involving any Company and cause rights or obligations under such Contracts to be no longer enforceable, and, after the Closing, no Company shall be bound thereby or have any Liability thereunder.

7.4 Refunds. Any Tax refund that a Company or the Purchaser receives after the Closing Date that relates to a period ending on or prior to the Closing Date shall be for the benefit of the Sellers, and the Purchaser shall pay or cause such Company to pay the amount of such refund to the Sellers within fifteen (15) Business Days after receipt thereof by such Company. Notwithstanding the foregoing, the Sellers shall not be entitled to any refund to the extent it results from the carryback of losses or other items from a Post-Closing Tax Period to a Pre-Closing Tax Period.

7.5 Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid 50% by the Sellers, on the one hand, and 50% by the Purchaser, on the other hand, in each case when due, and the Sellers shall, at their sole expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable Law, the Purchaser shall, and shall cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

ARTICLE VIII:
CONDITIONS TO CLOSING

8.1 Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the Closing shall be subject to the satisfaction (or waiver by the Sellers), at or prior to the Closing, of each of the following conditions:

(a) each of the representations and warranties of the Purchaser contained in this Agreement shall been be true and correct in all material respects (except for such representations and warranties that are qualified by their terms as to materiality, which representations and warranties as so qualified shall be true and correct in all respects) as of the Closing Date;

(b) each of the covenants and agreements contained in this Agreement to be performed by the Purchaser at or before the Closing shall have been performed in all material respects by the Purchaser at or before the Closing;

(c) no Law or Order shall have been enacted, issued, promulgated, enforced or entered by any Governmental Entity that prohibits the consummation of the transactions contemplated by this Agreement;

(d) the Required Consents shall have been obtained and all personal guaranties of the Sellers on the Company's Indebtedness released;

(e) the Purchaser's Board of Directors shall have been increased by one position, and James Bobo shall have been elected to fill that position; and

(f) Purchaser shall have complied with Section 2.4(b).

8.2 Conditions to Obligation of the Purchaser. The obligation of the Purchaser to consummate the Closing shall be subject to the satisfaction (or waiver by the Purchaser), at or prior to the Closing, of each of the following conditions:

(a) each of the representations and warranties of the Sellers contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms as to materiality, which representations and warranties as so qualified shall be true and correct in all respects) as of the Closing Date;

(b) each of the covenants and agreements contained in this Agreement to be performed by either Seller at or before the Closing shall have been performed in all material respects by such Seller at or before the Closing;

(c) no Law or Order shall have been enacted, issued, promulgated, enforced or entered by any Governmental Entity that prohibits the consummation of the transactions contemplated by this Agreement;

(d) the Purchaser shall have received a written consent from the Bank of North Georgia approving the transactions contemplated by this Agreement and the Liens granted pursuant to the Promissory Note;

(e) there shall not have occurred any Material Adverse Effect since the date of this Agreement;

(f) the Purchaser shall have received evidence reasonably satisfactory to the Purchaser of payment in full of all Transaction Fees, the release of all Liens on the Equity Interests as of the Closing Date and that the Companies have at least $50,000 of cash-on-hand;

(g) Each Seller shall have complied with Section 2.4(a);

(h) the Purchaser shall have received an opinion from Burr & Forman LLP, counsel to Sellers, in form and substance acceptable to Purchaser and its counsel;

(i) the Purchaser shall be satisfied, in its sole discretion, with its continuing due diligence, including the results of a Phase I environmental report for the Resource Recovery Facility (to be obtained by Purchaser at its own cost and expense);

(j) the Purchaser shall have received independent confirmation that a Phase I for the Resource Recovery Facility had not been previously required by any Governmental Entity or third party providing financing therefor;

(k) the Purchaser shall have received independent confirmation that no bonds were required for the Resource Recovery Facility;

(l) Purchaser shall have received an owner's policy of title insurance insuring GESBG's fee simple ownership interest in the Separate Real Property and the Leasehold Title Policy; and

(m) no Proceeding shall be pending or threatened before any Governmental Entity wherein a judgment or ruling would be reasonably likely to prohibit the consummation of the transactions contemplated by this Agreement, declare unlawful the transactions contemplated by this Agreement, cause such transactions to be rescinded or materially and adversely affect the right of any Company to own or operate the Business.

ARTICLE IX:
INDEMNIFICATION

9.1 Survival of Representations and Warranties; Indemnification Obligations.

(a) Subject to the limitations and other provisions of this Agreement, the representations and warranties of the Parties contained herein, as the case may be, shall survive the Closing and shall remain in full force and effect until, and shall terminate on, May 1, 2010, except that: (i) the representations and warranties set forth in Section 3.8 (Taxes), Section 3.9 (Employee Benefit Plans) and Section 3.13 (Environmental Matters) shall survive the Closing until expiration of the applicable statute of limitations for the matters described in such representations and warranties; and (ii) the representations and warranties set forth in Section 3.1 (Existence; Good Standing), Section 3.2 (Capitalization; Subsidiaries), Section 3.11(a) (only with respect to the second sentence thereof (Title to Real Property)), Section 3.11(i) (only with respect to the first sentence thereof (Title to Personal Property)), Section 4.1 (Authority; Enforceability), Section 4.2 (Title to Shares), and Section 5.1 (Existence; Good Standing; Authority; Enforceability) (collectively, the representations and warranties described in clauses (i) and (ii) are referred to as the "***Fundamental Representations***") shall survive the Closing indefinitely. With respect to indemnification claims hereunder relating to each representation and warranty, the termination date of such representation and warranty provided for above in this Section 9.1(a) is referred to as its "***Indemnification Cut-Off Date***." No Party shall have any obligation under this Article IX with respect to any representations and warranties following the applicable Indemnification Cut-Off Date; provided, however, that if a Notice of Claim pursuant to Section 9.2 has been provided prior to the applicable Indemnification Cut-Off Date by a Purchaser Indemnified Party or Seller Indemnified Party, as applicable, then the relevant representations and warranties shall survive as to the claim(s) set forth in such Notice of Claim, whether a Third Party Claim or otherwise, and any other claim(s) reasonably related thereto, until all of such claim(s) have been finally resolved.

(b) Subject to the other provisions of this Article IX, the Sellers shall, jointly and severally, indemnify and hold harmless the Purchaser and each of its Affiliates (which, following the Closing, shall include each Company) and its and their respective directors, officers, employees, stockholders, partners, members, managers, agents and representatives (each, a "***Purchaser Indemnified Party***") from and against, and pay to the Purchaser Indemnified Parties, any and all Losses, whether or not involving a Third Party Claim, actually incurred (and as incurred) by such Purchaser Indemnified Party arising out of: (i) any breach of, or inaccuracy in, any representation and warranty given by a Seller or a Company in this Agreement; (ii) any breach of any covenant or agreement of a Seller or, solely with respect to the Pre-Closing Period, a Company, contained in any Transaction Document; or (iii) any Taxes imposed, or threatened to be imposed, on a Company with respect to: (A) any taxable year or period ending on or before the Closing Date; or (B) any taxable year or period beginning before and ending after the Closing Date, for the portions of such taxable year or period ending on or prior to the Closing Date. For the avoidance of doubt, the indemnification rights under this Section 9.1(b) shall be in addition to the indemnification rights relating to the Seller's representations and warranties set forth in Section 3.8 (Taxes) or obligations contained in Article VII.

(c) Subject to the other provisions of this Article IX, from and after the Closing, the Purchaser shall indemnify each Seller (each, a "***Seller Indemnified Party***") for any Losses, whether or not involving a Third Party Claim, actually incurred (and as incurred) by the Seller Indemnified Party arising out of: (i) any breach of the Purchaser's representations and warranties contained in this Agreement; (ii) any breach of any covenant or agreement of the

Purchaser contained in any Transaction Document; or (iii) any Taxes imposed, or threatened to be imposed, on a Company with respect to: (A) any taxable year or period beginning after the Closing Date; or (B) any taxable year or period beginning before and ending after the Closing Date, for the portions of such taxable year or period after the Closing Date. In addition, subject to the other provisions of this Article IX, Purchaser shall cause GESBG to indemnify each Seller for any amounts paid by such Seller to a secured lender to the Companies as a result of such secured lender's acceleration of any indebtedness to the Companies resulting in such secured lender's enforcement of any such personal guaranty.

9.2 Indemnification Claim Procedures.

(a) Promptly after obtaining actual knowledge of any matter that a Purchaser Indemnified Party or Seller Indemnified Party, as applicable (the "***Indemnified Party***"), acting in good faith, reasonably believes will entitle the Indemnified Party to indemnification from the other party (the "***Indemnifying Party***") under Section 9.1(b) or Section 9.1(c), as applicable, the Indemnified Party shall promptly provide to Indemnifying Party notice describing the matter in reasonable detail, including the nature of the Claim, the basis for the indemnification obligation and the Losses resulting therefrom (a "***Notice of Claim***"); provided that the failure to so notify the Indemnifying Party promptly shall not relieve the Indemnifying Party of such Indemnifying Party's Liabilities hereunder except to the extent such failure shall have actually and materially prejudiced the Indemnifying Party. To the extent that any such matter relates to a Claim or Proceeding by a third party that is not an Affiliate of a Seller or the Purchaser (as applicable), such Claim or Proceeding is referred to herein as a "***Third Party Claim***," which is governed by Section 9.3.

(b) For Claims for indemnification under this Article IX other than those relating to Third Party Claims, the Indemnifying Party shall have fifteen (15) days after its receipt of the Notice of Claim to respond to the claim(s) described therein. Such response shall set forth, in reasonable detail, the Indemnifying Party's objection(s) to the Claim(s) and its bases for such objection(s). If the Indemnifying Party fails to provide such a response with such time period, the Indemnifying Party will be deemed to have conceded the claim(s) set forth in the Notice of Claim. If the Indemnifying Party provides its response within such time period, the Indemnified Party and the Indemnifying Party shall negotiate the resolution of the Claim(s) for a period of not less than twenty (20) Business Days after such response is provided. If the Indemnifying Party and the Indemnified Party are unable to resolve any such claim(s) within such time period, the Indemnified Party shall be entitled to pursue any legal remedies available to the Indemnified Party against the Indemnifying Party with respect solely to the unresolved Claim(s), subject to the provisions of this Article IX. The Indemnifying Party shall pay any amounts determined to be owed to the Indemnified Party in accordance with this Article IX in cash as soon as reasonably practicable after any such determination.

9.3 Third Party Claims.

(a) If any Third Party Claim would entitle the Indemnified Party to indemnity pursuant to this Article IX, the Indemnifying Party shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to the Indemnified Party's claim for indemnification at the Indemnifying Party's expense, and at the Indemnifying Party's option (subject to the limitations set forth below) shall be entitled to express its desire to

control the defense and thereby appoint lead counsel of such defense with a reputable counsel reasonably acceptable to the Indemnified Party; provided that as a condition precedent to the Indemnifying Party's right to assume control of such defense, it must first enter into an agreement with the Indemnified Party (in form and substance reasonably satisfactory to the Indemnified Party) pursuant to which the Indemnifying Party agrees to be fully responsible (with no reservation of rights) for all Losses relating to such Third Party Claims and that it will provide full indemnification to the Indemnified Party for all Losses relating to such Third Party Claim (subject to any limitations set forth in this Agreement).

(b) Notwithstanding any provision herein to the contrary, the Indemnifying Party shall not have the right to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party, if the Third Party Claim which the Indemnifying Party seeks to assume control: (i) seeks non-monetary relief; (ii) involves criminal or quasi-criminal allegations; or (iii) involves a Claim which, upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend.

(c) If the Indemnifying Party is permitted to assume the defense of a Third Party Claim, it shall thereafter promptly inform the Indemnified Party of all material developments related thereto. If the Indemnifying Party is permitted to assume and control the defense and elects to do so, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless: (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing; or (ii) the Indemnified Party has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party.

(d) If the Indemnifying Party shall control the defense of any such Third Party Claim: (i) the Indemnified Party shall reasonably cooperate with the Indemnifying Party in the defense thereof, including making available to the Indemnifying Party all witnesses, records, materials and information in the Indemnified Party's possession, under its control or to which it may have access as may be reasonably required by the Indemnifying Party; and (ii) the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld, delayed or conditioned) before entering into any settlement of a Third Party Claim or ceasing to defend such Third Party Claim, if pursuant to or as a result of such settlement or cessation, injunction or other equitable relief will be imposed against the Indemnified Party, if such settlement does not expressly unconditionally release the Indemnified Party from all Liabilities with respect to such Third Party Claim and all other Claims arising out of the same or similar facts and circumstances, with prejudice, or if such settlement could adversely affect in any material respect any Tax or other Liability of the Purchaser or any Company.

(e) If the Indemnifying Party (having assumed the defense of a Third Party Claim in accordance with this Section 9.3) or the Indemnified Party (having proceeded with its own defense of a Third Party Claim in accordance with this Section 9.3) proposes to settle or compromise such Third Party Claim, the Indemnifying Party or the Indemnified Party, as applicable, shall provide notice to that effect (together with a statement in reasonable detail of

the terms and conditions of such settlement or compromise) to the Indemnified Party or the Indemnifying Party, as applicable, which shall be provided a reasonable time prior to the proposed time for effecting such settlement or compromise, and may not effect any such settlement or compromise without the prior consent of the Indemnified Party or the Indemnifying Party, as applicable. If: (i) the Indemnifying Party provides any such notice; (ii) the related settlement or compromise offer provides solely for monetary damages with respect to the Indemnified Party (which will be fully covered by the Indemnifying Party), does not include any injunctive or other equitable relief restricting the future actions of the Indemnified Party or any of its Affiliates and provides for the full release of the Indemnified Party and its Affiliates from any and all Liability in respect of such Third Party Claim; and (iii) the Indemnified Party fails to provide, in a reasonably timely manner, its consent to such settlement or compromise, then notwithstanding anything to the contrary in this Article IX, the Indemnifying Party's indemnification obligation under this Article IX with respect to such Third Party Claim will not exceed the amount of such settlement or compromise offer.

9.4 Losses Net of Tax Benefits. To the extent an Indemnified Party actually realizes any net Indemnification Tax Benefits as a result of any Losses, the Indemnified Party shall pay the amount of such Indemnification Tax Benefits to the Indemnifying Party promptly after the occurrence of both: (i) the receipt of the indemnification payment for the Losses; and (ii) the recognition of the Indemnification Tax Benefit by the Indemnified Party. For this purpose, "***Indemnification Tax Benefit***" means, with respect to a taxable year the actual decrease in Tax Liability for such taxable year that is attributable solely to the Losses and assuming that all other available deductions and credits are taken into account before the Losses.

9.5 Tax Treatment of Indemnification Payments. Any indemnification payments made by the Sellers or the Purchaser pursuant to this Article IX shall be treated for all Tax purposes as adjustments to the Purchase Price paid by the Purchaser, unless otherwise required by applicable Law.

9.6 Threshold; Limitation on Liability; Sole Recourse.

(a) Notwithstanding anything to the contrary contained in this Agreement, Seller shall not be liable and the Purchaser Indemnified Parties agree not to enforce any claim for a Loss arising out of Section 9.1(b)(i) until the aggregate amount of such Losses exceeds $50,000 (the "***Threshold Amount***"), and then Purchaser shall be entitled to recover all Losses incurred by Purchaser (including those beneath the Threshold Amount). Notwithstanding the foregoing, for purposes of clarification only, the Threshold Amount shall not apply to, and the Sellers shall be jointly and severally liable from the first dollar for, all Losses related to: (a) breaches of the Fundamental Representations; (b) breaches of Section 4.3; (c) fraud claims brought by Purchaser against Seller; or (d) any Seller's breach of Article XI.

(b) Subject to the next sentence, the maximum liability (the "***Rep Cap***") of the Sellers for all Losses arising out of Section 9.1(b)(i) shall be equal to $100,000. Notwithstanding the foregoing, for purposes of clarification only, the Rep Cap shall not apply to Losses related to: (a) breaches of the Fundamental Representations; (b) breaches of Section 4.3; (c) fraud claims brought by Purchaser against Seller; or (d) any Seller's breach of Article XI.

(c) The maximum liability of the Sellers for any and all Losses arising under this Agreement (other than arising out breaches of Article XI) shall be equal to the amount of the Promissory Note and the Equity Consideration; provided, that an adjustment to the Purchase Price pursuant to Section 2.6 shall not be factored when calculating the amount of liability incurred by the Sellers.

9.7 First Recourse Against Promissory Note. Any amount that is determined pursuant to this Article IX to be payable by any Seller as indemnification payments hereunder shall first be paid by a set-off against amounts owing by GESBG under the Promissory Note.

9.8 Rights Not Affected by Investigation. The right to indemnification or any other remedy based on representations, warranties, covenants or agreements in this Agreement or any agreement, document or certificate delivered hereunder shall not be affected by any investigation conducted at any time, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of, or compliance with, any such representation, warranty, covenant or agreement. The waiver of any condition based on the accuracy of any such representation or warranty, or on the performance of or compliance with any such covenant or agreements, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants or agreements.

9.9 No Right of Contribution. No Seller shall have any right of contribution or other recourse against any Company or any of its directors, managers, officers, employees, Affiliates, agents, representatives, assigns or successors for any Third Party Claims asserted by the Purchaser Indemnified Parties, it being acknowledged and agreed that the representations, warranties, covenants and agreements of the Sellers and the Companies in this Agreement and the Transaction Documents are solely for the benefit of the Purchaser Indemnified Parties.

9.10 Release. Effective upon the Closing, except with respect to a claim arising out of this Agreement, each Seller hereby irrevocably waives, releases and discharges each and every Company from any and all Liabilities of any kind or nature whatsoever, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and no Seller shall seek to recover any amounts in connection therewith or thereunder from any Company; provided, however that such release shall not be effective to the extent a release of a Company would serve to eliminate the legal basis by which a Seller has a claim against a third-party (other than a Purchaser Indemnified Party, to which such release shall still apply) for pre-Closing activities, including Tax refunds. Such released Liabilities shall include any right to recover against a Company for any indemnification claims made against or paid by a Seller pursuant to this Article IX. Notwithstanding anything to the contrary in this Section 9.9, in no event shall anything in this Section 9.9 affect the ability of a Seller to obtain indemnification from the Purchaser or to dispute any indemnification claim made by a Purchaser Indemnified Party, in each case in accordance with the other provisions of Article IX.

ARTICLE X:
TERMINATION

10.1 Termination. This Agreement may be terminated:

(a) at any time prior to the Closing, upon the agreement of the Sellers and the Purchaser;

(b) by either the Sellers, on the one hand, or the Purchaser, one the other, if the Closing shall not have occurred on or before February 17, 2009, because one or more conditions to such Party's obligation to consummate the Closing, as set forth in Section 8.1 or 8.2, as applicable, has not been satisfied; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Closing Date to occur on or before such date; or

(c) by either the Sellers, on the one hand, or the Purchaser, on the other, if any Order preventing the consummation of the Closing shall have been entered by any court of competent jurisdiction and shall have become a Final Order; provided, however, that no Party may terminate this Agreement pursuant to this Section 10.1(c) unless that Party first shall have used commercially reasonable efforts to prevent the entry of and to procure the removal, reversal, dissolution, setting aside or invalidation of such Order.

10.2 Effect of Termination. If this Agreement is terminated in accordance with Section 10.1, all obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party, except that nothing herein shall relieve any Party from Liability for any breach of this Agreement prior to such termination including with respect to a breach of any representation or warranty of any Party hereto, with respect to which breach the non-breaching Party may pursue any remedy available at law or in equity.

ARTICLE XI:
RESTRICTIVE COVENANTS

11.1 Restrictive Covenants. Recognizing Purchaser's need to protect the goodwill of the Business being purchased and to induce Purchaser to purchase the Business and the Equity Interests, each Seller covenants and agrees with Purchaser that, if the Closing occurs, he will not directly or indirectly (including through an Affiliate), for the Restraint Period (as defined below), except on behalf of the Purchaser or its Affiliates:

(a) within the Restraint Area (as defined below), engage in, render services to, be employed by or have any financial or other interest (whether as a sole proprietor, partner, stockholder, investor, director, officer, employee or otherwise) in any business providing wood waste recycling activities (a "***Competing Business***"); provided, that, neither Seller shall be deemed in breach of this Section 11.1(a) for his passive ownership of up to three percent (3.0%) of the equity securities of a publicly-traded company;

(b) solicit, divert, or take away or attempt to solicit, divert or take away from Purchaser, for the benefit of any other Person, any customer of Purchaser that was a customer of any Company as of the Closing Date or at anytime within two (2) years prior to the Closing Date;

(c) solicit for hire (whether as an employee or independent contractor) any employee or full-time independent contractor of the Business, or encourage any such employee or full-time independent contractor to terminate his or her relationship with the Business;

(d) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Business to cease doing business with the Business, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Business (including making any negative statements or communications about Purchaser or any of its Affiliates); or

(e) divert or attempt to divert any or all of Purchaser's or its Affiliates' customers' or suppliers' business with such Person from such Person in violation of this Agreement or applicable Law (including the violation of any trade secrets Law).

(f) As used herein, the term "***Restraint Area***" means anywhere within the States of Alabama, Florida, Georgia, South Carolina, Tennessee and the western part of North Carolina (using a vertical north/south line through Charlotte, NC).

(g) As used herein, the term "***Restraint Period***" means: (i) the period of five (5) years following the Closing Date; (ii) but if that is not enforceable, the period of four (4) years following the Closing Date; (iii) but if that is not enforceable, the period of three (3) years following the Closing Date; (iv) but if that is not enforceable, the period of two (2) years following the Closing Date; (v) but if that is not enforceable, the period of one (1) year following the Closing Date; provided, however, that: (1) the Restraint Period shall be three (3) years with respect to a Seller should the following two conditions occur: (1) the Seller is terminated from employment with GESBG without Cause (including GESBG sending a non-renewal notice to the Seller) or the Seller terminates his employment for Good Reason (as such terms are defined, and per the procedures of, the Employment Agreement) and (2) at the effective date of the termination of Seller's employment with GESBG, the average trading price of Purchaser's stock for the prior 60 trading days (or such lesser number of days as may be required by the NYSE Alternext US) is less than $2.50; and (2) the Restraint Period shall in all events earlier terminate (regardless of the time period specified above) effective upon the earlier of the foregoing: (a) any acceleration of indebtedness under the Promissory Note following the occurrence of an event of default thereunder; or (b) any acceleration of indebtedness held by any secured lender to any Company or the Purchaser, following an event of default thereunder, under any credit facility pursuant to which a Seller provided a personal guaranty, following an event of default thereunder, in any case which results in such secured lender seeking recourse against a Seller under such personal guaranty.

11.2 <u>Protection of Confidential Information.</u> Recognizing Purchaser's need to protect the goodwill of the Business being purchased and to induce Purchaser to purchase the Business and the Equity Interests, each Seller covenants and agrees with Purchaser that, if the Closing occurs, he will not disclose or use or otherwise exploit for his own benefit, for the benefit of any other Person, or for the benefit of any Competing Business, or to harm or damage the Purchaser, any Company or the Business, any Confidential Information (as hereinafter defined). The covenant contained in this <u>Section 11.2</u> shall survive for a period of five (5) years following the Closing Date; provided, however, that with respect to those items of Confidential Information which constitute trade secrets under applicable Law, the obligations of

confidentiality and nondisclosure as set forth in this Section 11.2 shall continue to survive after said five-year period to the greatest extent permitted by applicable Law. The rights of Purchaser contained in this Section 11.2 are in addition to those rights Purchaser has under the common law or applicable statutes for the protection of trade secrets.

As used herein, the term "***Confidential Information***" shall mean and include all information, data and know-how of any Company used or useful in the Business and not generally known by a Competing Business (whether or not constituting a trade secret), including, without limitation, technical or non-technical data, formulas, patterns, compilations, mechanical and electrical designs, programs, applets, subroutines, libraries, objects and classes of objects, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by Purchaser or any agent thereof (except where such public disclosure has been made without authorization).

11.3 Remedies. Each Seller acknowledges that irreparable loss and injury would result to Purchaser or the Business upon any breach of any of the covenants contained in Section 11.1 or 11.2 and that damages arising out of such breach would be difficult to ascertain. Each Seller agrees that, in addition to all the remedies provided at Law or at equity, Purchaser may petition and seek from a court of law or equity, without bond, both temporary and permanent injunctive relief to prevent a breach by either Seller of any such covenant.

11.4 Blue-Penciling. If any court determines that any one or more of the restrictive covenants contained in Sections 11.1 or 11.2, or any part thereof, is unenforceable because of the duration of such provision or the territory covered thereby, such court shall have the power to reduce the duration or territory of such provisions, and, in its reduced form, such provisions shall then be enforceable and shall be enforced.

ARTICLE XII:
GENERAL PROVISIONS

12.1 Notices. Any notice pursuant to this Agreement must be in writing and will be deemed effectively given to another Party on the earliest of the date: (a) three Business Days after such notice is sent by registered U.S. mail, return receipt requested; (b) one Business Day after receipt of confirmation if such notice is sent by facsimile; (c) one Business Day after delivery of such notice into the custody and control of an overnight courier service for next day delivery; (d) one Business Day after delivery of such notice in person; and (e) the date such notice is received by that Party; in each case to the appropriate address below (or to such other address as a Party may designate by notice to the other Parties):

(a) if to either Seller, to:

James Bobo or David Bobo
c/o William McKenzie, Esq.
Burr & Forman LLP
171 17th Street, Suite 1100
Atlanta, Georgia 30363
Facsimile: 404-214-7391

(b) if to the Purchaser, to:

Global Energy Holdings Group, Inc.
3348 Peachtree Road, NE
Tower Place Building 200, Suite 250
Atlanta, Georgia 30326
Attention: Chief Executive Officer
Facsimile: 404-848-2879

with a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP
201 17th Street, Suite 1700
Atlanta, Georgia 30363
Attention: William J. Ching, Esq.
Facsimile: 404-322-6050

A Party may designate a new address to which communications shall thereafter be transmitted by providing written notice to that effect to the other Parties.

12.2 Fees and Expenses. Each Party agrees to pay any and all expenses, fees and costs (including, legal, accounting and consulting expenses, fees and costs) incurred by it in connection with the transactions contemplated by this Agreement and any and all fees, commissions, compensation, reimbursement or other amounts due to any investment banker, broker or finder (or Person who performs a similar function) who claims to have been, or who was in fact, engaged by or on behalf of it in connection with the transactions contemplated by this Agreement; *provided*, that any the Sellers shall be jointly and severally responsible for any and all unpaid expenses, fees and costs (including, legal, accounting and consulting expenses, fees and costs) incurred by a Company not otherwise paid at Closing .

12.3 Counterparts. This Agreement may be signed in any number of counterparts (including by way of electronic transmission), each of which (when executed and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument, respectively. This Agreement shall become effective and be deemed to have been executed and delivered by both Parties at such time as counterparts hereto shall have been executed and delivered by both parties, regardless of whether both Parties have executed the same counterpart. Counterparts may be delivered via facsimile or other electronic transmission and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

12.4 Waivers. No purported waiver of any provision of this Agreement shall be binding upon any of the Parties unless upon the party providing such waiver has duly executed and delivered to the other Parties a written instrument which states that it constitutes a waiver of one or more provisions of this Agreement and specifies the provision(s) that are being waived. Any such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time and at any time) by a party of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy shall

constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy of a party shall be deemed to be a waiver of any other right, power or remedy of such party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

12.5 **Amendments.** No purported amendment to any provision of this Agreement shall be binding upon the Parties unless the Purchaser and each Seller have each duly executed a written instrument which states that it constitutes an amendment to this Agreement and specifies the provision(s) that are being amended.

12.6 **Entire Agreement.** This Agreement, together with the Schedules hereto, the other Transaction Documents and any other documents expressly referred to herein, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all of the previous or contemporaneous contracts, representations, warranties and understandings (whether oral or written) by or between the Parties with respect to the subject matter hereof, including any letter of intent or memorandum of terms entered into by the parties.

12.7 **Severability.** If any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason: (a) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the Parties as expressed in, and the benefits to such Parties provided by, such provision; or (b) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation nor severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

12.8 **Governing Law.** THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF GEORGIA WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION (WHETHER OF THE STATE OF GEORGIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF GEORGIA.

12.9 **Consent to Jurisdiction.** EACH PARTY AGREES THAT ANY AND ALL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE COMMENCED AND PROSECUTED IN A FEDERAL COURT LOCATED IN ATLANTA, GEORGIA TO THE EXTENT OF FEDERAL JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER, AND IF AND ONLY IF FEDERAL JURISDICTION IS LACKING, IN ANY STATE COURT LOCATED IN ATLANTA, GEORGIA HAVING APPROPRIATE JURISDICTION, OR IN THE CASE OF A PROCEEDING ARISING OUT OF OR RELATING TO A THIRD PARTY CLAIM WHICH IS OR MAY BE SUBJECT TO INDEMNIFICATION HEREUNDER, IN THE COURT WHERE SUCH THIRD PARTY CLAIM IS BROUGHT AND EACH PARTY IRREVOCABLE WAIVES ANY RIGHT TO

OBJECT TO SUCH VENUE. EACH PARTY CONSENTS AND SUBMITS TO THE NON-EXCLUSIVE PERSONAL JURISDICTION OF ANY SUCH FORUM IN RESPECT OF ANY SUCH PROCEEDING OR, WITH RESPECT TO A THIRD PARTY CLAIM, IN THE FORUM IN WHICH SUCH THIRD PARTY CLAIM WAS BROUGHT. EACH PARTY CONSENTS TO SERVICE OF PROCESS UPON IT WITH RESPECT TO ANY SUCH PROCEEDING BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, AND BY ANY OTHER MEANS PERMITTED BY APPLICABLE LAWS.

12.10 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs, estates and permitted assigns; provided, that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Party without the prior written consent of each of the parties. Notwithstanding the immediately preceding sentence, without the prior written consent of any party, the Purchaser may at any time, in its sole discretion, assign, in whole or in part, its rights under this Agreement and any other Transaction Documents for collateral security purposes to any lender providing financing to it or any of its Affiliates. Subject to the preceding sentences of this Section 12.10, this Agreement will be binding upon the Parties and their respective successors, heirs, estates and permitted assigns and shall inure to the benefit of and be enforceable by the Parties and their respective successors, heirs, estates and permitted assigns.

12.11 Remedies. Except as otherwise expressly provided in Article IX, each of the Parties shall have and retain all rights and remedies, at law or in equity, including rights to specific performance and injunctive or other equitable relief, arising out of or relating to a breach or threatened breach of this Agreement. Without limiting the generality of the foregoing, each of the Parties acknowledges that money damages would not be a sufficient remedy for any breach or threatened breach of this Agreement and that irreparable harm would result if this Agreement were not specifically enforced. Therefore, the rights and obligations of the Parties shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith, without the necessity of posting a bond or other security or proving actual damages and without regard to the adequacy of any remedy at law. A party's right to specific performance shall be in addition to all other legal or equitable remedies available to such party. The prevailing party in any Proceeding to enforce any provision of this Agreement shall be entitled to recover from the losing party (or parties) all reasonable attorneys' fees and expenses.

12.12 Third Party Beneficiaries. No Person other than the Purchaser and the Sellers is or is intended to be a beneficiary of this Agreement, other than the Purchaser Indemnified Parties, the Seller Indemnified Parties, and successors, heirs, estates and assigns of the Parties permitted as provided in Section 12.10.

12.13 Further Assurances. At any time and from time to time after the Closing, each of the parties, at its, his or her own cost and expense, in good faith and in a timely manner, shall use its, his or her respective commercially reasonable efforts to take or cause to be taken all appropriate actions, do or cause to be done all things necessary, proper or advisable, and execute, deliver and acknowledge such documents and other papers as may be required to carry out the provisions of this Agreement and to give effect to the consummation of the transactions contemplated by this Agreement.

12.14 Interpretation. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any party. Unless otherwise expressly specified in this Agreement:

(a) the words "hereof," "hereby" and "hereunder," and correlative words, refer to this Agreement as a whole and not any particular provision;

(b) the words "includes" and "including," and correlative words, are deemed to be followed by the phrase "without limitation";

(c) the word "or" is not exclusive and is deemed to have the meaning "and/or";

(d) words using the singular or plural number shall also include the plural or singular number, respectively;

(e) the section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement;

(f) the masculine, feminine or neuter form of a word includes the other forms of such word and the singular form of a word includes the plural form of such word;

(g) references to a Person shall include the successors, heirs, estates and assigns thereof; and

(h) references made in this Agreement to an Article, Section, Schedule or Exhibit mean an Article or Section of, or a Schedule or Exhibit to, this Agreement.

[remainder of page intentionally left blank; signature page(s) follow]

IN WITNESS WHEREOF, the Parties have duly executed this Equity Interest Purchase Agreement as of the date first set forth above.

THE SELLERS:

JAMES BOBO

By: ____________________

DAVID BOBO

By: ____________________

THE COMPANIES:

BALL GROUND RECYCLING, LLC

By: ____________________

Title: Manager of J. Bobo LLC, Its manager

WOOD-TECH, LLC

By: ____________________

Title: Vice-President of Authorized member

BOBO GRINDING EQUIPMENT, LLC

By: ____________________

Title: manager of Prime Management LLC, Its manager

BOBO GRINDING, INC.

By: ____________________

Title: Vice-President

GEORGIA NATIONAL TRUCKING, LLC.

By: ____________________

Title: manager of Prime Management LLC, Its manager

IN WITNESS WHEREOF, the Parties have duly executed this Equity Interest Purchase Agreement as of the date first set forth above.

THE SELLERS:

JAMES BOBO

By: ______________________

DAVID BOBO

By: ______________________

THE COMPANIES:

BALL GROUND RECYCLING, LLC

By: ______________________
Title:

WOOD-TECH, LLC

By: ______________________
Title:

BOBO GRINDING EQUIPMENT, LLC

By: ______________________
Title:

BOBO GRINDING, INC.

By: ______________________
Title:

GEORGIA NATIONAL TRUCKING, LLC.

By: ______________________
Title:

BGR TRUCKING, LLC

By: ____________________

Title: Manager of Prime Management LLC, Its manager

BG LAND, LLC

By: ____________________

Title: Manager

PRIME MANAGEMENT, LLC

By: ____________________

Title: Authorized Member

THE PURCHASER:

GLOBAL ENERGY HOLDINGS GROUP, INC.

By: ____________________

Name: Rom Papadopoulos

Title: Chief Operating Officer

Exhibit A

Definitions:

"*Affiliate*" of any Person means another Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such first Person, with "control" of a Person meaning the possession, directly or indirectly, of the right or power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, through contract rights or otherwise, and "controlling" and "controlled" having correlative meanings.

"*Agreement*" has the meaning set forth in the preamble.

"*Alternative Transaction*" has meaning set forth in Section 6.7.

"*Bond Documents*" has the meaning given such term in the Lease Agreement and shall include the Continuing Disclosure Agreement as defined in the Lease Agreement.

"*Business*" has the meaning set forth in the recitals.

"*Business Day*" means any day of the year other than: (a) any Saturday or Sunday; or (b) any other day on which the banks located in the State of Georgia generally are closed for business.

"*Cash Consideration*" has the meaning set forth in Section 2.1

"*Claim*" means any complaint, allegation, charge, petition, appeal, demand, notice, filing or claim of any kind that commences, alleges a basis to commence or threatens to commence any Proceeding by or before any Governmental Entity or that asserts, alleges a basis to assert or threatens to assert any right, breach, default, violation, noncompliance, termination, cancellation or other action or omission that could result in a Loss.

"*Closing*" has the meaning set forth in Section 2.2(a).

"*Closing Accounts Receivable*" means all accounts receivable of the Companies as of the Closing Date, other than intra-Company accounts receivable.

"*Closing Cash Balance*" has the meaning set forth in Section 2.6.

"*Closing Date*" has the meaning set forth in Section 2.2(a).

"*Closing Payments Schedule*" has the meaning set forth in Section 2.3.

"*Code*" means the Internal Revenue Code of 1986, as amended.

"*Companies*" has the meaning set forth in the recitals.

"*Company Benefit Plan*" means each compensation or benefits plan, program or arrangement (including plans within the meaning of Section 3(3) of ERISA, employment

agreements, profit-sharing, defined contribution, deferred compensation, salary continuation, leave of absence, educational assistance, insurance, pension, retirement, medical, hospital, disability, change of control, termination, welfare or fringe benefit plans, programs, agreements or arrangements, cash or equity-based bonus or incentive arrangements, severance arrangements, employee discount policies and vacation policies) sponsored or maintained by any Company or an Affiliate of any Company for the benefit of any of their employees.

"***Company Permits***" has the meaning set forth in Section 3.15(c).

"***Company Property***" has the meaning set forth in Section 3.11(a).

"***Company Tangible Property***" has the meaning set forth in Section 3.11(i).

"***Competing Business***" has the meaning set forth in Section 11.1(a).

"***Confidential Information***" has the meaning set forth in Section 11.2.

"***Contract***" means any contract, agreement, note, bond, mortgage, indenture, deed of trust, lease, sublease, license, sublicense, purchase or sale order, quotation, arrangement, letter of agency or other commitment, obligation or instrument, whether written or oral, that is binding or enforceable upon the parties thereto.

"***Corporation***" has the meaning set forth in the recitals.

"***Effective Date***" has the meaning set forth in Section 2.2(a).

"***Environmental Laws***" means any and all federal, state, local or foreign Laws which (a) regulate or relate to the (i) protection or remediation of the environment; (ii) the use, treatment, storage, transportation, handling, disposal or release of Hazardous Material; or (iii) the preservation or protection of natural resources, including waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or (b) impose Liability with respect to any of the foregoing. "Environmental Laws" includes the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substance Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.) and the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.).

"***Equitable Exceptions***" means exceptions to enforceability related to bankruptcy, insolvency or other laws affecting creditors' rights and remedies or by equitable principles related thereto.

"***Equity Consideration***" has the meaning set forth in Section 2.1.

"***Equity Interests***" has the meaning set forth in the recitals.

"***ERISA***" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

"*ERISA Affiliate*" has the meaning set forth in Section 3.9(c).

"*Exchange Act*" has the meaning set forth in Section 5.3(a).

"*Final Order*" means any Order that has become final and nonappealable.

"*Financial Statements*" has the meaning set forth in Section 3.4(a).

"*Fundamental Representations*" has the meaning set forth in Section 9.1(a).

"*GAAP*" means generally accepted accounting principles in the United States as in effect from time to time, applied on a basis consistent with the Company's historical practice.

"*GESBG*" has the meaning set forth in the Preamble.

"*Governmental Entity*" means any government (including any United States or foreign federal, state, provincial, municipal or county government), any political subdivision thereof, any governmental, administrative, ministerial, regulatory, central bank, self-regulatory, quasi-governmental, taxing, executive, or legislative department, commission, body, agency, authority or instrumentality of any thereof and any court, arbitrator, special master, receiver, tribunal or similar body of any kind.

"*Hazardous Material*" means: (a) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, friable asbestos-containing materials or polychlorinated biphenyls; or (b) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste or is otherwise regulated, under any applicable Environmental Law.

"*Income Taxes*" means any federal, state, local or foreign Tax that, in whole or in part, is based on, measured by or calculated by reference to net income, profits or gains, including any state or local franchise Tax, and including any interest, penalty or addition thereto, whether disputed or not.

"*Indebtedness*" of any Person means, without duplication, (i) the principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued Current Liabilities arising in the Ordinary Course of Business (other than the current liability portion of any indebtedness for borrowed money)); (iii) all obligations of such Person under leases required to be capitalized in accordance with GAAP; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (v) all obligations of such Person under interest rate or currency swap transactions (valued at the termination value thereof); (vi) the liquidation value, accrued and unpaid dividends; prepayment or redemption premiums and penalties (if any), unpaid fees or expenses

and other monetary obligations in respect of any redeemable preferred stock of such Person; (vii) all obligations of such Person under any deferred compensation plan; (viii) all obligations of the type referred to in clauses (i) through (vii) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and (ix) all obligations of the type referred to in clauses (i) through (viii) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), provided however, that trade accounts payable or operating leases arising in the Ordinary Course of Business (other than the current liability portion of any indebtedness for borrowed money) shall not be "Indebtedness" hereunder.

"***Indemnification Cut-Off Date***" has the meaning set forth in Section 9.1(a).

"***Indemnification Tax Benefit***" has the meaning set forth in Section 9.4.

"***Indemnified Party***" has the meaning set forth in Section 9.2(a).

"***Indemnifying Party***" has the meaning set forth in Section 9.2(a).

"***Intellectual Property***" means: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents and patent applications, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (ii) all trademarks, service marks, trade dress, logos, trade names, domain names and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith; (iii) all copyrights, and all applications, registrations, and renewals in connection therewith; (iv) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, designs, drawings, specifications, technical data, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (v) all computer software; (vi) all database rights, (vii) all design rights and registered designs and all documentation and media constituting or describing any of the foregoing and all copies and tangible embodiments thereof (in whatever form or medium and whether or not any of the foregoing is registered); and (viii) all other proprietary rights, including all moral rights, pertaining to any product or service designed, manufactured, sold, distributed, marketed, used, performed, employed or exploited, and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of those which may subsist anywhere in the world, owned by or registered in the name of any Person or in which any Person has any rights, licenses or immunities.

"***Interim Financial Statements***" has the meaning set forth in Section 3.4(a).

"***IRS***" means the Internal Revenue Service of the United States.

"***Knowledge of the Sellers***" or "***Knowledge of the Companies***" means the actual knowledge after due investigation of each member of the board of managers, officer, director and other executive employees of each Company (which, for the avoidance of doubt, shall include

each of James Bobo, David Bobo, Nancy Sams and any other management-level employee of any Company or the Bobo RE Entity).

"***Law***" means any treaty, code, statute, law (including common law), rule, regulation, convention, ordinance, Order, regulatory policy statement or similar guidance, binding directive or decree of any kind of any Governmental Entity.

"***Lease Agreement***" means the Lease Agreement, dated as of September 1, 2007, by and between Resource Recovery Development Authority of Cherokee County and Ball Ground Recycling, LLC.

"***Leased Real Property***" has the meaning set forth in Section 3.11(a).

"***Liability***" means any debt, loss, damage, adverse claim, fines, penalties, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, matured or unmatured, determined or determinable, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise, and including all costs and expenses relating thereto).

"***Lien***" means any mortgage, pledge, security interest, encumbrance, charge or lien.

"***LLC***" has the meaning set forth in the recitals.

"***LLC Interests***" has the meaning set forth in the recitals.

"***Loss***" or "***Losses***" means any claim, Liability, shortage, damage, diminution in value, settlement, deficiency, expense (including reasonable attorneys' and accountants' fees), assessment, Tax, or loss of any kind (including amounts paid in settlement).

"***Material Adverse Effect***" means any change or effect that, individually or in the aggregate, has a material adverse effect on the Business, assets, condition (financial or otherwise), prospects or operating results of the Companies, taken as a whole.

"***Material Contracts***" has the meaning set forth in Section 3.6.

"***Material Customer***" has the meaning set forth in Section 3.20(b).

"***Material Suppliers***" has the meaning set forth in Section 3.20(a).

"***Net Receivables***" means: (a) the Closing Accounts Receivable; minus (b) all accounts payable, other accrued expenses, and the portions of short-term debt that constitute: (i) with respect to debt that is amortized, regularly scheduled payments of principal and interest in the first year period, (ii) with respect to lines of credit, interest payment on the balance of such debt as of the Closing Date for the first year period but shall not include the principal thereunder, and (iii) the current portion of deferred credits incurred, with any definitional ambiguity determined on a basis consistent with GAAP and using the same accounting methods, policies, practices and procedures, with consistent classifications and estimation methodologies, as were used in the preparation of the Net Receivables Spreadsheet without including any changes as a

result of purchase accounting adjustments arising from or resulting as a consequence of the transactions contemplated hereby.

"***Net Receivables Spreadsheet***" has the meaning set forth in Section 3.23.

"***Notice of Claim***" has the meaning set forth in Section 9.2(a).

"***Order***" means any judgment, writ, decree, directive, decision, injunction, ruling, award or order (including any consent decree or cease and desist order) of any kind of any Governmental Entity.

"***Ordinary Course of Business***" means the ordinary course of business consistent with past custom and practice of the Business (including with respect to quantity and frequency).

"***Organizational Documents***" of a Person means: (a) its articles of incorporation, certificate of incorporation, certificate of formation or similar document(s) filed with a Governmental Entity, which filing forms or organizes the Person; and (b) its bylaws, limited liability company operating agreement, partnership agreement, trust agreement or similar document(s), whether or not filed with a Governmental Entity, which organize and/or govern the internal affairs of such Person, in the case of each of clause (a) and (b) above, as in effect at the time in question.

"***Owned Property***" has the meaning set forth in Section 3.11(a).

"***Parties***" or "***Party***" has the meaning set forth in the Preamble.

"***Permit***" means any franchise, license, approval, authorization, certificate of public convenience and necessity, waiver, certification or permit issued or granted by any Governmental Entity.

"***Permitted Liens***" means: (a) Liens for current Taxes not yet due and payable; (b) easements for the installation or maintenance of public utilities serving only the Company Properties or the Separate Real Property; (c) covenants, conditions and restrictions of record which do not (and cannot) prohibit or have a materially adversely effect the operation of the Business as currently conducted or currently proposed to be conducted on the Company Properties or the Separate Real Property; and (d) Liens securing the Indebtedness set forth on Schedule X.

"***Person***" includes an individual, a partnership, a sole proprietorship, a company, a firm, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a union, a group acting in concert, a Governmental Entity or any other entity or association of any kind.

"***Pre-Closing Period***" has the meaning set forth in Section 6.1.

"***Proceeding***" means any action, suit, arbitration, mediation, litigation, hearing, investigation, inquiry or other proceeding of any kind involving any Governmental Entity or any other Person.

"***Promissory Note***" has the meaning set forth in Section 2.1(d).

"***Purchase Price***" has the meaning set forth in Section 2.1.

"***Purchaser***" has the meaning set forth in the preamble.

"***Purchaser Entities***" has the meaning set forth in the preamble.

"***Purchaser Indemnified Party***" has the meaning set forth in Section 9.1(b).

"***Purchaser SEC Reports***" has the meaning set forth in Section 5.3(a).

"***Real Property Lease***" has the meaning set forth in Section 3.11(a).

"***Rep Cap***" has the meaning set forth in Section 9.6(b).

"***Required Consents***" shall mean: (a) receipt of approval of the Companies' lenders to the transaction contemplated hereby, including the releases of the Sellers thereunder; and (b) receipt of the consents from the third parties set forth on Schedule 2.3.

"**Resource Recovery Facility**" means the real property and improvements which are the subject of the Lease Agreement.

"***Restraint Area***" has the meaning set forth in Section 11.1(f).

"***Restraint Period***" has the meaning set forth in Section 11.1(g).

"***Restricted Stock Agreements***" has the meaning set forth in Section 2.4(a).

"***SEC***" has the meaning set forth in Section 5.3(a).

"***Securities Act***" means the Securities Act of 1933, as amended.

"***Seller***" has the meaning set forth in the preamble.

"***Seller Indemnified Party***" has the meaning set forth in Section 9.1(c).

"***Seller Representatives***" has the meaning set forth in Section 6.6.

"***Separate Real Property***" has the meaning set forth in Section 2.2(b).

"***Shares***" has the meaning set forth in the recitals.

"***Short-Term Office Leases***" has the meaning set forth in Section 2.2(c).

"***Subsidiary***" means any Person with respect to which the a Company has the power to vote or direct the voting of sufficient securities to be able to elect the board of directors or similar body or otherwise control the management and affairs of such Person.

"*Tax*" or "*Taxes*" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code section 59A), customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, telecommunications, service, recording, import, export, estimated or other tax or assessment of any kind whatsoever (including universal service charges or assessments, pay-phone assessments or other telecommunications taxes, charges or assessments by any Governmental Entity or any kind whatsoever), whether computed on a separate, consolidated, unitary, combined or any other basis, including any interest, penalty or addition thereto, whether disputed or not, and including any obligation to indemnify or otherwise assume or succeed to the tax Liability of any Person.

"*Tax Affiliate*" has the meaning set forth in Section 3.8(a).

"*Tax Authority*" means, with respect to any Tax, the Governmental Entity that imposes such Tax and any Governmental Entity charged with collection of, or empowered to collect, such Tax.

"*Tax Return*" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any information return or report with respect to backup withholding and other payments to third parties, and including any schedule or attachment thereto and any amendment thereof.

"*Third Party Claim*" has the meaning set forth in Section 9.2(a).

"*Threshold Amount*" has the meaning set forth in Section 9.6(a).

"*Transaction Documents*" means this Agreement, the Deed and all other documents, agreements or certificates required to be executed by any Seller, or any Company pursuant to this Agreement or the transactions contemplated hereby.

"*Transaction Fees*" means the following unpaid fees, expenses and other similar amounts that have been or are expected to be incurred on or prior to the Closing Date on behalf of any Company or either Seller: (i) the fees and disbursements of, or other similar amounts charged by, counsel to either Seller or any Company, including those of Burr & Forman LLP; (ii) the reasonable fees and expenses of, or other similar amounts charged by, any accountants, agents, financial advisors, consultants and experts employed by any Company or either Seller; (iii) all amounts owed by any Company or either Seller to any current or former employees or Affiliates of any Company for any bonus, commission or accrued vacation; and (iv) all other costs or other expenses incurred by either Seller in connection with or as a result of the transactions contemplated by this Agreement.

"*WARN Act*" means the United States Worker Adjustment and Retraining Act and applicable State Laws, including California Labor Code Section 1400, *et. seq.* and the regulations promulgated under each of the foregoing.

"*Year-End Financial Statements*" has the meaning set forth in Section 3.4(a).

Exhibit B

Form of Promissory Note

(See attached document)

Exhibit C-1

Form of James Bobo Employment Agreement

(See attached document)

Exhibit C-2

Form of David Bobo Employment Agreement

(See attached document)

Exhibit D

Form of Restricted Stock Agreement

(See attached document)

Exhibit E

Allocation Statement

Exhibits F-1 and F-2

Short-Term Leases

EXHIBIT B

Secured Promissory Note
GLOBAL ENERGY SYSTEMS – BALL GROUND, LLC

$1,980,000 January [_], 2009

Global Energy Systems – Ball Ground, LLC, a Georgia limited liability company (the "***Maker***"), for value received, hereby promises to pay to the order of James Bobo, as administrative agent (as the "***Holder***") for BG Land, LLC, James Bobo and David Bobo at the address of [________], the principal amount of One Million Nine Hundred Eighty Thousand ($1,980,000). This secured promissory note (this "***Note***") is the "Promissory Note" referenced in that certain Equity Purchase Agreement, dated as of January 28, 2009, by and among Ball Ground Recycling, LLC, Wood-Tech, LLC, Bobo Grinding Equipment, LLC, Georgia National Trucking, LLC, BGR Trucking, LLC, Bobo Grinding Equipment, LLC and Prime Management, LLC, all as Georgia limited liability companies, Bobo Grinding, Inc., a Georgia corporation, James Bobo, a resident of the State of Georgia and David Bobo, a resident of the State of Georgia, and BG Land, LLC, a Georgia limited liability company, on the one hand; and Global Energy Holdings Group, Inc., a Georgia corporation on the other hand (the "***Purchase Agreement***")

1. Principal. Principal under this Note shall be payable in one lump sum on January 31, 2011 (the "***Maturity Date***"). If the Maturity Date would fall on a day that is not a Business Day (as defined below), the payment due will be made on the next succeeding Business Day with the same force and effect as if made on the Maturity Date, as the case may be. "***Business Day***" means any day that is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the City of Atlanta, Georgia.

2. Interest.

(a) Interest on the outstanding principal balance shall be payable at the rate hereinafter specified, commencing on the 31st day of January, 2009 and continuing on the last day of each March, June, September and December thereafter until the Maturity Date, when a final payment of any remaining unpaid accrued interest shall be due and payable, along with any remaining unpaid principal balance as provided in Section 1. From the date hereof through and including December 31, 2009, interest on this Note shall be calculated at a rate equal to seven percent (7.0%), per annum. From January 1, 2010 through and including the Maturity Date, interest on this Note shall be calculated at a rate equal to nine percent (9.0%), per annum.

(b) The dates on which payments shall be made under this Note as provided in Sections 1 and 2(a) shall be referred to as "***Payment Dates***."

(c) *Maximum Rate*. All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to the Holder for the use of the money advanced or to be advanced hereunder exceed the maximum rate permitted by law (the "***Maximum Rate***"). If, for any circumstances whatsoever, the

fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the debt evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, *ipso facto*, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if for any circumstance whatsoever, the Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between the Maker and the Holder with respect to the debt evidenced hereby.

3. Payments Generally.

(a) *Prepayment*. The Maker may, at its option, prepay the principal of this Note, in whole or in part, plus all accrued interest thereon, without payment of any premium or penalty, by giving written notice thereof to the Holder at least five (5) days prior to the date selected for prepayment.

(b) *Payment Mechanics*. Payment of principal and interest on this Note shall be made by check sent to the Holder's address set forth above or to such other address as the Holder may designate for such purpose from time to time by written notice to the Maker, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Any payment made to the administrative agent hereunder shall satisfy the Holder's obligations to make such payment hereunder, regardless of whether such payment is distributed by the administrative agent to any other person or entity. The Maker shall be entitled to deal with the administrative agent as the sole holder hereunder and no other person or entity hereunder shall have any rights or benefits (including enforcement rights) hereunder.

4. Event of Default. Either (a) Failure of the Maker to make a payment of principal or interest, as applicable, on any Payment Date, or (b) any acceleration of indebtedness held by any secured lender to the Maker or its affiliates, following an event of default thereunder, under any credit facility pursuant to which James or David Bobo provided a personal guaranty, following an event of default thereunder, in any case which results in such secured lender seeking recourse against either such guarantor.

5. Remedies Upon Default.

(a) Upon the occurrence of an Event of Default, the Holder is entitled to send written notice of such default to Maker in accordance with Section 7(a). The Maker shall have three (3) business days from receipt of the written notice by certified mail to cure the Event of Default by paying in full all amounts then due under this Note.

(b) Should the Maker fail to cure the Event of Default within three (3) business days of receipt of such written notice of default, the Holder may institute such actions or proceedings in law or equity as the Holder shall deem expedient for the protection of its rights

and may prosecute and enforce its claims against all assets of the Maker, and in connection with any such action or proceeding shall be entitled to receive from the Maker payment of the principal amount of this Note plus accrued interest to the date of payment plus reasonable expenses of collection, including, without limitation, reasonable attorneys' fees and expenses actually incurred.

6. Security Interest and Other Assurances. For value received and to secure payment on this Note, the Maker hereby grants to the Holder a continuing security interest in and lien upon the assets set forth on Exhibit A (the "***Collateral***"), from and after the date hereof until the Maker has re-paid this Note in full. As part of such arrangement, the Maker shall keep the Collateral insured against commercial risks and, if so requested by the Holder, name the Holder as an additional insured party. Maker will not, without the Holder's prior consent: (i) sell, assign (by operation of law or otherwise), transfer, exchange, lease or otherwise dispose of any of the Collateral; or (ii) grant constructive possession of any of the Collateral to any party, in each case with respect to clauses (i) and (ii), other than in the ordinary course of Maker's business (unless this Note is paid in full as part of the foregoing actions). At any time and from time to time, at the request of the Holder, the Maker shall promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as the Holder may reasonably request to further enhance, preserve, establish, demonstrate, perfect or enforce the Holder's rights, interests and remedies created by, provided in or emanating from, this Section 6, including the filing of any financing or continuation statement under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby (the "***Code***"). If an Event of Default shall have occurred, then in supplement (and without limiting) any other rights and remedies provided herein or otherwise available to the Holder, the Holder may exercise in respect of the Collateral all of the rights and remedies of a secured party under the Code, including without limitation, rights to buy the Collateral or any portion thereof in a manner permitted by the Code as well as rights to apply proceeds received by the Holder from any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral in an order and manner allowed by the Code as the Holder may elect.

7. Miscellaneous.

(a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sent by either reputable overnight courier or mailed by certified mail, return receipt requested: (i) if to the Maker, addressed to the Maker, c/o Global Energy Holdings Group, Inc., 3348 Peachtree Road, NE, Tower Place Building 200, Suite 250, Atlanta, Georgia 30326, and any notice of an Event of Default shall also been sent as a courtesy copy (which shall not constitute notice) to Billy Ching, Esq., Nelson Mullins Riley & Scarborough LLP, 201 17th Street, Suite 1700, Atlanta, GA 30363; (ii) if to the Holder, at its address shown on the first page of this Note. Any notice or other communication given by reputable overnight courier or by certified mail shall be deemed given at the time of receipt thereof.

(b) Upon receipt of evidence satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note (and upon surrender of this Note if mutilated), including an

affidavit of the Holder thereof that this Note has been lost, stolen, destroyed or mutilated together with an indemnity against any claim that may be made against the Maker on account of such lost, stolen, destroyed or mutilated Note, and upon reimbursement of the Maker's reasonable incidental expenses, the Maker shall execute and deliver to the Holder a new Note of like date, tenor and denomination. No costs shall be applicable due to the reissuance of this Note due to an adjustment in the principal balance of the Note by application of Section 2.6 or 9.7 of the Purchase Agreement.

(c) This Note may be amended only by a written instrument executed by the Maker and the Holder. Any amendment shall be endorsed upon this Note, and all future Holders shall be bound thereby.

(d) This Note shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to principles governing conflicts of law. Any dispute or collection action arising out of this Note shall be brought exclusively in the state or federal courts located in the State of Georgia and having jurisdiction over Cherokee County, Georgia. Maker and Holder each hereby waives any objection to the personal or subject matter jurisdiction of such courts.

8. Subordination. The Holder acknowledges and agrees that the Maker or any of its affiliates (the "***GESBG Group***") may enter into a credit agreement, loan agreement or other credit facility (or amendment thereto) for money borrowed after the date hereof with any person or entity (each a "***Credit Provider***"); *provided, however*, that: (i) during any period that personal guaranties of James and David Bobo are in effect with respect to any indebtedness of the GESBG Group, no such agreement or amendment with any Credit Provider may require any new personal guaranty of James or David Bobo, or otherwise have the affect of increasing or otherwise adversely affecting the portion of indebtedness to such Credit Provider that is or may be subject to any currently existing personal guaranty of James or David Bobo (if any), or involve the GESBG Group granting a security interest in any of the Transferred Assets (as defined below), in each case without the consent of Holder (which may be granted or withheld in his sole discretion); and (ii) after the date that no personal guaranties of James and David Bobo are in effect with respect to any indebtedness of the GESBG Group, the Holder acknowledges that any such Credit Provider may require, in connection with the making of such financial accommodations, that the Holder execute and deliver a subordination agreement in favor of the Credit Provider (a "***Subordination Agreement***"), and the Maker agrees that Holder's agreement shall be required in connection with Holder's entry into a Subordination Agreement, but such agreement shall not be unreasonably withheld, conditioned or delayed. For purposes hereof, "***Transferred Assets***" shall mean the Separate Property, and all of the assets of the Companies existing as of the date of this Note, as such capitalized terms are defined in the Purchase Agreement.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Maker has caused this Note to be executed and dated the day and year first above written.

GLOBAL ENERGY SYSTEMS – BALL GROUND, LLC

By:________________________________
Name: __________________________
Title: __________________________

EXHIBIT A

SECURED ASSETS

All of Maker's assets; *provided*, that no asset shall be deemed "Collateral" to the extent that granting an encumbrance on such asset would violate, conflict with, or cause a default or breach under (with or without the giving of notice or passage of time) any existing agreement between Maker or any of its affiliates, on the one hand, and an existing creditor (as of the date of this Note) on the other hand.

EXHIBIT C-1

EMPLOYMENT AGREEMENT

This Employment Agreement (this "***Agreement***") is made and entered into as of this [__] day of January, 2009 (the "***Effective Date***") by and between Global Energy Systems – Ball Ground, LLC (the "***Company***") and James Bobo ("***Employee***").

RECITALS

WHEREAS, Employee is party to that certain Equity Interest Purchase Agreement (the "***Purchase Agreement***"), dated as of January 28, 2009, by and among James Bobo, David Bobo (collectively, the "***Sellers***"), Ball Ground Recycling, LLC, Bobo-Grinding, Inc., Wood-Tech, LLC, Bobo Grinding Equipment, LLC, Georgia National Trucking, LLC, BGR Trucking, LLC, BG Land, LLC and Prime Management, LLC (collectively, the "***Bobo Companies***," and each, a "***Bobo Company***") and Global Energy Holdings Group, Inc., the parent of the Company ("***Purchaser***") pursuant to which Purchaser is to purchase all of the issued and outstanding equity interests of each Bobo Company, of which 50% are held (directly or indirectly) beneficially and of record by Employee;

WHEREAS, Employee will receive substantial benefit from the transactions contemplated by the Purchase Agreement;

WHEREAS, it is a condition to Purchaser's obligations under the Purchase Agreement that Employee execute this Agreement, and Employee acknowledges and agrees that Purchaser would not consummate the transactions contemplated by the Purchase Agreement without Employee's execution hereof; and

WHEREAS, the Company desires to employ Employee, and Employee desires to be employed by the Company, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENTS

1. Term. The term of this Agreement shall begin on the Effective Date and end on the third (3rd) anniversary of the Effective Date (the "***Initial Term***"), unless it is renewed or earlier terminated in accordance with Section 6 of this Agreement (the Initial Term and any renewal thereof or earlier termination in accordance herewith is referred to as the "***Term***"). If not earlier terminated, this Agreement shall automatically renew for additional one (1) year period(s) at the end of the Initial Term and each anniversary thereof unless at least ninety (90) days prior to the end of the Initial Term or applicable

anniversary thereof the Company or Employee provides written notice to the other of its or his intent not to renew the Agreement.

2. **Position and Duties.** During the Term, the Company shall employ Employee as the Chairman and Chief Executive Officer. Employee shall have such responsibilities, duties, and authorities as are customary for such management position of a business entity similarly-situated to the Company as of the Effective Date and such other responsibilities, duties, and authorities that are reasonably assigned to him by the Company's Board of Managers (the "***Board***"). Employee shall fulfill his duties and responsibilities in a reasonable and appropriate manner and in compliance with the Company's policies and practices and the laws and regulations that apply to the Company's operation and administration. While employed by the Company, Employee shall devote his full professional time and attention to the business and affairs of the Company and shall not be employed by any other business entity without the prior written approval of the Board.

3. **Compensation.** For all services rendered by Employee during the Term, the Company shall compensate Employee as follows:

(a) ***Base Salary.*** During the Term, the Company shall pay to Employee an annual salary (the "***Base Salary***") of Two Hundred Thousand Dollars ($200,000) for all services rendered by Employee as an employee of the Company. The Base Salary shall be payable to Employee in accordance with the Company's standard payroll procedures and shall be subject to all applicable withholdings.

(b) ***Bonus.*** Employee will be eligible for an annual bonus in accordance with the Company's bonus plan to be established for the fiscal year ending December 31, 2009. Employee will also be eligible to participate in any stock option programs made available to senior executives of Purchaser.

(c) ***Benefits.*** During the Term, Employee shall be offered medical coverage for him, spouse and dependents reasonably consistent with either (at the Company's option): (i) the medical plan coverage formerly in place by the Bobo Companies; or (ii) the medical coverage (when and if procured) by Purchaser or its affiliates. In addition, Employee shall be eligible to participate in the Company's then-current benefits plans consistent with the terms of those plans. The Company reserves the right to change, amend, or terminate its benefits plans in its discretion; provided, that if medical coverage is not available to Employee, then the Company shall pay to Employee on a monthly basis during the balance of the Term the amount necessary (along with an appropriate tax gross up) for Employee to continue the medical coverage provided to Employee by the Bobo Companies. Employee shall also be eligible for four (4) weeks vacation.

(d) ***Automobile; Additional Perquisites.*** During the term of this Agreement, the Company shall pay Employee a monthly automobile allowance of One Thousand Dollars ($1000), payable on the first of each month, which will fully reimburse Employee for the cost of leasing and insuring an automobile for Employee's business use. In

addition to the foregoing, the Company shall reimburse Employee for gasoline expenditures related to Employee's business use of such vehicle at the then-current mileage reimbursement rate established by the U.S. General Services Administration for privately owned vehicles, provided the requests for reimbursement are accompanied by appropriate documentation including mileage logs. During the Term, the Company shall: (i) reimburse Employee up to $5,000 per year for the cost of the term life insurance currently provided to Employee by the Bobo Companies; (ii) reimburse Employee for the cost of his use (but not the use of his family) of a cellular telephone; and (iii) provide Employee with a "wi-fi" wireless data card for Employee's use with his laptop computer.

4. **Expense Reimbursement**. The Company shall reimburse Employee for (or, at the Company's option, pay) all business travel, entertainment, and other out-of-pocket expenses reasonably incurred by Employee in the performance of his services hereunder during the Term, including, without limitation, industry council, panel and association dues and travel; provided, that such expenses are appropriately documented in reasonable detail by Employee in a format and manner consistent with the Company's expense reporting policies and applicable federal and state tax recordkeeping requirements. In addition, the Company shall provide Employee a corporate credit card for Employee to pay directly any out-of-pocket expenses which would otherwise be reimbursable by the Company pursuant to this Section 4.

5. **Termination**. Employee's employment and the Term of this Agreement may be terminated in any one of the following ways:

(a) ***Termination by the Company.***

(i) ***Death or Disability.*** In the event Employee dies or has a Disability (as defined below),the Term and Employee's employment with the Company shall immediately terminate. "***Disability***" means the suffering by Employee for at least 180 consecutive days of a physical or mental condition resulting from bodily injury, disease, or mental disorder that renders Employee incapable of continuing even with reasonable accommodation to perform the essential functions of his employment. In the event of a dispute, the determination of Disability shall be made by a physician competent in the area to which such Disability relates and mutually agreeable to the Corporation and the Employee.

(ii) ***Termination for Cause.*** The Company may terminate the Term and Employee's employment with the Company for Cause, effective immediately upon the Company's delivery of written notice to Employee that the Company has terminated Employee for Cause (which in the case of the items in Sections 5(a)(ii)(a) and (c) require thirty (30) days notice and opportunity to cure). For purposes of this Agreement, "***Cause***" shall mean:

(a) Employee's willful breach of duty, material neglect of duty, or willful misconduct subject in all events to the remediation right below;

(b) Employee's conviction of, or plea of no contest to, any felony involving fraud, embezzlement, or theft;

(c) Employee's breach of any material provision of this Agreement or Article XI of the Purchase Agreement subject in all events to the remediation right below; or

(d) Employee's breach of his fiduciary duties to the Company which has a material effect on the Company or is otherwise willful and reckless with an intention to cause such effect;

provided, however, that with respect to subsections (a) and (c) above, it shall constitute Cause only if and upon the following two conditions being fulfilled: (x) such conduct has caused, or has the potential likelihood to cause, Losses to the Company of more than $5,000; and (z) Employee fails to cure and remediate within thirty (30) days of the Company's delivery of written notice stating the facts and circumstances it contends constitute such breach (which notice shall not in and of itself constitute Cause hereunder until expiration of the cure and remediation period), and in such instance, cure and remediation shall be deemed to occur if Employee shall have either: (i) cured the alleged breach by arrangements with have the effect of placing the Company in the position it would have been had no such breach occurred, along with reasonable assurances that the same or similar breach will not occur in the future; or (ii) remediated the breach by reimbursement to the Company of its actual Losses. In either instance of cure or remediation, any further activities by Employee substantially similar to the original activity which caused the breach shall thereby be grounds for an immediate Cause termination hereunder (without the cure and remediation right set forth above).

(iii) ***Termination without Cause.*** At any time during the Term, the Company may, without Cause and for any reason whatsoever, terminate the Term and Employee's employment with the Company, effective as stated in the written notice by the Company but not less than sixty (60) days after the Company's delivery of such notice. The Company may require that Employee not report to work during the such notice period.

(b) ***Termination by Employee.***

(i) ***Termination for Good Reason.*** Employee may terminate the Term and his employment with the Company for Good Reason, effective immediately upon receipt of written notice by the Company. For purposes of this Agreement, "***Good Reason***" shall mean any of the following, which the Company fails to cure within ten (10) days of having received written notice from Employee of the facts and circumstances that he contends constitute Good Reason:

(a) a material diminution in Employee's responsibilities; or

(b) any relocation of Employee's place of employment without his consent, which such relocation requires Employee to travel more than the greater of: (1) ten (10) miles from Employee's previous place of employment; or (2) fifty (50) miles from Employee's then-current residence; or

(c) a reduction in Employee's Base Salary (other than as part of a pro rata reduction among all of Company's executive officers).

(ii) ***Termination without Good Reason.*** Employee may terminate the Term and his employment with the Company without Good Reason, effective as stated in the written notice by Employee but not less than sixty (60) days after Employee's delivery of such notice. The Company may require that Employee not report to work during the such notice period.

(c) ***Board Determination.*** Any termination decision to be made by the Company shall be made by the Board (and Employee shall recuse himself from the Board vote if he is then on the Board).

(d) ***Effects of Termination.***

(i) Subject to Section 5(d)(iii), if Employee's employment by the Company is: (a) terminated by the Company for Cause; or (b) terminated by Employee without Good Reason, then all obligations of the Company to provide compensation and benefits under this Agreement shall immediately cease upon such termination and Employee shall have no claim against the Company for damages or otherwise by reason of such termination. The Company's election to terminate Employee's employment for Cause shall be without prejudice to any remedy the Company may have against Employee for the breach or non-performance of any of the provisions of this Agreement. Employee's election to terminate without Good Reason under Section 5(b)(ii) shall in no event be considered a breach hereunder, and the parties shall mutually coordinate in good faith for the transition of his employment duties.

(ii) In addition to the provisions of Section 5(d)(iii), if Employee's employment by the Company is: (a) terminated by the Company without Cause; or (b) terminated by Employee for Good Reason, then the Company shall continue to pay as severance, for the "Severance Period" (as defined below), the Base Salary together with an amount (including an appropriate tax gross up) for Employee to maintain equivalent medical coverage (whether by COBRA or otherwise). The Severance Period shall be twelve months from the effective date of termination of Employee's employment. Such severance shall be payable in accordance with the Company's standard payroll procedures and will be subject to all applicable withholdings. In consideration for his severance payment, Employee will sign a general release of the Company and its affiliates in substantially the form as attached hereto in Addendum "A." Employee

acknowledges and agrees that he will not be entitled to any severance in the event he fails to sign such release. Employee further acknowledges and agrees that he will no longer receive any severance payments, and will forfeit any severance payments already received, in the event he violates any of the covenants contained in Sections 7 and 8 of this Agreement.

(iii) Upon termination of Employee's employment for any reason provided in this Agreement, the Company shall offer Employee and his qualified dependents continued coverage under the applicable health insurance plan, to the extent required by the Consolidated Omnibus Budget Reconciliation Act ("***COBRA***"), at Employee's cost (unless otherwise specified herein), so long as Employee or his dependents are eligible for COBRA coverage.

(iv) To the extent Employee is on the Board of Managers, Board of Directors or other governing body of any of the Company, Purchaser or their respective affiliates, should Employee's employment be terminated for Cause, Employee shall resign from the Board of Managers, Board of Directors or other governing body of each of the Company, Purchaser and their respective affiliates, effective immediately upon the termination of Employee's employment with the Company.

6. Employee Covenants.

(a) During Employee's employment with the Company and for the "Restraint Period" (as defined below) following the termination thereof for any reason, Employee shall not, either directly or indirectly, for himself or on behalf of or in conjunction with, any other person, company, partnership, corporation, business, group, or other entity (each, a "***Person***"):

(i) engage as an officer, director, owner, partner, member, joint venturer, or in any managerial capacity (whether as an employee, independent contractor, or consultant), with respect to any business, activity, or operation that provides or seeks to provide the Business in the Territory; provided, however, that nothing contained in this Section 6(a)(i) shall prevent Employee from holding for investment no more than two percent (2%) of any class of equity securities of a company whose securities are publicly traded on a national securities exchange or in a national market system. For purposes of this Agreement, the "***Business***" shall mean any business activity competing with or substitutable for the ownership, construction, maintenance, management or operation of facilities and sites used to receive or recycle wood waste, land clearing debris, or green yard waste, which Employee acknowledges and agrees is the primary business of the Company, and the "***Territory***" shall mean the territory in which the Company engages or is licensed in the Business, or both of them, on the date hereof;

(ii) solicit or attempt to solicit, recruit or attempt to recruit, any employee, agent, or contract worker of the Company with whom Employee had contact during the course of his employment with the Company in order to induce them to

terminate their employment or to terminate or limit their agency or other relationship with the Company (provided, however, that no solicitation or recruitment for employment shall be deemed a breach of this Agreement if it (a) consists solely of job advertisements placed in general circulation, trade or industry publications, or other media (in any case, not specifically directed at the Company) or (b) relates to an employee who is no longer employed by the Company at the time of the solicitation or recruitment); or

(iii) solicit or attempt to solicit, call upon or attempt to call upon, divert or attempt to divert, or take away or attempt to take away, for the purpose of competing with the Company in the Business, any customer, supplier, or trading partner of the Company with whom Employee had business-related contact during the course of his employment with the Company.

For purposes hereof, "***Restraint Period***" shall mean:

(A) if Employee's employment with the Company is terminated by the Company for Cause or by the Employee with or without Good Reason, twelve (12) months; *provided, however*, that the Restraint Period shall be three (3) months should the following two conditions occur: (1) Employee is terminated by the Company without Cause or the Seller terminates his employment for Good Reason; and (2) at the effective date of the termination of Employee's employment with the Company, the average trading price of Purchaser's stock for the prior 60 trading days (or such lesser number of days as may be required by the NYSE Alternext US) is less than $2.50; and provided, further, that the Restraint Period shall in all events earlier terminate (regardless of the time period specified above) effective upon the earlier of the foregoing: (a) any acceleration of indebtedness under the Promissory Note (as defined in the Purchase Agreement) following the occurrence of an event of default thereunder; or (b) any acceleration of indebtedness held by any secured lender to the Company or Purchaser pursuant to any credit facility under which Employee provided a personal guaranty, following an event of default thereunder, in any case which results in such secured lender seeking recourse under such personal guaranty; and

(B) if Employee's employment with the Company is terminated by the Company without Cause, zero (0) months.

(b) The covenants in Section 6(a) are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of Section 6(a) relating to time period, scope, or geographic areas of the restrictive covenants in Section 6(a) shall be declared by a court of competent jurisdiction to exceed the maximum time period, scope, or geographic area, as applicable, that such court deems reasonable and enforceable, then this Agreement shall automatically be considered to have been amended and revised to reflect such determination. In furtherance of the foregoing, any court of competent jurisdiction is hereby authorized and requested to so modify the covenants set forth in Section 6(a) to

the extent required to make such covenants reasonable to, and enforceable by, such court of competent jurisdiction.

(c) Each of the covenants in Section 6(a) shall be construed as an agreement independent of any other provisions in this Agreement, and the existence of any claim or cause of action Employee may have against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.

(d) Employee has carefully read and considered the provisions of Section 6(a) and, having done so, agrees that the restrictive covenants contained therein impose a fair and reasonable restraint on Employee that is reasonably required to protect the interests of the Company. Employee acknowledges and agrees that the provisions of Section 6(a) will not interfere with Employee's ability to earn a livelihood and do not confer a benefit upon the Company that is disproportionate to the detriment to Employee. Employee covenants that he will not challenge the enforceability of Section 6(a) nor will he raise any equitable defense to its enforcement.

(e) Employee acknowledges and agrees that if he were to breach any of the provisions of Section 6(a), his breach would result in immediate and irreparable harm to the Company which cannot be adequately or reasonably compensated at law. Accordingly, Employee acknowledges and agrees that the Company shall be entitled, if any such breach shall occur or be threatened or attempted, to a decree of specific performance and to a temporary, preliminary, and permanent injunction, without being required to post a bond.

(f) Nothing in this Section 6(a) shall be deemed a waiver or modification of any rights or remedies the Company may have under applicable foreign, federal, state, or local laws.

(g) Notwithstanding anything set forth in this Section 6, the Company acknowledges and agrees that if the Company stops paying any severance payments owed to Employee for any reason other than as a result of Employee's breach of this Agreement, then Employee's covenants set forth in this Section 6 shall immediately terminate and become null and void.

7. <u>Trade Secrets and Confidential Information</u>.

(a) Employee acknowledges and agrees that (i) with regard to each item constituting all or any portion of the Trade Secrets, for so long as such item continues to constitute a Trade Secret under applicable law and (ii) with regard to any Confidential Information, during his employment and for a period of three (3) years after the termination thereof for any reason: Employee shall hold in confidence all Trade Secrets and all Confidential Information and will not, either directly or indirectly, use, sell, lend, lease, distribute, give, transfer, assign, show, disclose, disseminate, reproduce, copy, appropriate, or otherwise communicate any Trade Secrets or Confidential

Information to any Person without the prior written consent of the Company and provided, however, that the restriction on using any such Trade Secrets or Confidential Information shall in all events earlier terminate (regardless of the time period specified above) effective upon the any foreclosure, or transfer in lieu of foreclosure, by any secured lender to the Company, Purchaser or its affiliates of any material operating assets of the Business (as defined in the Purchase Agreement), which shall include any such action by Employee (as one of the Sellers) under the security agreement securing the Promissory Note referenced in the Purchase Agreement.

(b) "***Confidential Information***" means data or other information relating to the business of the Company or its affiliates (collectively, "***GEHG***"), whether or not constituting a "Trade Secret," which is or has been disclosed to Employee or of which Employee became aware as a consequence of his relationship with GEHG and which has value to GEHG, is not generally known to GEHG's competitors, and is subject to reasonable efforts by GEHG to prevent disclosure. Confidential Information includes, without limitation, information in any form or media (including documents, records, agreements, drafts, and email) regarding GEHG's officers, directors, employees, members, managers, customers, or actively sought prospective customers, investors and investments or actively sought investors and investments, suppliers, manufacturers, and distributors gained by Employee as a result of Employee's relationship with GEHG. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by GEHG (except where such public disclosure has been made by Employee without authorization), that has been independently developed and disclosed by others, that otherwise enters the public domain through lawful means, or that is required by law, regulation, or court order to be disclosed, provided that prior written notice is given to GEHG, and Employee, to the extent legally permitted, uses reasonable efforts to provide the Company a reasonable opportunity to obtain a protective or similar order prior to such disclosure.

(c) "***Trade Secrets***" means information, including, without limitation, technical or non-technical data, techniques relating to the preparation or production of illustrations and animations for use in GEHG's computer software products, source codes, flow charts, diagrams, technical documentation, scripts, algorithms, file structures, metadata, data definitions and principles of operation, relating or reflected in GEHG's computer software programs, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, or other information similar to any of the foregoing, which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use and are the subject of efforts that are reasonable under the circumstances to maintain their secrecy. For purposes of this Agreement, the term Trade Secret will not include information that Employee can show by competent proof (i) was known to Employee and reduced to writing prior to disclosure by GEHG (but only if Employee promptly notifies GEHG of Employee's prior knowledge); (ii) was generally known to the public at the time GEHG disclosed the information to Employee; or (iii) became generally known to the public after disclosure by GEHG through no act or omission of Employee.

(d) Employee acknowledges and agrees that if he were to breach any of the provisions of Section 7(a) his breach would result in immediate and irreparable harm to the Company which cannot be adequately or reasonably compensated at law. Accordingly, Employee acknowledges and agrees that the Company shall be entitled, if any such breach shall occur or be threatened or attempted, to a decree of specific performance and to a temporary, preliminary, and permanent injunction, without being required to post a bond.

(e) Nothing in this Section 7 shall be deemed a waiver or modification of any rights or remedies the Company may have under applicable foreign, federal, state, or local laws.

8. Return of Company Property. All records, designs, patents, business plans, financial statements, manuals, memoranda, customer lists, customer databases, rolodex, and other property delivered to or compiled by Employee by or on behalf of the Company which pertain to the Company or the Business shall be and remain the property of the Company and shall be subject at all times to its discretion and control. Upon the request of the Company and, in any event, upon the termination of the Employee's employment with the Company for any reason, Employee shall deliver all such materials to the Company. Likewise, all correspondence, reports, records, charts, advertising materials, and other similar data pertaining to the Business which are collected by Employee shall be delivered promptly to the Company without request by it upon termination of Employee's employment.

9. Work Product and Inventions.

(a) ***Works.*** Employee acknowledges and agrees that Employee's work on and contributions to documents, programs, methodologies, protocols, and other expressions in any tangible medium which have been or will be prepared by Employee in connection with the Business, or to which Employee has contributed or will contribute, in connection with Employee's services to the Company (collectively, "Works") are and will be within the scope of Employee's services and part of Employee's duties and responsibilities. Employee's work on and contributions to the Works will be rendered and made by Employee for, at the instigation of, and under the overall direction of, the Company, and are and at all times shall be regarded, together with the Works, as "work made for hire" as that term is used in the United States Copyright Laws. However, to the extent that any court or agency should conclude that the Works (or any of them) do not constitute or qualify as "work made for hire," Employee hereby assigns, grants, and delivers, exclusively and throughout the world, to the Company all rights, titles, and interests in and to any such Works, and all copies and versions, including all copyrights and renewals. Employee agrees to cooperate with the Company and to execute and deliver to the Company, its successors and assigns, any assignments and documents the Company reasonably requests for the purpose of establishing, evidencing, and enforcing or defending its complete, exclusive, perpetual, and worldwide ownership of all rights, titles, and interests of every kind and nature, including all copyrights, in and to the

Works, and Employee constitutes and appoints the Company as its agent to execute and deliver any assignments or documents Employee fails or refuses to execute and deliver, this power and agency being coupled with an interest and being irrevocable. Without limiting the preceding provisions of this Section 9(a), Employee agrees that the Company may edit and otherwise modify, use, publish, and otherwise exploit, the Works in all media and in such manner as the Company, in its sole discretion, may determine.

(b) Inventions and Ideas. Employee shall disclose promptly to the Company (which shall receive it in confidence), and only to the Company, any invention or idea of Employee in any way connected with or related to the Business, the Company's research and development, or demonstrably anticipated research or development (developed alone or with others), conceived or made during Employee's employment with the Company, and hereby assigns to the Company any such invention or idea. Employee acknowledges and agrees to cooperate with the Company and sign all papers reasonably deemed necessary by the Company to enable it to obtain, maintain, protect, and defend patents covering such inventions and ideas and to confirm the Company's exclusive ownership of all rights in such inventions, ideas, and patents, and irrevocably appoints the Company as its agent to execute and deliver any assignments or documents Employee fails or refuses to execute and deliver promptly, this power and agency being coupled with an interest and being irrevocable. This constitutes the Company's written notification that this assignment does not apply to an invention for which no equipment, supplies, facility, Confidential Information or Trade Secret of the Company was used and which was developed entirely on Employee's own time unless (i) the invention relates directly to the Business or to the Company's actual or demonstrably anticipated research or development or (ii) the invention results from any work performed by Employee for the Company.

(c) Investment Activities. The Company acknowledges that Employee currently owns and conducts, and will continue to own and conduct, various investment-related activities focused on real estate assets or loans. So long as: (i) such activities do not conflict with the provisions of Sections 6, 7, 8 and 9 of this Agreement; and (ii) Employee conducts such activities so as not to interfere or affect the duties specified hereunder, Employee shall be permitted to conduct such activities.

10. <u>No Conflicting Agreements</u>. Employee hereby represents and warrants to the Company that the execution of this Agreement by Employee and his employment by the Company and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client, or any other person or entity.

11. <u>Assignment; Binding Effect</u>. Employee understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience, and skills. Employee agrees, therefore, that he cannot assign all or any portion of his performance under this Agreement. The Company may assign this Agreement in whole or in part to any subsidiary or affiliate of the Company or to any assignee or successor to the Company, whether by merger, consolidation, sale of stock, sale of assets, or otherwise. Subject to the preceding sentences of this Section 12, this

Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective heirs, legal representatives, successors, and assigns.

12. Complete Agreement; Waiver; Amendment. This Agreement constitutes a single integrated contract expressing the entire agreement of the parties and supersedes and replaces any and all other agreements, whether written or oral, express or implied, between Employee and the Company as it relates to the subject matter hereof. This Agreement is the final, complete, and exclusive statement of expression of the agreement between the Company and Employee with respect to the subject matter hereof, and cannot be varied, contradicted, or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized representative of the Company and Employee, and no term of this Agreement may be waived except by a writing signed by the party waiving the benefit of such term.

13. Notice. Whenever any notice is required hereunder, it shall be in writing and addressed as follows:

To the Company:

Global Energy Systems – Ball Ground, LLC
c/o Global Energy Holdings Group, Inc.
3348 Peachtree Road, NE
Tower Place Building 200, Suite 250
Atlanta, Georgia 30326
Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP
201 17th Street, Suite 1700
Atlanta, Georgia 30363
Attention: Billy Ching, Esq.

To the Employee:

James Bobo
c/o William McKenzie, Esq.
Burr & Forman LLP
171 17th Street, Suite 1100
Atlanta, Georgia 30363

14. Severability; Headings. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. This severability provision shall be in addition to, and not in place of, the provisions of Section 6(c) above. The section headings are for

reference purposes only and are not intended in any way to describe, interpret, define, or limit the extent of the Agreement or of any part hereof.

15. **Construction.** No provision of this Agreement shall be construed against or interpreted to the disadvantage of Employee or the Company by any court or government or judicial authority by reason of Employee or the Company having or being deemed to have structured or drafted such provision of this Agreement.

16. **Forum Selection and Governing Law.** The Company and Employee agree that any dispute arising out of this Agreement shall be brought exclusively in the state or federal courts located in the State of Georgia and having jurisdiction over Cherokee County, Georgia. Each party hereby waives any objection to the personal or subject matter jurisdiction of such courts. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Georgia, irrespective of the choice of law rules thereof.

17. **Survivorship.** The respective rights and obligations of the parties hereunder shall survive the termination of Employee's employment with the Company and this Agreement to the extent necessary to the intended preservation of such rights and obligations.

18. **Understanding.** Employee acknowledges and agrees that he has read and fully understands the contents and the effect of this Agreement. Employee accepts each and every term, condition, and provision in this Agreement, and does so voluntarily and with full knowledge and understanding of the contents, nature, and effect of the Agreement.

[*Signature Page Follows*]

IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be duly executed as of the date first written above.

Global Energy Systems – Ball Ground, LLC

____
By:
Title:

Employee:

____
James Bobo

Addendum A

RELEASE

[____________], 20[_]

Global Energy Systems – Ball Ground, LLC
c/o Global Energy Holdings Group, Inc.
3348 Peachtree Road, NE
Tower Place Building 200, Suite 250
Atlanta, Georgia 30326
Attention: Chief Executive Officer

Ladies and Gentlemen:

Reference is made to that certain Employment Agreement, dated as of [__________], 2008 (the "***Employment Agreement***") between the undersigned and Global Energy Systems – Ball Ground, LLC, a Georgia limited liability company (the "***Company***"). All capitalized terms used but not defined herein shall have the meanings provided in the Employment Agreement.

In order to induce the Company to continue to provide the undersigned with the Base Amount in accordance with the Employment Agreement, not withstanding the termination of the Employment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby covenants and agrees as follows:

1. **Release of Claims.** The undersigned hereby completely releases, acquits and forever discharges each of the Releasees (as defined below) from any Claim (as defined below), and hereby irrevocably, unconditionally and completely waives and relinquishes each and every Claim that the undersigned may have had in the past, may now have or may have in the future against any of the Releasees; *provided, however,* that the undersigned is not releasing the undersigned's rights under the Purchase Agreement as well as the various closing documents (other than the Employment Agreement) entered into by the undersigned at the closing of the transaction contemplated under the Purchase Agreement.

2. **Additional Provisions Applicable Only to Claims Under the ADEA.** The undersigned specifically acknowledges and agrees that by executing this release, he is knowingly and voluntarily releasing and forever discharging Releasees from rights or claims arising under the Age Discrimination in Employment Act ("***ADEA***"), 29 U.S.C. § 621 *et seq.*; *provided, however,* that he does not waive such rights or claims that may arise after the date the waiver is executed. The undersigned acknowledges and agrees that (a) he is waiving such rights or claims only in exchange for consideration in addition to anything of value to which he already is entitled; (b) he is hereby advised in writing to consult with an attorney prior to executing the agreement; and (c) he has been given a period of 21 days within which to consider the agreement. The undersigned further acknowledges and agrees that, for a period of 7 days following the execution of this agreement, he may revoke the agreement, and the agreement shall

not become effective or enforceable until the revocation period has expired.

3. Definitions. For purposes of this Agreement:

(a) the term "**Releasees**" means the Company and Global Energy Holdings Group, Inc. and each of their respective directors, officers, agents, stockholders, members, managers, employees and affiliates; and

(b) the term "**Claim**" means all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including, without limitation, (i) any unknown, unsuspected or undisclosed claim; and (ii) any claim or right that may be asserted or exercised by the undersigned in the undersigned's capacity as a stockholder, director, officer or employee of the Company or in any other capacity.

4. Miscellaneous. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. If any legal action or other legal proceeding relating to this letter agreement or the enforcement of any provision of this letter agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled). If any provision of this letter agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then: (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent; (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction; and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this letter agreement. Each provision of this letter agreement is separable from every other provision of this letter agreement, and each part of each provision of this letter agreement is separable from every other part of such provision. The delivery of this letter agreement by facsimile shall be sufficient to bind the undersigned to the terms and conditions of this letter agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has signed this Release as of the date first set forth above.

Very truly yours,

____
James Bobo

____
Address

____

(_____)_______________________
Telephone

(_____)_______________________
Facsimile

Addendum B

Investment Activities

EXHIBIT C-2

EMPLOYMENT AGREEMENT

This Employment Agreement (this "***Agreement***") is made and entered into as of this [__] day of January, 2009 (the "***Effective Date***") by and between Global Energy Systems – Ball Ground, LLC (the "***Company***") and David Bobo ("***Employee***").

RECITALS

WHEREAS, Employee is party to that certain Equity Interest Purchase Agreement (the "***Purchase Agreement***"), dated as of January 28, 2009, by and among James Bobo, David Bobo (collectively, the "***Sellers***"), Ball Ground Recycling, LLC, Bobo-Grinding, Inc., Wood-Tech, LLC, Bobo Grinding Equipment, LLC, Georgia National Trucking, LLC, BGR Trucking, LLC, BG Land, LLC and Prime Management, LLC (collectively, the "***Bobo Companies,***" and each, a "***Bobo Company***") and Global Energy Holdings Group, Inc., the parent of the Company ("***Purchaser***") pursuant to which Purchaser is to purchase all of the issued and outstanding equity interests of each Bobo Company, of which 50% are held (directly or indirectly) beneficially and of record by Employee;

WHEREAS, Employee will receive substantial benefit from the transactions contemplated by the Purchase Agreement;

WHEREAS, it is a condition to Purchaser's obligations under the Purchase Agreement that Employee execute this Agreement, and Employee acknowledges and agrees that Purchaser would not consummate the transactions contemplated by the Purchase Agreement without Employee's execution hereof; and

WHEREAS, the Company desires to employ Employee, and Employee desires to be employed by the Company, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENTS

1. **Term.** The term of this Agreement shall begin on the Effective Date and end on the third (3rd) anniversary of the Effective Date (the "***Initial Term***"), unless it is renewed or earlier terminated in accordance with Section 6 of this Agreement (the Initial Term and any renewal thereof or earlier termination in accordance herewith is referred to as the "***Term***"). If not earlier terminated, this Agreement shall automatically renew for additional one (1) year period(s) at the end of the Initial Term and each anniversary thereof unless at least ninety (90) days prior to the end of the Initial Term or applicable

anniversary thereof the Company or Employee provides written notice to the other of its or his intent not to renew the Agreement.

2. **<u>Position and Duties</u>.** During the Term, the Company shall employ Employee as the President and Chief Operating Officer. Employee shall have such responsibilities, duties, and authorities as are customary for such management position of a business entity similarly-situated to the Company as of the Effective Date and such other responsibilities, duties, and authorities that are reasonably assigned to him by the Company's Board of Managers (the "***Board***"). Employee shall fulfill his duties and responsibilities in a reasonable and appropriate manner and in compliance with the Company's policies and practices and the laws and regulations that apply to the Company's operation and administration. While employed by the Company, Employee shall devote his full professional time and attention to the business and affairs of the Company and shall not be employed by any other business entity without the prior written approval of the Board.

3. **<u>Compensation</u>.** For all services rendered by Employee during the Term, the Company shall compensate Employee as follows:

(a) ***Base Salary***. During the Term, the Company shall pay to Employee an annual salary (the "***Base Salary***") of Two Hundred Thousand Dollars ($200,000) for all services rendered by Employee as an employee of the Company. The Base Salary shall be payable to Employee in accordance with the Company's standard payroll procedures and shall be subject to all applicable withholdings.

(b) ***Bonus.*** Employee will be eligible for an annual bonus in accordance with the Company's bonus plan to be established for the fiscal year ending December 31, 2009. Employee will also be eligible to participate in any stock option programs made available to senior executives of Purchaser.

(c) ***Benefits.*** During the Term, Employee shall be offered medical coverage for him, spouse and dependents reasonably consistent with either (at the Company's option): (i) the medical plan coverage formerly in place by the Bobo Companies; or (ii) the medical coverage (when and if procured) by Purchaser or its affiliates. In addition, Employee shall be eligible to participate in the Company's then-current benefits plans consistent with the terms of those plans. The Company reserves the right to change, amend, or terminate its benefits plans in its discretion; provided, that if medical coverage is not available to Employee, then the Company shall pay to Employee on a monthly basis during the balance of the Term the amount necessary (along with an appropriate tax gross up) for Employee to continue the medical coverage provided to Employee by the Bobo Companies. Employee shall also be eligible for four (4) weeks vacation.

(d) ***Automobile; Additional Perquisites***. During the term of this Agreement, the Company shall pay Employee a monthly automobile allowance of One Thousand Dollars ($1000), payable on the first of each month, which will fully reimburse Employee for the cost of leasing and insuring an automobile for Employee's business use. In

addition to the foregoing, the Company shall reimburse Employee for gasoline expenditures related to Employee's business use of such vehicle at the then-current mileage reimbursement rate established by the U.S. General Services Administration for privately owned vehicles, provided the requests for reimbursement are accompanied by appropriate documentation including mileage logs. During the Term, the Company shall: (i) reimburse Employee up to $5,000 per year for the cost of the term life insurance currently provided to Employee by the Bobo Companies; (ii) reimburse Employee for the cost of his use (but not the use of his family) of a cellular telephone; and (iii) provide Employee with a "wi-fi" wireless data card for Employee's use with his laptop computer.

4. Expense Reimbursement. The Company shall reimburse Employee for (or, at the Company's option, pay) all business travel, entertainment, and other out-of-pocket expenses reasonably incurred by Employee in the performance of his services hereunder during the Term, including, without limitation, industry council, panel and association dues and travel; provided, that such expenses are appropriately documented in reasonable detail by Employee in a format and manner consistent with the Company's expense reporting policies and applicable federal and state tax recordkeeping requirements. In addition, the Company shall provide Employee a corporate credit card for Employee to pay directly any out-of-pocket expenses which would otherwise be reimbursable by the Company pursuant to this Section 4.

5. Termination. Employee's employment and the Term of this Agreement may be terminated in any one of the following ways:

(a) ***Termination by the Company.***

(i) ***Death or Disability.*** In the event Employee dies or has a Disability (as defined below),the Term and Employee's employment with the Company shall immediately terminate. "***Disability***" means the suffering by Employee for at least 180 consecutive days of a physical or mental condition resulting from bodily injury, disease, or mental disorder that renders Employee incapable of continuing even with reasonable accommodation to perform the essential functions of his employment. In the event of a dispute, the determination of Disability shall be made by a physician competent in the area to which such Disability relates and mutually agreeable to the Corporation and the Employee.

(ii) ***Termination for Cause.*** The Company may terminate the Term and Employee's employment with the Company for Cause, effective immediately upon the Company's delivery of written notice to Employee that the Company has terminated Employee for Cause (which in the case of the items in Sections 5(a)(ii)(a) and (c) require thirty (30) days notice and opportunity to cure). For purposes of this Agreement, "***Cause***" shall mean:

(a) Employee's willful breach of duty, material neglect of duty, or willful misconduct subject in all events to the remediation right below;

(b) Employee's conviction of, or plea of no contest to, any felony involving fraud, embezzlement, or theft;

(c) Employee's breach of any material provision of this Agreement or Article XI of the Purchase Agreement subject in all events to the remediation right below; or

(d) Employee's breach of his fiduciary duties to the Company which has a material effect on the Company or is otherwise willful and reckless with an intention to cause such effect;

provided, however, that with respect to subsections (a) and (c) above, it shall constitute Cause only if and upon the following two conditions being fulfilled: (x) such conduct has caused, or has the potential likelihood to cause, Losses to the Company of more than $5,000; and (z) Employee fails to cure and remediate within thirty (30) days of the Company's delivery of written notice stating the facts and circumstances it contends constitute such breach (which notice shall not in and of itself constitute Cause hereunder until expiration of the cure and remediation period), and in such instance, cure and remediation shall be deemed to occur if Employee shall have either: (i) cured the alleged breach by arrangements with have the effect of placing the Company in the position it would have been had no such breach occurred, along with reasonable assurances that the same or similar breach will not occur in the future; or (ii) remediated the breach by reimbursement to the Company of its actual Losses. In either instance of cure or remediation, any further activities by Employee substantially similar to the original activity which caused the breach shall thereby be grounds for an immediate Cause termination hereunder (without the cure and remediation right set forth above).

(iii) ***Termination without Cause.*** At any time during the Term, the Company may, without Cause and for any reason whatsoever, terminate the Term and Employee's employment with the Company, effective as stated in the written notice by the Company but not less than sixty (60) days after the Company's delivery of such notice. The Company may require that Employee not report to work during the such notice period.

(b) ***Termination by Employee.***

(i) ***Termination for Good Reason.*** Employee may terminate the Term and his employment with the Company for Good Reason, effective immediately upon receipt of written notice by the Company. For purposes of this Agreement, "***Good Reason***" shall mean any of the following, which the Company fails to cure within ten (10) days of having received written notice from Employee of the facts and circumstances that he contends constitute Good Reason:

(a) a material diminution in Employee's responsibilities; or

(b) any relocation of Employee's place of employment without his consent, which such relocation requires Employee to travel more than the greater of: (1) ten (10) miles from Employee's previous place of employment; or (2) fifty (50) miles from Employee's then-current residence; or

(c) a reduction in Employee's Base Salary (other than as part of a pro rata reduction among all of Company's executive officers).

(ii) ***Termination without Good Reason.*** Employee may terminate the Term and his employment with the Company without Good Reason, effective as stated in the written notice by Employee but not less than sixty (60) days after Employee's delivery of such notice. The Company may require that Employee not report to work during the such notice period.

(c) ***Board Determination.*** Any termination decision to be made by the Company shall be made by the Board (and Employee shall recuse himself from the Board vote if he is then on the Board).

(d) ***Effects of Termination.***

(i) Subject to Section 5(d)(iii), if Employee's employment by the Company is: (a) terminated by the Company for Cause; or (b) terminated by Employee without Good Reason, then all obligations of the Company to provide compensation and benefits under this Agreement shall immediately cease upon such termination and Employee shall have no claim against the Company for damages or otherwise by reason of such termination. The Company's election to terminate Employee's employment for Cause shall be without prejudice to any remedy the Company may have against Employee for the breach or non-performance of any of the provisions of this Agreement. Employee's election to terminate without Good Reason under Section 5(b)(ii) shall in no event be considered a breach hereunder, and the parties shall mutually coordinate in good faith for the transition of his employment duties.

(ii) In addition to the provisions of Section 5(d)(iii), if Employee's employment by the Company is: (a) terminated by the Company without Cause; or (b) terminated by Employee for Good Reason, then the Company shall continue to pay as severance, for the "Severance Period" (as defined below), the Base Salary together with an amount (including an appropriate tax gross up) for Employee to maintain equivalent medical coverage (whether by COBRA or otherwise). The Severance Period shall be twelve months from the effective date of termination of Employee's employment. Such severance shall be payable in accordance with the Company's standard payroll procedures and will be subject to all applicable withholdings. In consideration for his severance payment, Employee will sign a general release of the Company and its affiliates in substantially the form as attached hereto in Addendum "A." Employee

acknowledges and agrees that he will not be entitled to any severance in the event he fails to sign such release. Employee further acknowledges and agrees that he will no longer receive any severance payments, and will forfeit any severance payments already received, in the event he violates any of the covenants contained in Sections 7 and 8 of this Agreement.

(iii) Upon termination of Employee's employment for any reason provided in this Agreement, the Company shall offer Employee and his qualified dependents continued coverage under the applicable health insurance plan, to the extent required by the Consolidated Omnibus Budget Reconciliation Act ("***COBRA***"), at Employee's cost (unless otherwise specified herein), so long as Employee or his dependents are eligible for COBRA coverage.

(iv) To the extent Employee is on the Board of Managers, Board of Directors or other governing body of any of the Company, Purchaser or their respective affiliates, should Employee's employment be terminated for Cause, Employee shall resign from the Board of Managers, Board of Directors or other governing body of each of the Company, Purchaser and their respective affiliates, effective immediately upon the termination of Employee's employment with the Company.

6. <u>Employee Covenants</u>.

(a) During Employee's employment with the Company and for the "Restraint Period" (as defined below) following the termination thereof for any reason, Employee shall not, either directly or indirectly, for himself or on behalf of or in conjunction with, any other person, company, partnership, corporation, business, group, or other entity (each, a "***Person***"):

(i) engage as an officer, director, owner, partner, member, joint venturer, or in any managerial capacity (whether as an employee, independent contractor, or consultant), with respect to any business, activity, or operation that provides or seeks to provide the Business in the Territory; provided, however, that nothing contained in this Section 6(a)(i) shall prevent Employee from holding for investment no more than two percent (2%) of any class of equity securities of a company whose securities are publicly traded on a national securities exchange or in a national market system. For purposes of this Agreement, the "***Business***" shall mean any business activity competing with or substitutable for the ownership, construction, maintenance, management or operation of facilities and sites used to receive or recycle wood waste, land clearing debris, or green yard waste, which Employee acknowledges and agrees is the primary business of the Company, and the "***Territory***" shall mean the territory in which the Company engages or is licensed in the Business, or both of them, on the date hereof;

(ii) solicit or attempt to solicit, recruit or attempt to recruit, any employee, agent, or contract worker of the Company with whom Employee had contact during the course of his employment with the Company in order to induce them to

terminate their employment or to terminate or limit their agency or other relationship with the Company (provided, however, that no solicitation or recruitment for employment shall be deemed a breach of this Agreement if it (a) consists solely of job advertisements placed in general circulation, trade or industry publications, or other media (in any case, not specifically directed at the Company) or (b) relates to an employee who is no longer employed by the Company at the time of the solicitation or recruitment); or

(iii) solicit or attempt to solicit, call upon or attempt to call upon, divert or attempt to divert, or take away or attempt to take away, for the purpose of competing with the Company in the Business, any customer, supplier, or trading partner of the Company with whom Employee had business-related contact during the course of his employment with the Company.

For purposes hereof, "***Restraint Period***" shall mean:

(A) if Employee's employment with the Company is terminated by the Company for Cause or by the Employee with or without Good Reason, twelve (12) months; *provided, however*, that the Restraint Period shall be three (3) months should the following two conditions occur: (1) Employee is terminated by the Company without Cause or the Seller terminates his employment for Good Reason; and (2) at the effective date of the termination of Employee's employment with the Company, the average trading price of Purchaser's stock for the prior 60 trading days (or such lesser number of days as may be required by the NYSE Alternext US) is less than $2.50; and provided, further, that the Restraint Period shall in all events earlier terminate (regardless of the time period specified above) effective upon the earlier of the foregoing: (a) any acceleration of indebtedness under the Promissory Note (as defined in the Purchase Agreement) following the occurrence of an event of default thereunder; or (b) any acceleration of indebtedness held by any secured lender to the Company or Purchaser pursuant to any credit facility under which Employee provided a personal guaranty, following an event of default thereunder, in any case which results in such secured lender seeking recourse under such personal guaranty; and

(B) if Employee's employment with the Company is terminated by the Company without Cause, zero (0) months.

(b) The covenants in Section 6(a) are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of Section 6(a) relating to time period, scope, or geographic areas of the restrictive covenants in Section 6(a) shall be declared by a court of competent jurisdiction to exceed the maximum time period, scope, or geographic area, as applicable, that such court deems reasonable and enforceable, then this Agreement shall automatically be considered to have been amended and revised to reflect such determination. In furtherance of the foregoing, any court of competent jurisdiction is hereby authorized and requested to so modify the covenants set forth in Section 6(a) to

the extent required to make such covenants reasonable to, and enforceable by, such court of competent jurisdiction.

(c) Each of the covenants in Section 6(a) shall be construed as an agreement independent of any other provisions in this Agreement, and the existence of any claim or cause of action Employee may have against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.

(d) Employee has carefully read and considered the provisions of Section 6(a) and, having done so, agrees that the restrictive covenants contained therein impose a fair and reasonable restraint on Employee that is reasonably required to protect the interests of the Company. Employee acknowledges and agrees that the provisions of Section 6(a) will not interfere with Employee's ability to earn a livelihood and do not confer a benefit upon the Company that is disproportionate to the detriment to Employee. Employee covenants that he will not challenge the enforceability of Section 6(a) nor will he raise any equitable defense to its enforcement.

(e) Employee acknowledges and agrees that if he were to breach any of the provisions of Section 6(a), his breach would result in immediate and irreparable harm to the Company which cannot be adequately or reasonably compensated at law. Accordingly, Employee acknowledges and agrees that the Company shall be entitled, if any such breach shall occur or be threatened or attempted, to a decree of specific performance and to a temporary, preliminary, and permanent injunction, without being required to post a bond.

(f) Nothing in this Section 6(a) shall be deemed a waiver or modification of any rights or remedies the Company may have under applicable foreign, federal, state, or local laws.

(g) Notwithstanding anything set forth in this Section 6, the Company acknowledges and agrees that if the Company stops paying any severance payments owed to Employee for any reason other than as a result of Employee's breach of this Agreement, then Employee's covenants set forth in this Section 6 shall immediately terminate and become null and void.

7. <u>Trade Secrets and Confidential Information</u>.

(a) Employee acknowledges and agrees that (i) with regard to each item constituting all or any portion of the Trade Secrets, for so long as such item continues to constitute a Trade Secret under applicable law and (ii) with regard to any Confidential Information, during his employment and for a period of three (3) years after the termination thereof for any reason: Employee shall hold in confidence all Trade Secrets and all Confidential Information and will not, either directly or indirectly, use, sell, lend, lease, distribute, give, transfer, assign, show, disclose, disseminate, reproduce, copy, appropriate, or otherwise communicate any Trade Secrets or Confidential

Information to any Person without the prior written consent of the Company and provided, however, that the restriction on using any such Trade Secrets or Confidential Information shall in all events earlier terminate (regardless of the time period specified above) effective upon the any foreclosure, or transfer in lieu of foreclosure, by any secured lender to the Company, Purchaser or its affiliates of any material operating assets of the Business (as defined in the Purchase Agreement), which shall include any such action by Employee (as one of the Sellers) under the security agreement securing the Promissory Note referenced in the Purchase Agreement.

(b) "***Confidential Information***" means data or other information relating to the business of the Company or its affiliates (collectively, "***GEHG***"), whether or not constituting a "Trade Secret," which is or has been disclosed to Employee or of which Employee became aware as a consequence of his relationship with GEHG and which has value to GEHG, is not generally known to GEHG's competitors, and is subject to reasonable efforts by GEHG to prevent disclosure. Confidential Information includes, without limitation, information in any form or media (including documents, records, agreements, drafts, and email) regarding GEHG's officers, directors, employees, members, managers, customers, or actively sought prospective customers, investors and investments or actively sought investors and investments, suppliers, manufacturers, and distributors gained by Employee as a result of Employee's relationship with GEHG. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by GEHG (except where such public disclosure has been made by Employee without authorization), that has been independently developed and disclosed by others, that otherwise enters the public domain through lawful means, or that is required by law, regulation, or court order to be disclosed, provided that prior written notice is given to GEHG, and Employee, to the extent legally permitted, uses reasonable efforts to provide the Company a reasonable opportunity to obtain a protective or similar order prior to such disclosure.

(c) "***Trade Secrets***" means information, including, without limitation, technical or non-technical data, techniques relating to the preparation or production of illustrations and animations for use in GEHG's computer software products, source codes, flow charts, diagrams, technical documentation, scripts, algorithms, file structures, metadata, data definitions and principles of operation, relating or reflected in GEHG's computer software programs, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, or other information similar to any of the foregoing, which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use and are the subject of efforts that are reasonable under the circumstances to maintain their secrecy. For purposes of this Agreement, the term Trade Secret will not include information that Employee can show by competent proof (i) was known to Employee and reduced to writing prior to disclosure by GEHG (but only if Employee promptly notifies GEHG of Employee's prior knowledge); (ii) was generally known to the public at the time GEHG disclosed the information to Employee; or (iii) became generally known to the public after disclosure by GEHG through no act or omission of Employee.

(d) Employee acknowledges and agrees that if he were to breach any of the provisions of Section 7(a) his breach would result in immediate and irreparable harm to the Company which cannot be adequately or reasonably compensated at law. Accordingly, Employee acknowledges and agrees that the Company shall be entitled, if any such breach shall occur or be threatened or attempted, to a decree of specific performance and to a temporary, preliminary, and permanent injunction, without being required to post a bond.

(e) Nothing in this Section 7 shall be deemed a waiver or modification of any rights or remedies the Company may have under applicable foreign, federal, state, or local laws.

8. **Return of Company Property.** All records, designs, patents, business plans, financial statements, manuals, memoranda, customer lists, customer databases, rolodex, and other property delivered to or compiled by Employee by or on behalf of the Company which pertain to the Company or the Business shall be and remain the property of the Company and shall be subject at all times to its discretion and control. Upon the request of the Company and, in any event, upon the termination of the Employee's employment with the Company for any reason, Employee shall deliver all such materials to the Company. Likewise, all correspondence, reports, records, charts, advertising materials, and other similar data pertaining to the Business which are collected by Employee shall be delivered promptly to the Company without request by it upon termination of Employee's employment.

9. **Work Product and Inventions.**

(a) ***Works.*** Employee acknowledges and agrees that Employee's work on and contributions to documents, programs, methodologies, protocols, and other expressions in any tangible medium which have been or will be prepared by Employee in connection with the Business, or to which Employee has contributed or will contribute, in connection with Employee's services to the Company (collectively, "Works") are and will be within the scope of Employee's services and part of Employee's duties and responsibilities. Employee's work on and contributions to the Works will be rendered and made by Employee for, at the instigation of, and under the overall direction of, the Company, and are and at all times shall be regarded, together with the Works, as "work made for hire" as that term is used in the United States Copyright Laws. However, to the extent that any court or agency should conclude that the Works (or any of them) do not constitute or qualify as "work made for hire," Employee hereby assigns, grants, and delivers, exclusively and throughout the world, to the Company all rights, titles, and interests in and to any such Works, and all copies and versions, including all copyrights and renewals. Employee agrees to cooperate with the Company and to execute and deliver to the Company, its successors and assigns, any assignments and documents the Company reasonably requests for the purpose of establishing, evidencing, and enforcing or defending its complete, exclusive, perpetual, and worldwide ownership of all rights, titles, and interests of every kind and nature, including all copyrights, in and to the

Works, and Employee constitutes and appoints the Company as its agent to execute and deliver any assignments or documents Employee fails or refuses to execute and deliver, this power and agency being coupled with an interest and being irrevocable. Without limiting the preceding provisions of this Section 9(a), Employee agrees that the Company may edit and otherwise modify, use, publish, and otherwise exploit, the Works in all media and in such manner as the Company, in its sole discretion, may determine.

(b) Inventions and Ideas. Employee shall disclose promptly to the Company (which shall receive it in confidence), and only to the Company, any invention or idea of Employee in any way connected with or related to the Business, the Company's research and development, or demonstrably anticipated research or development (developed alone or with others), conceived or made during Employee's employment with the Company, and hereby assigns to the Company any such invention or idea. Employee acknowledges and agrees to cooperate with the Company and sign all papers reasonably deemed necessary by the Company to enable it to obtain, maintain, protect, and defend patents covering such inventions and ideas and to confirm the Company's exclusive ownership of all rights in such inventions, ideas, and patents, and irrevocably appoints the Company as its agent to execute and deliver any assignments or documents Employee fails or refuses to execute and deliver promptly, this power and agency being coupled with an interest and being irrevocable. This constitutes the Company's written notification that this assignment does not apply to an invention for which no equipment, supplies, facility, Confidential Information or Trade Secret of the Company was used and which was developed entirely on Employee's own time unless (i) the invention relates directly to the Business or to the Company's actual or demonstrably anticipated research or development or (ii) the invention results from any work performed by Employee for the Company.

(c) Investment Activities. The Company acknowledges that Employee currently owns and conducts, and will continue to own and conduct, various investment-related activities focused on real estate assets or loans. So long as: (i) such activities do not conflict with the provisions of Sections 6, 7, 8 and 9 of this Agreement; and (ii) Employee conducts such activities so as not to interfere or affect the duties specified hereunder, Employee shall be permitted to conduct such activities.

10. <u>No Conflicting Agreements</u>. Employee hereby represents and warrants to the Company that the execution of this Agreement by Employee and his employment by the Company and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client, or any other person or entity.

11. <u>Assignment; Binding Effect</u>. Employee understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience, and skills. Employee agrees, therefore, that he cannot assign all or any portion of his performance under this Agreement. The Company may assign this Agreement in whole or in part to any subsidiary or affiliate of the Company or to any assignee or successor to the Company, whether by merger, consolidation, sale of stock, sale of assets, or otherwise. Subject to the preceding sentences of this Section 12, this

Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective heirs, legal representatives, successors, and assigns.

12. **Complete Agreement; Waiver; Amendment.** This Agreement constitutes a single integrated contract expressing the entire agreement of the parties and supersedes and replaces any and all other agreements, whether written or oral, express or implied, between Employee and the Company as it relates to the subject matter hereof. This Agreement is the final, complete, and exclusive statement of expression of the agreement between the Company and Employee with respect to the subject matter hereof, and cannot be varied, contradicted, or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized representative of the Company and Employee, and no term of this Agreement may be waived except by a writing signed by the party waiving the benefit of such term.

13. **Notice.** Whenever any notice is required hereunder, it shall be in writing and addressed as follows:

To the Company:

Global Energy Systems – Ball Ground, LLC
c/o Global Energy Holdings Group, Inc.
3348 Peachtree Road, NE
Tower Place Building 200, Suite 250
Atlanta, Georgia 30326
Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP
201 17th Street, Suite 1700
Atlanta, Georgia 30363
Attention: Billy Ching, Esq.

To the Employee:

David Bobo
c/o William McKenzie, Esq.
Burr & Forman LLP
171 17th Street, Suite 1100
Atlanta, Georgia 30363

14. **Severability; Headings.** If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. This severability provision shall be in addition to, and not in place of, the provisions of Section 6(c) above. The section headings are for

reference purposes only and are not intended in any way to describe, interpret, define, or limit the extent of the Agreement or of any part hereof.

15. Construction. No provision of this Agreement shall be construed against or interpreted to the disadvantage of Employee or the Company by any court or government or judicial authority by reason of Employee or the Company having or being deemed to have structured or drafted such provision of this Agreement.

16. Forum Selection and Governing Law. The Company and Employee agree that any dispute arising out of this Agreement shall be brought exclusively in the state or federal courts located in the State of Georgia and having jurisdiction over Cherokee County, Georgia. Each party hereby waives any objection to the personal or subject matter jurisdiction of such courts. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Georgia, irrespective of the choice of law rules thereof.

17. Survivorship. The respective rights and obligations of the parties hereunder shall survive the termination of Employee's employment with the Company and this Agreement to the extent necessary to the intended preservation of such rights and obligations.

18. Understanding. Employee acknowledges and agrees that he has read and fully understands the contents and the effect of this Agreement. Employee accepts each and every term, condition, and provision in this Agreement, and does so voluntarily and with full knowledge and understanding of the contents, nature, and effect of the Agreement.

[*Signature Page Follows*]

IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be duly executed as of the date first written above.

Global Energy Systems – Ball Ground, LLC

____
By:
Title:

Employee:

____
David Bobo

Addendum A

RELEASE

[____________], 20[_]

Global Energy Systems – Ball Ground, LLC
c/o Global Energy Holdings Group, Inc.
3348 Peachtree Road, NE
Tower Place Building 200, Suite 250
Atlanta, Georgia 30326
Attention: Chief Executive Officer

Ladies and Gentlemen:

Reference is made to that certain Employment Agreement, dated as of [__________], 2008 (the "***Employment Agreement***") between the undersigned and Global Energy Systems – Ball Ground, LLC, a Georgia limited liability company (the "***Company***"). All capitalized terms used but not defined herein shall have the meanings provided in the Employment Agreement.

In order to induce the Company to continue to provide the undersigned with the Base Amount in accordance with the Employment Agreement, not withstanding the termination of the Employment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby covenants and agrees as follows:

1. Release of Claims. The undersigned hereby completely releases, acquits and forever discharges each of the Releasees (as defined below) from any Claim (as defined below), and hereby irrevocably, unconditionally and completely waives and relinquishes each and every Claim that the undersigned may have had in the past, may now have or may have in the future against any of the Releasees; *provided, however,* that the undersigned is not releasing the undersigned's rights under the Purchase Agreement as well as the various closing documents (other than the Employment Agreement) entered into by the undersigned at the closing of the transaction contemplated under the Purchase Agreement.

2. Additional Provisions Applicable Only to Claims Under the ADEA. The undersigned specifically acknowledges and agrees that by executing this release, he is knowingly and voluntarily releasing and forever discharging Releasees from rights or claims arising under the Age Discrimination in Employment Act ("***ADEA***"), 29 U.S.C. § 621 *et seq.*; *provided, however,* that he does not waive such rights or claims that may arise after the date the waiver is executed. The undersigned acknowledges and agrees that (a) he is waiving such rights or claims only in exchange for consideration in addition to anything of value to which he already is entitled; (b) he is hereby advised in writing to consult with an attorney prior to executing the agreement; and (c) he has been given a period of 21 days within which to consider the agreement. The undersigned further acknowledges and agrees that, for a period of 7 days following the execution of this agreement, he may revoke the agreement, and the agreement shall

not become effective or enforceable until the revocation period has expired.

3. **Definitions**. For purposes of this Agreement:

(a) the term "**Releasees**" means the Company and Global Energy Holdings Group, Inc. and each of their respective directors, officers, agents, stockholders, members, managers, employees and affiliates; and

(b) the term "**Claim**" means all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including, without limitation, (i) any unknown, unsuspected or undisclosed claim; and (ii) any claim or right that may be asserted or exercised by the undersigned in the undersigned's capacity as a stockholder, director, officer or employee of the Company or in any other capacity.

4. **Miscellaneous.** This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. If any legal action or other legal proceeding relating to this letter agreement or the enforcement of any provision of this letter agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled). If any provision of this letter agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then: (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent; (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction; and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this letter agreement. Each provision of this letter agreement is separable from every other provision of this letter agreement, and each part of each provision of this letter agreement is separable from every other part of such provision. The delivery of this letter agreement by facsimile shall be sufficient to bind the undersigned to the terms and conditions of this letter agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has signed this Release as of the date first set forth above.

Very truly yours,

____
David Bobo

____
Address

____

(_____) ________________________
Telephone

(_____) ________________________
Facsimile

Addendum B

Investment Activities

EXHIBIT D

GLOBAL ENERGY HOLDINGS GROUP, INC.

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT ("***Agreement***") is dated as of January [_], 2009, by and between **GLOBAL ENERGY HOLDINGS GROUP, INC.**, a Georgia corporation ("***Company***"), and [______] **BOBO** ("***Stockholder***").

RECITALS

WHEREAS, Stockholder is the holder of an aggregate of 2,000,000 shares of the Company's Common Stock (the "***Stock***");

WHEREAS, the Company is entering into an Equity Interest Purchase Agreement (the "***Purchase Agreement***") to which Stockholder is a party; and

WHEREAS, it is a condition to the Company's execution and delivery of the Purchase Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the agreements set forth below, and the parties' desire to provide for continuity of ownership of the Company to further the interests of the Company and its present and future stockholders and for an incentive for Stockholder to continue to provide services to the Company or its subsidiaries, the parties hereby agree with each other as follows:

1. REPURCHASE OPTION.

(a) As of the date hereof, 50.00% of the Stock is fully vested and 50.00% of the Stock is unvested and subject to the Company's Repurchase Option (as hereinafter defined).

(b) If any of the following events were to occur: (1) the Stockholder is terminated from employment with Global Energy Systems – Ball Ground, LLC, as the Company's subsidiary ("***GES***") without Cause; or (2) Stockholder resigns from such employment with Good Reason (in each case as defined in the employment agreement in effect between Stockholder and GES), then all of the then unvested Stock shall be fully vested and not subject to the Company's Repurchase Option.

(c) In the normal course of events, should Stockholder be employed with GES as of each anniversary date hereof, then an additional 25.00% of the Stock (500,000

shares of Common Stock) will become vested and not subject to the Company's Repurchase Option on each anniversary of the date hereof, such that all of the Stock shall be fully vested and not subject to the Company's Repurchase Option on the second anniversary hereof.

(d) Upon termination of Stockholder's employment by either party for any reason or no reason, the Company shall have an irrevocable option (the "***Repurchase Option***"), for a period of ninety (90) days after said termination, or such longer period as may be agreed to in writing by the Company and Stockholder, to repurchase from Stockholder, all of the shares of the Stock that have not vested and not been released from the Repurchase Option in accordance with Sections 1(a), (b) and (c) above (or such lesser amount of the Stock as the Company elects to purchase in its sole discretion). The price to be paid for the Repurchase Option (the "***Purchase Price***") shall be: (i) in the event of Stockholder's resignation without Good Reason, the lower of: (A) \$0.205/share; and (B) the fair market value of the Company's Common Stock at the time such Repurchase Option is exercised, as determined in good faith by the Company's Board of Directors (the "***Board***"); *provided*, that so long as the Stock is listed on an exchange, the fair market value shall be the average stock price on such exchange for the 30 trading days ending prior to the 90th (and final) day of the Company's Repurchase Option (the "***FMV***"); and (ii) in the event of the termination of Stockholder's employment for Cause, the greater of: (1) \$0.205/share; and (2) ninety percent (90%) of the FMV.

2. EXERCISE OF REPURCHASE OPTION. The Repurchase Option shall be exercised by written notice signed by an officer of the Company or by any assignee or assignees of the Company and delivered or mailed as provided in Section 12(a). Such notice shall identify the number of shares of the Stock to be purchased and shall notify Stockholder of the time, place and date for settlement of such purchase, which shall be scheduled by the Company within the term of the Repurchase Option set forth in Section 1(c). The Company shall be entitled to pay for any shares of the Stock purchased pursuant to the Repurchase Option at the Company's option, if such payment is required, in cash or by offset against any indebtedness owing to the Company by Stockholder, or by a combination of both. Upon delivery of such notice and payment of the Purchase Price (if any) in any of the ways described above, the Company shall become the legal and beneficial owner of the Stock being repurchased and all rights and interest therein or related thereto. Stockholder agrees to execute and deliver all documents reasonably requested by the Company regarding or related to the ownership of the Stock being repurchased and to properly transfer such Stock to the Company or its designee or designees. Stockholder hereby irrevocably designates and appoints any officer of the Company as attorney-in-fact to transfer the repurchased Stock on the books of the Company if such transfer is in accordance with the terms and provisions hereof.

3. ADJUSTMENTS TO STOCK. If, at any time and from time to time before the Repurchase Option has lapsed as provided herein, there is any change affecting the Company's outstanding Common Stock as a class that is effected without the receipt of consideration by the Company (through merger, consolidation, reorganization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, change in corporation structure or other transaction not involving the receipt of consideration by the Company), then any and all new, substituted or additional securities or other property to

which Stockholder is entitled by reason of Stockholder's ownership of the Stock shall be immediately subject to the Repurchase Option and be included in the word "***Stock***" for all purposes of the Repurchase Option with the same force and effect as the shares of the Stock presently subject to the Repurchase Option (with appropriate pro rata allocations to vested and unvested shares of the Stock). The applicable Purchase Price shall be appropriately adjusted with respect to any Stock subject to the Repurchase Option in connection with each such event.

4. TERMINATION. This Agreement shall terminate upon the exercise in full or expiration of the Repurchase Option, whichever occurs first.

5. ESCROW OF UNVESTED STOCK. As security for Stockholder's faithful performance of the terms of this Agreement and to insure the availability for delivery of the Stock upon exercise of the Repurchase Option herein provided for, Stockholder agrees that he will be required, at the closing of the transactions contemplated in the Purchase Agreement, to deliver to and deposit with the Secretary of the Company or the Secretary's designee ("***Escrow Agent***"), as Escrow Agent in this transaction, three (3) stock assignments duly endorsed (with date and number of shares blank) in the form attached hereto as **EXHIBIT A**, together with a certificate or certificates evidencing all of the Stock subject to the Repurchase Option; said documents would be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Stockholder set forth in **EXHIBIT B** attached hereto and incorporated by this reference, which instructions would also be delivered to the Escrow Agent at the closing of the transactions contemplated in the Purchase Agreement. Upon the written request of Stockholder, the Company shall cause the Escrow Agent to deliver the certificate(s) evidencing the vested portion of Stock to Stockholder from time to time and upon expiration of the Repurchase Option.

6. RIGHTS OF STOCKHOLDER. Subject to the provisions of Sections 5, 7 and 10, Stockholder shall exercise all rights and privileges of a Stockholder of the Company with respect to the Stock deposited in escrow. Stockholder shall be deemed to be the holder for purposes of receiving any dividends that may be paid with respect to such shares of the Stock and for the purpose of exercising any voting rights relating to such shares of Stock, even if some or all of such shares of the Stock have not yet vested and been released from the Repurchase Option.

7. LIMITATIONS ON TRANSFER. In addition to any other limitation on transfer created by applicable securities laws, Stockholder shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Stock which is subject to the Repurchase Option, except as expressly permitted herein. Any attempted transfer in violation of this provision shall be void and of no legal force.

8. RESTRICTIVE LEGENDS. All certificates representing the Stock shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by the Company):

(a) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REPURCHASE RIGHT SET FORTH IN A RESTRICTED STOCK

AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH REPURCHASE RIGHT IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY."

(b) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

(c) Any legend required by appropriate blue sky officials.

9. SECTION 83(b) ELECTION.

(a) Stockholder understands that, if the Stock is subject to a "substantial risk of forfeiture," Section 83 of the Internal Revenue Code of 1986, as amended (the "***Code***") will tax as ordinary income the difference between the amount paid for the Stock and the fair market value of the Stock as of the date the risk of forfeiture lapses. In this context, the Stock may be subject to a substantial risk of forfeiture in the form of the Repurchase Option. Stockholder understands that he may elect to be taxed at the time the Stock is purchased rather than when and as the Repurchase Option expires by filing an election, in the form attached hereto as **EXHIBIT C**, under Section 83(b) of the Code with the Internal Revenue Service (the "***IRS***") within 30 days from the date of the incurrence of the substantial risk of forfeiture. Even if the fair market value of the Stock equals the amount paid for the Stock, the election must be made to avoid adverse tax consequences in the future. Stockholder understands that failure to make this filing on a timely basis may result in the recognition of ordinary income by Stockholder as the Repurchase Option lapses, based on the difference between the purchase price and the fair market value of the Stock at the time such restriction lapses.

(b) AN ELECTION UNDER SECTION 83(b) MUST BE FILED WITHIN 30 DAYS AFTER THE DATE ON WHICH THE SUBSTANTIAL RISK OF FORFEITURE IS INCURRED. THIS TIME PERIOD CANNOT BE EXTENDED. STOCKHOLDER ACKNOWLEDGES THAT TIMELY FILING OF A SECTION 83(b) ELECTION IS STOCKHOLDER'S SOLE RESPONSIBILITY, EVEN IF STOCKHOLDER REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO FILE SUCH ELECTION ON HIS BEHALF.

(c) Stockholder shall notify the Company in writing if Stockholder files an election pursuant to Section 83(b). The Company intends, in the event it does not receive from Stockholder evidence of such filing, to claim a tax deduction for any amount which would be taxable to Stockholder in the absence of such an election.

10. REFUSAL TO TRANSFER. The Company shall not be required: (a) to transfer on its books any shares of Stock of the Company which shall have been transferred in violation of any of the provisions set forth in this Agreement; or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

11. NO EMPLOYMENT RIGHTS. This Agreement is not an employment contract and nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, GES (or a parent or subsidiary thereof) to terminate Stockholder's employment for any reason at any time, with or without cause and with or without notice.

12. MISCELLANEOUS.

(a) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or sent by telegram or fax or five (5) days after deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at his or her address hereinafter shown below its signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

(b) Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Stockholder, Stockholder's successors, and assigns.

(c) Attorneys' Fees; Specific Performance. The non-prevailing party shall reimburse the prevailing party for all costs incurred by the prevailing party in enforcing the performance of, or protecting his, her or its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys' fees. It is the intention of the parties that the Company, upon exercise of the Repurchase Option and payment for the Stock so purchased, pursuant to the terms of this Agreement, shall be entitled to receive the Common Stock, in specie, in order to have such Common Stock available for future issuance without dilution of the holdings of other Stockholders. Furthermore, it is expressly agreed between the parties that money damages are inadequate to compensate the Company for the Stock and that the Company shall, upon proper exercise of the Repurchase Option, be entitled to specific enforcement of its rights to purchase and receive said Stock.

(d) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without reference to the conflict-of-laws provisions thereof. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company's then-current principal place of business.

(e) Further Execution. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval

in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

(f) **Independent Advice.** Stockholder acknowledges that Stockholder has been provided with an opportunity to consult with Stockholder's own legal counsel, financial advisor and accountant with respect to this Agreement and the transactions contemplated herein.

(g) **Entire Agreement; Amendment.** This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(h) **Severability.** If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then: (i) such provision shall be excluded from this Agreement; (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded; and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(i) **Counterparts.** This Agreement may be executed in two or more counterparts (including by way of electronic transmission), each of which shall be deemed an original and all of which together shall constitute one instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Agreement as of the day and year first above written.

GLOBAL ENERGY HOLDINGS GROUP, INC.

By:______________________________

Rom Papadopoulos
Chief Operating Officer

Address: 3348 Peachtree Road NE
Tower Place 200
Suite 250
Atlanta, GA 30326

STOCKHOLDER:

____

[__________]

Address: ______________________________

Exhibit A – Stock Assignment Separate from Certificate

Exhibit B – Joint Escrow Instructions

Exhibit C – Section 83(b) Election Notice

EXHIBIT A

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, [_________] hereby sells, assigns and transfers unto **GLOBAL ENERGY HOLDINGS GROUP, INC.**, a Georgia corporation (the "***Company***"), pursuant to the Repurchase Option under that certain Restricted Stock Agreement, dated January __, 2009, by and between the undersigned and the Company (the "***Agreement***"), ______________ (_____) shares of Common Stock of the Company standing in the undersigned's name on the books of the Company represented by Certificate No. ________ and does hereby irrevocably constitute and appoint the Company's Secretary to transfer said stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company's Repurchase Option under the Agreement.

Dated: ____________________

____

[STOCKHOLDER]

[two copies to be signed by Stockholder at the closing, but completed by the Company only upon exercise of the Repurchase Option]

EXHIBIT B

JOINT ESCROW INSTRUCTIONS

Secretary
Global Energy Holdings Group, Inc.
3348 Peachtree Road NE
Tower Place 200
Suite 250
Atlanta, GA 30326

Ladies and Gentlemen:

As Escrow Agent for both **GLOBAL ENERGY HOLDINGS GROUP, INC.,** a Georgia corporation ("***Company***") and [________] ("***Stockholder***"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Agreement dated as of January __, 2009 ("***Agreement***"), to which a copy of these Joint Escrow Instructions is attached as **EXHIBIT B**, in accordance with the following instructions:

1. In the event Company or an assignee shall elect to exercise the Repurchase Option set forth in the Agreement, the Company or its assignee will give to Stockholder and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing thereunder at the principal office of the Company. Stockholder and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice, but only to the extent permitted under the Agreement.

2. At the closing, you are directed: (a) to date the stock assignments necessary for the transfer in question; (b) to fill in the number of shares being transferred; and (c) to deliver the same, together with the certificate evidencing the shares of stock to be transferred, to the Company against the simultaneous delivery to you of the purchase price (which may include suitable acknowledgment of cancellation of indebtedness) for the number of shares of stock being purchased pursuant to the exercise of the Repurchase Option.

3. Stockholder irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and, to the extent required under the Agreement, any additions and substitutions to said shares as specified in the Agreement. Stockholder does hereby irrevocably constitute and appoint you as his or her attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated, including but not limited to any appropriate filing with state or government officials or bank officials. Subject to the provisions of this paragraph 3, Stockholder shall exercise all rights and privileges of a Stockholder of the Company while the stock is held by you.

4. This escrow shall terminate upon the exercise in full or expiration of the Repurchase Option, whichever occurs first.

5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Stockholder that is held by you pursuant to the Agreement, you shall deliver all of the same to Stockholder and shall be discharged of all further obligations hereunder.

6. Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney in fact for Stockholder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10. You shall not be liable for the loss of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint any officer or assistant officer of the Company as successor Escrow Agent, and Stockholder hereby confirms the appointment of such successor as his or her attorney-in-fact and agent to the full extent of your appointment.

12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the

parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

14. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, including delivery by express courier, or five (5) days after deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties entitled to such notice at the following addresses, or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

Company:	Global Energy Holdings Group, Inc. 3348 Peachtree Road NE Tower Place 200 Suite 250 Atlanta, GA 30326
Stockholder:	[______________]
Escrow Agent:	Secretary Global Energy Holdings Group, Inc. 3348 Peachtree Road NE Tower Place 200 Suite 250 Atlanta, GA 30326

15. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

16. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder. You may rely upon the advice of such counsel, and you may pay such counsel reasonable compensation therefor. The Company shall be responsible for all fees generated by such legal counsel in connection with your obligations hereunder.

17. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to "***you***" and "***your***" herein refer to the original Escrow Agent. It is understood and agreed that the Company may assign its rights under these Joint Escrow Instructions.

18. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without reference to conflict-of-laws provisions thereof. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and

venue of, the appropriate state or federal court for the district encompassing the Company's then-current principal place of business.

Very truly yours,

GLOBAL ENERGY HOLDINGS GROUP, INC.

By: ____________________________
Rom Papadopoulos
Chief Operating Officer

STOCKHOLDER:

____
[__________]

ESCROW AGENT:

SECRETARY, GLOBAL ENERGY HOLDINGS GROUP, INC.

By: ____________________________
Name:

[SIGNATURE PAGE TO JOINT ESCROW INSTRUCTIONS]

EXHIBIT C

SECTION 83(b) ELECTION NOTICE

IMPORTANT TAX INFORMATION

INSTRUCTIONS REGARDING SECTION 83(b) ELECTIONS

1. An 83(b) Election is irrevocable.

2. If you want to make an 83(b) Election, an 83(b) Election Form must be filed with the Internal Revenue Service *within 30 days of the date the Restricted Stock is transferred to you or restrictions are placed on the Restricted Stock*; no exceptions to this rule are made.

3. You must provide a copy of the 83(b) Election Form to the Corporate Secretary or other designated officer of the Company. This copy should be provided to the Company at the same time that you file your 83(b) Election Form with the Internal Revenue Service.

4. In addition to making the filing under Item 2 above, you must attach a copy of your 83(b) Election Form to your tax return for the taxable year in which you received the Restricted Stock.

5. If you make an 83(b) Election and later forfeit the Restricted Stock, you will not be entitled to a refund of any tax you paid as a result of having made the 83(b) Election. You may, however, recognize a capital loss upon forfeiture.

You must consult your personal tax advisor before making an 83(b) Election. The attached election forms are intended as samples only, they must be tailored to your circumstances and may not be relied upon without consultation with a personal tax advisor.

January __, 2009

CERTIFIED MAIL
RETURN RECEIPT REQUESTED

Internal Revenue Service Center

____

____

____

Re: ***83(b) Election of [__________]***
Social Security Number:

Dear Sir/Madam:

Enclosed is an election under section 83(b) of the Internal Revenue Code of 1986 with respect to certain shares of stock of Global Energy Holdings Group, Inc. that were transferred to me on January __, 2009

Please file this election.

Sincerely,

____
[__________]

cc: Secretary of Global Energy Holdings Group, Inc.

-Doc# 917873-

January __, 2009

[Provide the Internal Revenue Service Office where you file your income taxes]

____

____

Re: Election Under Section 83(b) of the Internal Revenue Code of 1986

Ladies and Gentlemen:

The following information is submitted pursuant to Treas. Reg. §1.83-2 in connection with this election by the undersigned under Section 83(b) of the Internal Revenue Code of 1986, as amended.

THE NAME, ADDRESS AND TAXPAYER IDENTIFICATION NUMBER OF THE TAXPAYER ARE:

Name: [________] (the "Taxpayer")

Address: ________________

____

Soc. Sec. No.: ____________

THE FOLLOWING IS A DESCRIPTION OF EACH ITEM OF PROPERTY WITH RESPECT TO WHICH THE ELECTION IS MADE:

2,000,000 shares of the Common Stock of Global Energy Holdings Group, Inc. (the "Stock") on which Stock restrictions were placed pursuant to a restricted stock agreement.

THE PROPERTY WAS TRANSFERRED TO THE UNDERSIGNED ON:

__________, 2009.

The taxable year for which the election is made is:

Calendar 2009.

THE NATURE OF THE RESTRICTION TO WHICH THE PROPERTY IS SUBJECT:

The Stock may be repurchased by the Company or its assignee upon the occurrence of certain events. This repurchase right lapses over two years with regard to a portion of the Stock based on the continued

performance of services by the taxpayer to the Company during that period.

THE FOLLOWING IS THE FAIR MARKET VALUE AT THE TIME OF TRANSFER (DETERMINED WITHOUT REGARD TO ANY RESTRICTION OTHER THAN A RESTRICTION WHICH BY ITS TERMS WILL NEVER LAPSE) OF EACH PROPERTY WITH RESPECT TO WHICH THE ELECTION IS MADE:

$[__________]

THE FOLLOWING IS THE AMOUNT PAID FOR THE PROPERTY:

$[__________]

A COPY OF THIS ELECTION HAS BEEN FURNISHED TO THE COMPANY FOR WHICH SERVICES ARE PERFORMED BY THE UNDERSIGNED.

Please acknowledge receipt of this election by signing or stamping the enclosed copy of this letter and returning it to the undersigned in the enclosed, self-addressed stamped envelope.

Very truly yours,

____

[_______________]

Enclosures

cc: Secretary, Global Energy Holdings Group, Inc.

EXHIBIT E

Purchase Price Allocation Among Companies and Separate Real Property

Item Being Purchased	Entity	Purchase Price	Paid By
Member Interests	Bobo Equipment	$ 593,103*	Cash at closing
Member Interests	GNT Trucking	$ 68,609*	Cash at closing
Member Interests	BGR Trucking	$ 39,080*	Cash at closing
Member Interests	Prime Mgmt	$ 25,000	Cash at closing
Member Interests	BG Recycling	$ 1,000	Cash at closing
Stock	Bobo Grinding Inc	$ 973,208	Cash at closing
Stock	Bobo Grinding Inc	$1,980,000	Promissory Note[1]
Stock	Bobo Grinding Inc	$ 820,000	4,000,000 shares[2]
Separate Real Property	BG Land, LLC	$ 300,000	Cash at Closing
Total		$4,800,000	

[1] The amount of the note will be subject to adjustments based upon final working capital. Any additions to the note would be additional capital gains.

[2] The amount of the income recognized with respect to the stock, and the timing of that recognition, would be the actual price per share upon issuance as well as the vesting provisions and buy-out provisions in the Restricted Stock Agreement.

*Amount is based in part of an estimate of net working capital (left-in-cash and accounts receivable over accounts payable) based on historical numbers as to be refined based on actual net working capital as of the Effective Date.

EXHIBIT F-1

LEASE AGREEMENT

BETWEEN

BG LAND, LLC

AS LANDLORD

AND

GLOBAL ENERGY SYSTEMS – BALL GROUND, LLC

AS TENANT

(391 MARIETTA DRIVE,
CANTON, GEORGIA)

LEASE AGREEMENT

THIS LEASE AGREEMENT (this "Lease"), dated as of this ___ day of _________, 2009, is by and between **BG Land, LLC**, a Georgia limited liability company ("Landlord") and **Global Energy Systems - Ball Ground, LLC**, a Georgia limited liability company ("Tenant").

ARTICLE ONE
LEASE OF PREMISES

Section 1.01. Certain Definitions. The following terms shall have the following meanings:

(a) "Commencement Date" shall mean the Effective Date, as defined in the Purchase Agreement.

(b) "Purchase Agreement" shall mean that certain Equity Interest Purchase Agreement by and between, among others, Landlord (as a Seller) and Tenant (as a Purchaser Entity), dated as of January 28, 2009.

(c) "Expiration Date" shall mean the date that is the earlier of: (i) January 31, 2012; or (ii) the date that Landlord actually sells the Premises (provided that Tenant shall receive at least 60 days' notice of such date).

(d) "FF&E" shall mean all furniture and moveable trade fixtures and equipment on the Land or the Improvements.

(e) "Improvements" shall mean and shall include all buildings, non-moveable fixtures, non-moveable building equipment, paved areas and other improvements now or hereafter located on, or attached or affixed to, the Land, and any and all modifications, alterations and replacements thereof, substitutions therefor and additions thereto.

(f) "Land" shall mean that certain tract or parcel of land more particularly described in Exhibit "A" attached hereto and incorporated herein by reference, generally known as 391 Marietta Drive, Canton, Georgia, together with all easements and rights appurtenant thereto and Landlord's right, title and interest in and to all streets, public or private alleys, public or private curbsites and public or private ways adjoining or crossing the Land.

(g) "Legal Requirements" shall mean any valid and applicable laws, rules, orders, ordinances, regulations and other requirements, present or future, that are promulgated by any governmental authority or agency having jurisdiction over the Premises and that are applicable to the Premises or the ownership, use and occupancy thereof.

(h) "Premises" shall mean the Land and the Improvements. The Premises shall not include the FF&E.

Section 1.02. Lease of Premises. Upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease, Landlord leases to Tenant, and Tenant leases and accepts from Landlord, the Premises.

ARTICLE TWO
TERM OF LEASE

Section 2.01. Term. The term of this Lease (the "Term") shall commence effective on the Commencement Date and end at 11:59 p.m. on the Expiration Date, unless sooner terminated as hereinafter provided. The last day on which this Lease is in effect is called the "Termination Date". This Lease shall be effective and enforceable between Landlord and Tenant upon its execution and delivery.

ARTICLE THREE
RENTAL

Section 3.01. Monthly Rental. During the Term, beginning on the Commencement Date, Tenant shall pay to Landlord in lawful money of the United States, at Landlord's address specified in this Lease, monthly rental for the Premises. The monthly rental for the Term shall be $11,736.22. Rent for any partial month shall be prorated.

Section 3.02. Payment. The monthly rental shall be payable in equal installments in advance on the first day of each month during the term of this Lease, provided that the first payment shall be due and payable on the Commencement Date if the Commencement Date is not the first day of a month.

Section 3.04. Late Fee. Upon the failure of Tenant to pay the monthly rental or any other charge within 5 days of the date due, Tenant shall incur a one-time late fee of 3% of the delinquent amount. For the avoidance of doubt, Tenant shall have 30 days after receipt of invoice to pay any non-recurring, unscheduled amounts under this Lease.

Section 3.05. Additional Rent (Taxes and Insurance). As additional rent hereunder, Tenant shall pay an amount equal to one-twelfth (1/12) of the actual (or if unknown estimated based on prior year adjusted for known differences if any) annual amount of real property ad valorem taxes described in Section 8.01 and the annual premium cost of the "Landlord's Insurance" required under Section 13.02 hereinbelow. Tenant shall also pay to Landlord on the Commencement Date an amount equal to two-twelfths (2/12 or 2 months worth) of such actual or estimated annual taxes and insurance premiums.

ARTICLE FOUR
USE

Tenant may use the Premises for the conduct of the business existing thereon as of the Commencement Date, or with Landlord's consent, for any other lawful purpose. Tenant shall not use or occupy the Premises in violation of any Legal Requirement or that would constitute a public or private nuisance.

ARTICLE FIVE
DELIVERY OF PREMISES; CONDITION

Section 5.01. Delivery of Premises; Condition. Landlord shall deliver possession of the Premises to Tenant on the Commencement Date in its "as is", "where is" condition.

ARTICLE SIX
LANDLORD'S COVENANTS

Section 6.01. Covenant of Title. Landlord represents, warrants and covenants that Landlord has fee simple title to the Land and Improvements, and that there are no covenants, conditions, restrictions or other recorded or unrecorded matters affecting the Premises which prohibit or materially restrict the business being conducted on the Premises as of the Commencement Date. Landlord shall not impose or consent to any such matters in the future without the prior written consent of Tenant.

Section 6.02. Covenant of Quiet Enjoyment. Landlord represents, warrants and covenants that Tenant shall peaceably hold and enjoy the Premises with exclusive control and possession thereof during the Term, subject only to matters of record which do not prohibit or materially restrict the business being conducted on the Premises as of the Commencement Date.

ARTICLE SEVEN
SALE OF PREMISES; TENANT'S PROFIT INTEREST

Section 7.01. Premises to be Marketed for Sale. From and after the Commencement Date, Landlord shall cause the Premises to be marketed for sale. The Premises shall be marketed by a duly licensed real estate broker under a written listing agreement. The broker and terms and conditions of the listing agreement shall be acceptable to Tenant.

Section 7.02. Tenant's Profit Interest. At the closing of the sale (or deemed sale) of the Premises, Landlord and Tenant shall split the resulting profit. For purposes of this Article, the "resulting profit" from a sale (or deemed sale) of the Premises shall be the gross selling price, less market commissions actually paid to unaffiliated, Georgia-licensed real estate brokers, less customary closing costs actually incurred by Landlord (including, without limitation, real estate transfer taxes, recording fees and attorneys' fees), provided that such customary costs of sale, in the aggregate, shall not exceed 3% of the gross selling price, and less any indebtedness secured by the Premises (and not by any other real property) as of the Commencement Date. Notwithstanding anything herein to the contrary, if at the time of any

sale (or deemed sale) of the Premises amounts are owed to Sellers or the Bobo RE Entity under the Promissory Note (as such terms are defined in the Purchase Agreement) or otherwise in connection with the Purchase Agreement, then Landlord may withhold such amounts from Tenant's profit interest and pay same to one or more of the Sellers and/or the Bob RE Entity as Landlord may elect, provided that all amounts so withheld shall be applied in reduction of the maker's corresponding obligations under the Promissory Note.

Section 7.03. After Protection. Tenant's profit interest under this Article shall apply to any sale (or deemed sale) of the Premises which occurs within one year of the Termination Date.

Section 7.04. Deemed Sale Resulting from Indirect Transfer of Premises. In the event of any indirect transfer of the Premises or any portion thereof (e.g., a change in the ultimate beneficial ownership of Landlord), Tenant shall be entitled to receive its profit interest based on a deemed sale of the Premises at its fair market value as of the date of the indirect transfer. Landlord shall promptly give Tenant notice of any indirect transfer or proposed transfer of the Premises.

Section 7.05. Tenant's Termination Right. Landlord shall promptly forward to Tenant all offers to purchase the Premises received by Landlord. If Landlord declines to accept any such offer which, if consummated, would generate resulting profit of at least $200,000.00, Tenant shall be entitled to terminate this Lease upon notice to Landlord, and the date specified by Tenant in such notice shall be the Termination Date. Tenant shall similarly be entitled to terminate this Lease upon a deemed sale of the Premises under Section 7.04.

ARTICLE EIGHT
TAXES AND ASSESSMENTS

Section 8.01. Payment of Taxes and Assessments.

(a) Tenant shall pay to Landlord, in the manner described in Section 3.05 hereinabove, all real property ad valorem taxes and assessments, whether general or special, levied, assessed or imposed upon the Land or the Improvements by any governmental authority during the Term. Tenant shall reimburse Landlord for any excess tax amounts (over and above amounts estimated under Section 3.05 hereinabove) within 30 days of receipt of the tax bill and proof of payment thereof by Landlord (and shall also pay such amount if any to restore the 2-month cushion amount held by Landlord).

(b) Tenant shall pay prior to delinquency, for each calendar year during the Term, all taxes and assessments, whether general or special, levied, assessed or imposed upon the FF&E or Tenant's other personal property on the Land or Improvements by any governmental authority during the Term.

Section 8.02. Contest of Taxes. Tenant may, at Tenant's cost and expense, in Tenant's name and on Tenant's behalf, or in the name and on behalf of Landlord, in good faith, contest any taxes and assessments and, in the event of any such contest, Tenant may instruct Landlord to

permit the taxes and assessments so contested to remain unpaid during the period of such contestation and any appeal therefrom; provided, however, (i) Tenant shall still be required to pay the monthly amounts under Section 3.05 hereinabove; and (ii) if Landlord shall notify Tenant that, in Landlord's reasonable opinion, the Premises or any part thereof will be subject to loss or forfeiture by virtue of or by reason of such nonpayment, such taxes and assessments shall be paid forthwith or Tenant shall deposit with Landlord (over and above the monthly amounts paid by Tenant under Section 3.05) a sum of money reasonably required to provide Landlord with security to protect the Premises from any loss or forfeiture. Landlord, at the cost and expense of Tenant, shall cooperate fully with Tenant in any such contest.

Section 8.03. Tax Exemptions. Tenant may, at Tenant's cost and expense, in Tenant's name and on Tenant's behalf, or in the name and on behalf of Landlord, apply for any tax exemption related to the Premises and allowed by the State of Georgia, or any political or taxing subdivision thereof, under any existing or future provision of law which grants or may grant any such tax exemption.

ARTICLE NINE
UTILITIES AND SERVICES

Section 9.01. Utilities and Services. Tenant shall make all arrangements for, and pay or cause to be paid when due all charges for utilities and services incurred in the operation, use and occupancy of the Premises, including, but not limited to, electricity, gas, water, sanitary and storm sewer, telephone, security, and trash collection. Landlord shall have no obligation to provide any such utilities and services and no liability for the interruption or unavailability of any such utilities and services, except to the extent such interruption or unavailability results from the gross negligence or willful misconduct of Landlord.

ARTICLE TEN
MAINTENANCE AND REPAIR

Section 10.01. Maintenance and Repair. Tenant shall maintain the Premises, including landscaping, in good order, repair and condition, excluding, however, ordinary wear and tear, damage by Casualty (as defined in Section 14.01 hereof), and the items for which Landlord is responsible as set forth in the following sentence. Landlord shall maintain in good order, repair and condition: (i) the structural systems of the building(s), including the foundation, load bearing walls, roof, downspouts, smoke vents and sky lights, (ii) the structural components of all parking, drives, loading areas and walkways, as necessary during the Term, and (iii) damage by Casualty (subject, however, to the provisions of Section 14.03)

ARTICLE ELEVEN
ALTERATIONS AND ADDITIONS

Section 11.01. Alterations and Additions. Subject to and only upon Landlord's prior written approval as provided in Section 12.01 hereinbelow, Tenant may make additions to and alterations of the Improvements and FF&E, and make equal-or-better substitutions for and replacements of the Improvements and FF&E.

Section 11.02. Title to Property. Unless Landlord otherwise specifies or requires when such items/matters are requested by Tenant, all such additions, alterations, substitutions and replacements shall be and remain part of the realty and the property of Landlord and shall be subject to this Lease.

ARTICLE TWELVE
WORK ON THE PREMISES

Section 12.01. Approval of Work. Whenever in this Lease Tenant is permitted or required to construct, maintain and repair, or make additions, alterations, substitutions or replacements, or reconstruct or restore the Premises, Tenant shall commence such work ("Tenant's Work") only after Landlord has approved the plans therefor, provided that Landlord's approval shall not be required for any Work which costs, for any single project or job, less than $500 or, in the aggregate during any 12-month period, less than $1,000.

Section 12.02. Standards for Performance. Tenant shall cause Tenant's Work to be done and completed in a good and workmanlike manner and in compliance with all Legal Requirements. Tenant shall be solely responsible for construction means, methods, techniques, sequences and procedures, and for coordinating all activities related to Tenant's Work. Landlord shall have no duty or obligation to inspect Tenant's Work, but shall have the right to do so.

Section 12.03. Completion of Work. Whenever Tenant is required to perform any Tenant's Work upon the Premises, Tenant shall promptly commence Tenant's Work and, once commenced, diligently and continually pursue and complete same within a reasonable time. Tenant shall supervise and direct Tenant's Work using reasonable care.

Section 12.04. Payment of Costs and Expenses. Tenant shall provide and pay for all labor, materials, goods, supplies, equipment, appliances, tools, construction equipment and machinery and other facilities and services necessary for the proper execution and completion of Tenant's Work. Tenant shall pay all sales, consumer, use and similar taxes required by law in connection with Tenant's Work, and shall secure and pay for all permits, fees and licenses necessary for the performance of Tenant's Work.

Section 12.05. Protection of Persons and Property. Tenant shall be responsible for the acts and omissions of all of its employees and other persons performing Tenant's Work. Tenant shall be responsible for initiating, maintaining and supervising all necessary safety precautions and programs in connection with Tenant's Work, and shall take all reasonable precautions to prevent damage, injury or loss to Tenant's Work, persons performing Tenant's Work, other persons who

may be involved in or affected by Tenant's Work and other property on the Premises or adjacent thereto.

Section 12.06. Insurance. Tenant shall purchase and maintain in full force and effect, and shall cause its contractors and subcontractors to purchase and maintain in full force and effect, such insurance in addition to that otherwise required of Tenant under this Lease as may be necessary to protect Landlord and Tenant from claims under workers' compensation acts and other employee benefit acts, from claims for damages because of bodily injury, including death, and from claims for damage to property which arise out of performance of Tenant's Work. Such additional insurance policies, if any, shall meet the requirements set forth elsewhere herein with respect to the insurance policies otherwise required to be obtained and maintained by Tenant under this Lease.

Section 12.07. Indemnification. Tenant shall pay and shall indemnify and save Landlord and Landlord's agents and employees harmless from and against all liabilities, damages, losses, costs, expenses, causes of action, suits, claims, demands and judgments of any nature arising out of, by reason of or in connection with Tenant's Work, including all costs, reasonable attorneys' fees, expenses and liabilities incurred in connection with the foregoing; provided, however, that Tenant shall not be responsible to Landlord for those liabilities, damages, losses, costs, expenses, causes of action, suits, claims, demands and judgments of any nature to the extent arising out of, by reason of or in connection with the negligence or willful misconduct of Landlord, its agents, employees or contractors.

ARTICLE THIRTEEN
INSURANCE

Section 13.01. Tenant's Insurance. Tenant shall maintain at all times during the Term, and provide evidence to Landlord of such coverage, the following insurance coverages:

(a) Standard all-risk fire and extended coverage insurance covering the FF&E and Tenant's other personal property at the Premises for the full replacement cost thereof.

(b) Comprehensive general liability insurance with combined limits of not less than \$2,000,000 per occurrence and \$3,000,000 in the aggregate, bodily injury and property damage.

(c) Worker's compensation insurance in statutory limits.

Section 13.02. Landlord's Insurance. Landlord shall maintain at all times during the Term standard all-risk fire and extended coverage insurance covering the Improvements for the full replacement cost thereof. Tenant shall reimburse Landlord for the cost of such insurance with the monthly payments pursuant to Section 3.05 hereinabove.

Section 13.03. Insurance Policies. The insurance required to be maintained by Tenant shall be written by companies having an A.M. Best rating of "A-" or better and in a financial category of "VII" or better legally qualified to issue such insurance and shall name as insured

parties Landlord (and its lenders) and Tenant as their interests may appear. Each policy shall provide that it will not be canceled or materially reduced except after 10 days' written notice to Landlord and shall also provide that the interests of Landlord shall not be invalidated by any act or negligence of Tenant or Landlord or any person or entity having an interest in the Premises nor by occupancy or use of the Premises for purposes more hazardous than permitted by such policy. Tenant shall deliver to Landlord certificates of insurance evidencing the existence of all insurance which is required to be maintained by Tenant hereunder, such delivery to be made promptly after such insurance is obtained and at least 30 days prior to the expiration date of any such insurance.

ARTICLE FOURTEEN
FIRE AND CASUALTY

Section 14.01. Certain Definitions. For the purposes of this Lease, the following terms shall have the following meanings:

(a) "Casualty" shall mean damage or destruction of the Improvements, or any portion thereof, by fire or other casualty.

(b) the "Date of Casualty" shall mean the date on which the Casualty occurs.

(c) "Proceeds" shall mean the amounts recovered as compensation or damages on account of a Casualty, including insurance payments, less the reasonable costs and expenses incurred in collecting such amount.

Section 14.02. Adjustment of Claims. Each party is authorized and empowered to appear in any action or proceeding regarding a Casualty, to negotiate, settle and prosecute all claims for any Proceeds, and to collect any such Proceeds, provided that neither party shall settle or compromise any claim which affects the property of the other without the prior written approval of the owner of such property.

Section 14.03. Repair Obligations. If a Casualty occurs, unless this Lease is terminated as hereinafter provided, Landlord shall promptly proceed to reconstruct, restore and repair the Improvements to a condition and value substantially equivalent to the condition existing prior to the Casualty. Landlord or its contractor shall be entitled to receive the Proceeds as repairs progress. Any portion of the Proceeds remaining after final payment has been made for such repair work shall be paid to the party which ultimately paid the premiums for such insurance. Notwithstanding the foregoing, if a Casualty results from the negligence or willful misconduct of Tenant, its agents, employees or contractors, and the available insurance proceeds are not sufficient to cover the cost of repairs, Tenant shall be liable for the shortfall except to the extent that the shortfall results from the failure of Landlord to maintain the insurance required under Section 13.02.

Section 14.04. Termination Right. If a Casualty of such a substantial nature occurs that the Improvements cannot (with reasonable diligence) be reconstructed, restored and repaired for continued feasible or economic use by Tenant within 120 days of the Date of Casualty, then

Tenant may terminate this Lease upon written notice to Landlord, and the date specified by Tenant party in such notice shall be the Termination Date.

Section 14.05. Abatement. Monthly rental shall be equitably abated until the Improvements are restored. Notwithstanding the foregoing, if the nature or scope of the Casualty is such that Tenant, in Tenant's reasonable judgment, is unable to operate its business in a feasible or economic manner from the undamaged portion of the Premises, or prevented from doing so due to necessary repairs, Tenant may cease operations as to the entire Premises for the duration of the repairs, in which event there shall be a full abatement of monthly rental.

ARTICLE FIFTEEN
LIABILITY

Section 15.01. Waiver of Subrogation. Landlord and Tenant hereby waive any and all claims against one another for damage to or destruction of real or personal property to the extent such damage or destruction can be covered by all-risk property insurance of the type required under Section 13.01(a) or Section 13.02 hereof. The risk to be borne by each party shall also include the satisfaction of any deductible amounts required to be paid under the applicable all-risk fire and extended coverage insurance carried by the party whose property is damaged, and each party agrees that the other party shall not be responsible for satisfaction of such deductibles. These waivers shall apply if the damage would have been covered by a customary all-risk insurance policy, even if the party fails to obtain such coverage. The intent of this provision is that each party shall look solely to its insurance with respect to property damage or destruction which can be covered by all-risk insurance. Each such policy shall include a waiver of all rights of subrogation by the insurance carrier against the other party, its agents and employees with respect to property damage covered by the applicable all-risk fire and extended coverage insurance policy.

Section 15.02. Indemnification.

(a) Subject to the provisions for waiver of subrogation rights set forth in Section 15.01, Tenant agrees to indemnify and save Landlord harmless from any and all claims with respect to bodily injury or property damage arising from or by reason of the use and occupancy of the Premises (including any environmental hazard or condition on the Premises resulting from Tenant's business operations conducted on the Premises), any breach or default by Tenant in performance of any covenant or agreement to be performed by Tenant pursuant to the terms of this Lease, or the negligence or willful misconduct of Tenant or persons for whom Tenant is legally liable, including all costs, reasonable attorneys' fees, expenses and liabilities incurred in connection with any such claim; provided however, that Tenant shall not be responsible to Landlord for those liabilities, damages, losses, costs, expenses, causes of action, suits, claims, demands and judgments of any nature to the extent arising out of, by reason of or in connection with the negligence or willful misconduct of Landlord, its agents, employees or contractors.

(b) Subject to the provisions for waiver of subrogation rights set forth in Section 15.01, Landlord agrees to indemnify and save Tenant harmless from any and all claims with respect to bodily injury or property damage arising from any environmental hazard or condition

on the Premises resulting from Landlord's business operations conducted on the Premises prior to the Commencement Date, the negligence or willful misconduct of Landlord or persons for whom Landlord is legally liable, or any breach or default by Landlord in performance of any covenant or agreement to be performed by Landlord pursuant to the terms of this Lease, including all costs, reasonable attorneys' fees, expenses and liabilities incurred in connection with any such claim; provided however, that Landlord shall not be responsible to Tenant for those liabilities, damages, losses, costs, expenses, causes of action, suits, claims, demands and judgments of any nature to the extent arising out of, by reason of or in connection with the negligence or willful misconduct of a party seeking indemnity hereunder or persons for whom such party is legally liable.

ARTICLE SIXTEEN
CONDEMNATION

Section 16.01. Certain Definitions. The following terms shall have the following meanings:

(a) "Taking" shall mean the transfer of the use, occupancy or title of the Premises, or any portion thereof, to an entity exercising the power of eminent domain in any actual or threatened action or proceeding pursuant to any law, general or special.

(b) the "Date of Taking" shall mean the earlier of the date upon which the use, occupancy or title of the Premises, or any portion thereof, is vested in, or possession thereof is taken by, such entity.

(c) "Award" shall mean the amounts recovered as compensation or damages on account of a Taking, including all amounts paid pursuant to any agreement with such entity which has been made in settlement or under threat of any such action or proceeding, less the reasonable costs and expenses incurred in collecting such amounts

(d) a Taking affecting a "Substantial Portion of the Premises" shall mean a Taking which renders the Premises, in Tenant's reasonable judgment, unsuitable for continued feasible or economic use and occupancy by Tenant for substantially the same purposes as immediately prior to the Taking.

Section 16.02. Recovery of Award. In the event of a Taking, both Landlord and Tenant shall be entitled to recover such Award as may be allowable to such party under applicable law, and neither Landlord nor Tenant shall have any rights in any Award recovered by the other.

Section 16.03. Complete Taking. If there occurs a Taking of all or a Substantial Portion of the Premises, other than a Taking for temporary use, then this Lease shall terminate effective as of the Date of Taking, and such date shall be the Termination Date, without prejudice, however, to the rights of Landlord and Tenant to recover an Award.

Section 16.04. Partial Taking. If there occurs a Taking of less than a Substantial Portion of the Premises, then this Lease and all duties and obligations of Tenant under this Lease shall remain unmodified, unaffected and in full force and effect, save and except for an equitable

abatement of monthly rental pending completion of repairs and restoration and resumption of Tenant's business operations, and Tenant shall promptly proceed to reconstruct, restore and repair the remaining portion of the Premises to a condition and value substantially equivalent to the condition and value thereof prior to the Taking. In such event, Tenant shall be entitled to the Award recovered by Landlord, which shall be paid to Tenant or its contractor as repairs progress. Any portion of such Award remaining after final payment has been made for such repair work shall be retained by Landlord. If the cost of the repair work exceeds the Award recovered by Landlord, Tenant shall pay the deficiency.

Section 16.05. Temporary Taking. If there occurs a Taking of the Premises or any thereof, for temporary use, then this Lease shall remain in full force and effect for the remainder of the term of this Lease, provided that during such time as Tenant shall be out of possession of the Premises by reason of such Taking, the failure to keep, observe, perform, satisfy and comply with those terms and conditions of the Lease, including payment of monthly rental, shall not be an event of default hereunder. If any such temporary Taking involves a Substantial Portion of the Premises and continues or will continue for more than six months, Tenant may terminate this Lease upon written notice to Landlord.

ARTICLE SEVENTEEN
COMPLIANCE WITH LAWS

Section 17.01. Compliance with Laws. Tenant, at its expense, shall comply with Legal Requirements. However, Tenant shall not be responsible for correcting any violations of Legal Requirements existing as of the Commencement Date or caused by Landlord or persons for whom Landlord is legally liable (both of which shall be the responsibility of Landlord).

Section 17.02. Contest of Laws. Tenant may, at Tenant's cost and expense, in Tenant's name and on Tenant's behalf or in the name and on behalf of Landlord, in good faith, contest the validity or applicability to the Premises of any Legal Requirements, and, in the event of any such contest may postpone compliance therewith until such contest and any appeal therefore is decided; provided, however, if Landlord shall notify Tenant that, in Landlord's reasonable opinion, the Premises or any part thereof will be subject to loss or forfeiture by virtue of or by reason of such noncompliance, Tenant shall deposit with Landlord a sum of money reasonably required by Landlord as security to protect as security from any loss or forfeiture. Landlord, at the cost and expense of Tenant, shall cooperate fully with Tenant in any such contest.

ARTICLE EIGHTEEN
SUBORDINATION, NONDISTURBANCE AND ATTORNMENT

Section 18.01. Subordination. Landlord may, from time to time, grant first lien deeds to secure debt, deeds of trust, mortgages or other security interests covering its estate in the Premises (each, a "Mortgage"). Subject to the provisions of Section 18.02, Tenant agrees that this Lease shall be subject and subordinate to each Mortgage, including any modifications, extensions or renewals thereof and advances thereunder from time to time in effect.

Section 18.02. Nondisturbance. The subordination of this Lease to any Mortgage is expressly conditioned on Tenant's receipt from each holder of any Mortgage an agreement providing that: (i) Tenant will not be named or joined in any proceeding to enforce the Mortgage unless such be required by law in order to perfect the proceeding; (ii) enforcement of any Mortgage shall not terminate this Lease or disturb Tenant in the possession and use of the Premises (except in the case where Tenant is in default under the Lease beyond applicable notice and cure periods); and (iii) any party succeeding to the interest of Landlord as a result of the enforcement of any Mortgage shall be bound to Tenant, under all the terms, covenants, and conditions of this Lease, for the balance of the Term with the same force and effect as if such party were the original Landlord under this Lease. Each such agreement shall otherwise be on commercially reasonable terms and conditions. Upon request, Landlord will use commercially reasonable efforts to obtain non-disturbance in Tenant's favor from each holder of a current Mortgage.

Section 18.03. Attornment. Tenant agrees to recognize and attorn to any party succeeding to the interest of Landlord as a result of the enforcement of any Mortgage, and to be bound to such party under all the terms, covenants, and conditions of this Lease, for the balance of the Term, with the same force and effect as if such party were the original Landlord under this Lease.

Section 18.04. Confirming Agreement. Upon the request of Landlord, Tenant agrees to execute a subordination, attornment and nondisturbance agreement confirming the provisions of this Article.

ARTICLE NINETEEN
ESTOPPEL CERTIFICATES

Section 19.01. Estoppel Certificate. Each party will, from time to time, upon 10 days' prior written request of the other, execute, acknowledge and deliver a certificate stating: (i) that this Lease is unmodified and in full effect (or, if there have been modifications, (ii) that this Lease is in full effect as modified, and setting forth such modifications), (iii) the dates to which monthly rental and other sums payable hereunder have paid, (iv) that no default on the part of the party providing the certificate exists hereunder, (v) that either that to the knowledge of the signer of such certificate no default on the part of the other party exists hereunder or specifying each such default of which the signer has knowledge, and (vi) such other facts or circumstances as the other may reasonably request. Any such certificate may be relied upon by any prospective mortgagee or purchaser of the Premises and any party providing financing for Tenant's business operations.

ARTICLE TWENTY
ASSIGNMENT AND SUBLETTING

Section 20.01. Unaffiliated Transfers. Tenant shall have the right, with the prior written consent of Landlord, to assign this Lease or sublet all or any part of the Premises. Any such assignment or sublease shall be subject to all of the agreements, terms, covenants, conditions, requirements, restrictions and provisions of this Lease, and no such assignment or sublease shall

release Tenant from liability for the performance of Tenant's duties and obligations hereunder or constitute a consent by Landlord to any future assignment or sublease.

Section 20.02. Affiliate Transfers. Notwithstanding any provision of this Lease to the contrary, upon notice to Landlord, the transfer of this Lease to the parent of Tenant, a subsidiary of Tenant or an entity under the control of an entity that controls Tenant, or to an entity that succeeds to the interests of Tenant by way of a merger or consolidation or in connection with the sale of all or a substantial part of Tenant's assets or stock or lines of business, shall not be deemed an assignment or subletting within the meaning and provisions of this Lease and shall not require the prior written consent of Landlord, provided that: (i) the successor entity agrees in writing to be bound by all of the terms and conditions of this Lease; and (ii) Tenant, if not merged out of existence, continues to be primarily liable for the performance of its obligations under this Lease. Without limiting the generality of the foregoing, the transfer, directly or indirectly, of equity interests in Tenant which result in a change of control of Tenant shall not require Landlord's consent.

ARTICLE TWENTY-ONE
NO MERGER

Section 21.01. No Merger. There shall be no merger of this Lease or of this Lease or leasehold estate hereby created with the fee estate in the Premises by reason of the fact that the same person acquires or holds, directly or indirectly, this Lease or the leasehold estate hereby created or any interest herein or in such leasehold estate as well as the fee estate in the Premises or any interest in such fee estate.

ARTICLE TWENTY-TWO
EXPIRATION AND SURRENDER

This Lease shall terminate on the Termination Date, except with respect to obligations and liabilities of the parties, actual or contingent, which have arisen or accrued on or prior to the Termination Date. On the Termination Date, Tenant shall surrender the Premises to Landlord in the condition in which the Premises was originally received from Landlord, except as repaired, rebuilt, restored, altered or added to as permitted or required hereby, ordinary wear and tear and Casualty excepted. Tenant shall remove from the Premises on or prior to such expiration or termination all property situated thereon which is not owned by Landlord. Property not so removed within a reasonable time after the Termination Date (not to exceed 60 days) shall become the property of Landlord, and Landlord may remove such property from the Premises and dispose of same, without liability to Tenant.

ARTICLE TWENTY-THREE
BROKERAGE

Section 23.01. No Broker. Landlord and Tenant mutually represent and warrant to each other that they have not dealt with any real estate broker or agent with respect to this Lease.

Section 23.02. Indemnification. Landlord agrees to indemnify Tenant and hold it harmless against any claims for commissions that may be asserted in connection with this Lease based upon acts of Landlord, and Tenant agrees to indemnify Landlord and hold it harmless against any claims for commissions that may be asserted in connection with this Lease based upon acts of Tenant.

ARTICLE TWENTY-FOUR
NAME OF IMPROVEMENTS AND SIGNAGE

Tenant shall have the right, at its expense, to designate, and thereafter change the name of the Improvements and Premises, and may install signs, sculptures or graphics identifying the Improvements and Premises by Tenant's name, logos, trademarks and service marks.

ARTICLE TWENTY-FIVE
DEFAULTS AND REMEDIES

Section 25.01. Event of Default by Tenant. It shall be an "event of default" on the part of Tenant if (i) Tenant shall fail to pay when due any monthly rental, additional rent under Section 3.05 hereinabove or other payment to be made by Tenant hereunder and shall not cure such failure within 5 days after Tenant receives written notice thereof from Landlord, provided that Landlord shall only be required to give such written notice once within any calendar year, thereafter default shall occur upon failure to pay when due; (ii) Tenant shall violate or breach, or shall fail fully and completely to observe, keep, satisfy, perform and comply with, any other agreement, term, covenant, condition, requirement, restriction or provision of this Lease, and shall not cure such failure within 30 days after Tenant receives written notice thereof from Landlord, or, if such failure shall be incapable of cure within 30 days, if Tenant shall not commence to cure such failure within the initial 30-day period and continuously prosecute the performance of the same to completion with due diligence; (iii) Tenant makes a general assignment for the benefit of creditors; any action is brought by Tenant seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for its property; Tenant commences a voluntary proceeding under the Federal Bankruptcy Code; any reorganization or arrangement proceeding is instituted by Tenant for the settlement, readjustment, composition or extension of any of its debts upon any terms; or any action or petition is otherwise brought by Tenant seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature; or (iv) any action or proceeding of the type described in clause (iii) above is brought against Tenant, and is consented to by Tenant or is not dismissed within three (3) months after the date upon which it was instituted.

Section 25.02. Remedies of Landlord. Upon an event of default by Tenant under this Lease, Landlord may pursue any one or more of the following remedies, separately or

concurrently or in any combination, without prejudice to any other remedy which it may have for possession of the Premises or for arrearages in monthly rent or other amounts payable by Tenant: (i) Landlord may terminate this Lease by giving Tenant written notice of the termination, in which event Landlord may immediately accelerate and collect from Tenant all rental, all additional rental payable by Tenant under Section 3.05 hereof, less the fair rental value of the Premises for the remainder of the Term, all discounted to present value at the rate of six percent (6%) per year; (ii) Landlord may terminate this Lease by giving Tenant written notice of termination, in which event Tenant shall have a reasonable period to quit the Premises and remove its personal property and the FF&E therefrom, not to exceed 30 days, and this Lease shall be terminated at the time designated by Landlord in its notice of termination to Tenant, and thereafter Tenant shall have no further obligation under this Lease; (iii) Landlord (without expressly terminating the Lease and without releasing Tenant from liability hereunder) may re-lease the Premises or any part thereof, on such terms and conditions as the market will bear, and receive the rent for any such re-leasing, in which event Tenant shall pay to Landlord on demand any deficiency in the amounts due under this Lease (monthly rent, additional rent and other amounts under subsection (i) hereinabove) that may remain after applying the net rental amounts (gross rental less brokerage commissions and other costs to lease) from such re-leasing; or (iv) Landlord may do whatever Tenant is obligated to do under the terms of this Lease, in which event Tenant shall reimburse Landlord on demand from time to time for any expenses which Landlord may incur in thus effecting satisfaction and performance of or compliance with Tenant's duties and obligations under this Lease (including all rental and additional rent amounts hereunder).

Section 25.03. Default by Landlord. It shall be an event of default on the part of Landlord if Landlord shall violate or breach, or shall fail fully and completely to observe, keep, satisfy, perform and comply with, any other agreement, term, covenant, condition, requirement, restriction or provision of this Lease, and shall not cure such failure within 30 days after Landlord receives written notice thereof from Tenant, or, if such failure shall be incapable of cure within 30 days, if Landlord shall not commence to cure such failure within the initial 30-day period and continuously prosecute the performance of the same to completion with due diligence.

Section 25.04. Remedies Cumulative; No Waiver. Pursuit of any one or more of the remedies stated herein shall not preclude pursuit of any other remedy or remedies provided in this Lease or any other remedy or remedies provided for or allowed by law or in equity, separately or concurrently or in any combination. Pursuit of any one or more of the remedies provided in this Lease shall not constitute an election of remedies excluding the election of another remedy or other remedies, or a forfeiture or waiver of any amounts payable under this Lease or of any damages or other sums accruing to a party by reason of the other's failure to fully and completely keep, observe, perform, satisfy and comply with all of the agreements, terms, covenants, conditions, requirements, provisions and restrictions of this Lease. No action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease. Forbearance in pursuing or exercising one or more of its remedies shall not be deemed or construed to constitute a waiver of any event of default or of any remedy. No waiver by a party of any right or remedy on one occasion shall be construed as a waiver of that right or remedy on any subsequent occasion or as a waiver of any other right or remedy then or thereafter existing. No failure of a party to pursue or exercise any of its powers, rights or remedies or to insist upon strict and exact compliance by the other with any agreement, term, covenant, condition,

requirement, provision or restriction of this Lease, and no custom or practice at variance with the terms of this Lease, shall constitute a waiver by a party of the right to demand strict and exact compliance with the terms and conditions of this Lease. No termination of this Lease shall affect Landlord's right to collect rent for the period prior to termination.

ARTICLE TWENTY-SIX
MISCELLANEOUS

Section 26.01. Notices. All notices required or permitted to be given hereunder shall be in writing and given by depositing same in the United States Mail with a request for the return of a receipt showing the name of the recipient and the date of delivery. Notices shall be addressed to the party to be notified at the address set forth below their respective signatures to this Lease, and the date upon which such notice is delivered will be deemed the date of receipt. Either party may, from time to time, by notice to the other party in accordance with this Section, specify a different address to which notices shall be sent. Rejection or refusal to accept a notice or inability to deliver a notice because of a changed address of which no notice was given will be deemed to have been received on the date when postmarked.

Section 26.02. Headings. The use of headings, captions and numbers in this Lease is solely for the convenience of identifying and indexing the various provisions in this Lease and shall in no event be considered otherwise in construing or interpreting any provision in this Lease.

Section 26.03. Exhibits. Each and every exhibit referred to or otherwise mentioned in this Lease is attached to this Lease and is and shall be construed to be made a part of this Lease by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.

Section 26.04. Binding Effect. All provisions contained in this Lease shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of Landlord and Tenant to the same extent as if each such successor and assign were named as a party hereto.

Section 26.05. Severability. If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be fully affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

Section 26.06. Time of Essence. Time is of the essence of this Lease.

Section 26.07. Applicable Law. This Lease shall be governed by, construed under and interpreted and enforced in accordance with the laws of the state in which the Premises are located.

Section 26.08. Entire Agreement. This Lease contains the entire agreement of Landlord and Tenant with respect to the Premises which are the subject hereof, and no representations, warranties, inducements, promises or agreements, oral or otherwise between the parties not embodied in this Lease shall be of any force or effect.

Section 26.09. Modifications. This Lease shall not be modified or amended in any respect except by a written agreement executed by Landlord and Tenant in the same manner as this Lease is executed.

Section 26.10. Holding Over. If Tenant remains in possession of the Premises after the Termination Date, Tenant shall be a tenant at will and shall pay rent at 150% times the monthly rental plus additional rent under Section 3.05 in effect on the Termination Date, and subject to all the other terms and provisions hereof (except as to term), and there shall be no renewal of this Lease by operation of law.

Section 26.12. Attorneys' Fees. In the event Landlord or Tenant commences any proceeding, including litigation, to enforce or interpret the terms of this Lease, the prevailing party in such proceeding shall have and recover from the other party reasonable attorneys' fees and costs actually incurred in such proceeding.

Section 26.13. Counterparts. This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

Section 26.14 Facsimiles. The parties acknowledge and agree that each party shall be authorized to accept, and may rely upon, facsimile transmittals of this Lease, and that such facsimile transmittals shall be binding.

Section 26.15. Reasonableness. Except where expressly provided for to the contrary, whenever under this Lease any party is required to give or may withhold its consent, or do or perform any act or exercise its discretion, the giving or withholding of such consent, taking or performance of such action or exercise of such discretion shall be reasonable in the circumstances, and shall not be unreasonably delayed or conditioned.

[Remainder of page intentionally left blank - Signatures on following page]

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease Agreement under seal as of the day and year first above written.

LANDLORD:

BG LAND, LLC

By:______________________________
Print name:________________________
Title:_____________________________

Initial Notice Address:

____
____
Tel. No.: ____________________
Fax No.: ____________________

TENANT:

GLOBAL ENERGY SYSTEMS – BALL GROUND, LLC

By:______________________________
Print name:________________________
Title:_____________________________

Initial Notice Address:

____
____
Tel. No.: ____________________
Fax No.: ____________________

EXHIBIT "A"

LEGAL DESCRIPTION OF THE LAND

All that tract or parcel of land lying and being in Land Lots 165 and 166 of the 14th District, 2nd Section, City of Canton, containing 2.5 acres, more or less, as shown on plat of survey for Jimmy Bobo, dated February 7, 2000, last revised February 17, 2000, prepared by Barton Surveying, Inc., bearing the seal of David Barton, Georgia RLS, a copy of said plat being recorded at Plat Book 62, Page 200, Cherokee County Plat Records, said plat being incorporated herein by reference thereto and being more particularly described as follows:

TO ASCERTAIN THE TRUE POINT OF BEGINNING begin at the point of intersection of the centerline of Harmon Circle with the Westerly right of way of Marietta Road (Marietta Road having a variable right of way at this point); thence run Northerly along the westerly right of way of Marietta Road a distance of 536.6 feet to an iron pin found said iron pin being the TRUE POINT OF BEGINNING; thence leaving said right of way North 68° 05' 10" West a distance of 334.00 feet, more or less to a point located at the centerline of Canton Creek (Canton Creek being the property line); thence running Northeasterly, Northwesterly, Northeasterly and Southeasterly along the centerline of Canton Creek a distance of 478.00 feet, more or less to a point; thence leaving Canton Creek, South 51° 59' 25" East a distance of 383.00 feet, more or less to an iron pin located on the Westerly right of way Marietta Road; thence running Southwesterly along the Westerly right of way Marietta Road the following courses and distances: South 39° 06' 05" West a distance of 53.50 feet to a point; South 33° 01' 10" West a distance of 71.37 feet to a point; South 26° 53' 20" West a distance of 91.17 feet to a point; South 26° 20' 15" West a distance of 35.35 feet to an iron pin, said iron pin being the TRUE POINT OF BEGINNING.

The above described property is conveyed together with the benefit of and subject to the burdens of that certain Reciprocal Easement for Access and Maintenance Agreement by and between Carolyn S. Galt and BG Land, LLC., dated __________, recorded at Deed Book 4148, Page 139, Cherokee County Deed Records, said agreement being incorporated herein by reference thereto, said easement running adjacent to and parallel with the North boundary of the above described property being 25.00 feet on either side of said line.

EXHIBIT F-2

LEASE AGREEMENT

BETWEEN

BG LAND, LLC

AS LANDLORD

AND

GLOBAL ENERGY SYSTEMS – BALL GROUND, LLC

AS TENANT

(6119 JAMES DUPREE LANE,
ACWORTH, GEORGIA)

LEASE AGREEMENT

THIS LEASE AGREEMENT (this "Lease"), dated as of this ___ day of _________, 2009, is by and between **BG Land, LLC**, a Georgia limited liability company ("Landlord") and **Global Energy Systems – Ball Ground, LLC**, a Georgia limited liability company ("Tenant").

ARTICLE ONE
LEASE OF PREMISES

Section 1.01. Certain Definitions. The following terms shall have the following meanings:

(a) "Commencement Date" shall mean the Effective Date, as defined in the Purchase Agreement.

(b) "Purchase Agreement" shall mean that certain Equity Interest Purchase Agreement by and between, among others, Landlord (as a Seller) and Tenant (as a Purchaser Entity), dated as of January 28, 2009.

(c) "Expiration Date" shall mean July 1, 2009; provided, however, such Expiration Date may be extended upon written agreement of Landlord and Tenant.

(d) "FF&E" shall mean all furniture and moveable trade fixtures and equipment on the Land or the Improvements.

(e) "Improvements" shall mean and shall include all buildings, non-moveable fixtures, non-moveable building equipment, paved areas and other improvements now or hereafter located on, or attached or affixed to, the Land, and any and all modifications, alterations and replacements thereof, substitutions therefor and additions thereto.

(f) "Land" shall mean that certain tract or parcel of land more particularly described in Exhibit "A" attached hereto and incorporated herein by reference, generally known as 6119 James Dupree Lane, Acworth, Georgia, together with all easements and rights appurtenant thereto and Landlord's right, title and interest in and to all streets, public or private alleys, public or private curbsites and public or private ways adjoining or crossing the Land.

(g) "Legal Requirements" shall mean any valid and applicable laws, rules, orders, ordinances, regulations and other requirements, present or future, that are promulgated by any governmental authority or agency having jurisdiction over the Premises and that are applicable to the Premises or the ownership, use and occupancy thereof.

(h) "Premises" shall mean the Land and the Improvements. The Premises shall not include the FF&E.

Section 1.02. Lease of Premises. Upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease, Landlord leases to Tenant, and Tenant leases and accepts from Landlord, the Premises.

ARTICLE TWO
TERM OF LEASE

Section 2.01. Term. The term of this Lease (the "Term") shall commence effective on the Commencement Date and end at 11:59 p.m. on the Expiration Date, unless sooner terminated as hereinafter provided. The last day on which this Lease is in effect is called the "Termination Date". This Lease shall be effective and enforceable between Landlord and Tenant upon its execution and delivery.

ARTICLE THREE
RENTAL

Section 3.01. Monthly Rental. During the Term, beginning on the Commencement Date, Tenant shall pay to Landlord in lawful money of the United States, at Landlord's address specified in this Lease, monthly rental for the Premises. The monthly rental for the Term shall be equal to the monthly payment obligation under that certain variable interest rate loan from Bank of North Georgia to Landlord which is secured by the Premises (and not by any other real property) as of the Commencement Date. The initial monthly rental is estimated to be $19,000 and will vary as and when the monthly payment obligation to Bank of North Georgia varies. Landlord will give Tenant notice of each variance and any overpayment or underpayment will be reconciled with the following payment of monthly rent as same becomes due. Rent for any partial month shall be prorated.

Section 3.02. Payment. The monthly rental shall be payable in equal installments in advance on the first day of each month during the term of this Lease, provided that the first payment shall be due and payable on the Commencement Date if the Commencement Date is not the first day of a month.

Section 3.04. Late Fee. Upon the failure of Tenant to pay the monthly rental or any other charge within 5 days of the date due, Tenant shall incur a one-time late fee of 3% of the delinquent amount. For the avoidance of doubt, Tenant shall have 30 days after receipt of invoice to pay any non-recurring, unscheduled amounts under this Lease.

Section 3.05. Additional Rent (Taxes and Insurance). As additional rent hereunder, Tenant shall pay an amount equal to one-twelfth (1/12) of the actual (or if unknown estimated based on prior year adjusted for known differences if any) annual amount of real property ad valorem taxes described in Section 8.01 and the annual premium cost of the "Landlord's Insurance" required under Section 13.02 hereinbelow. Tenant shall also pay to Landlord on the Commencement Date an amount equal to two-twelfths (2/12 or 2 months worth) of such actual or estimated annual taxes and insurance premiums.

ARTICLE FOUR
USE

Tenant may use the Premises for the conduct of the business existing thereon as of the Commencement Date, or with Landlord's consent, for any other lawful purpose. Tenant shall not use or occupy the Premises in violation of any Legal Requirement or that would constitute a public or private nuisance.

ARTICLE FIVE
DELIVERY OF PREMISES; CONDITION

Section 5.01. Delivery of Premises; Condition. Landlord shall deliver possession of the Premises to Tenant on the Commencement Date in its "as is", "where is" condition.

ARTICLE SIX
LANDLORD'S COVENANTS

Section 6.01. Covenant of Title. Landlord represents, warrants and covenants that Landlord has fee simple title to the Land and Improvements, and that there are no covenants, conditions, restrictions or other recorded or unrecorded matters affecting the Premises which prohibit or materially restrict the business being conducted on the Premises as of the Commencement Date. Landlord shall not impose or consent to any such matters in the future without the prior written consent of Tenant.

Section 6.02. Covenant of Quiet Enjoyment. Landlord represents, warrants and covenants that Tenant shall peaceably hold and enjoy the Premises with exclusive control and possession thereof during the Term, subject only to matters of record which do not prohibit or materially restrict the business being conducted on the Premises as of the Commencement Date.

ARTICLE SEVEN
(INTENTIONALLY OMITTED)

ARTICLE EIGHT
TAXES AND ASSESSMENTS

Section 8.01. Payment of Taxes and Assessments.

(a) Tenant shall pay to Landlord, in the manner described in Section 3.05 hereinabove, all real property ad valorem taxes and assessments, whether general or special, levied, assessed or imposed upon the Land or the Improvements by any governmental authority during the Term. Tenant shall reimburse Landlord for any excess tax amounts (over and above amounts estimated under Section 3.05 hereinabove) within 30 days of receipt of the tax bill and proof of payment thereof by Landlord (and shall also pay such amount if any to restore the 2-month cushion amount held by Landlord).

(b) Tenant shall pay prior to delinquency, for each calendar year during the Term, all taxes and assessments, whether general or special, levied, assessed or imposed upon the FF&E or Tenant's other personal property on the Land or Improvements by any governmental authority during the Term.

Section 8.02. Contest of Taxes. Tenant may, at Tenant's cost and expense, in Tenant's name and on Tenant's behalf, or in the name and on behalf of Landlord, in good faith, contest any taxes and assessments and, in the event of any such contest, Tenant may instruct Landlord to permit the taxes and assessments so contested to remain unpaid during the period of such contestation and any appeal therefrom; provided, however, (i) Tenant shall still be required to pay the monthly amounts under Section 3.05 hereinabove; and (ii) if Landlord shall notify Tenant that, in Landlord's reasonable opinion, the Premises or any part thereof will be subject to loss or forfeiture by virtue of or by reason of such nonpayment, such taxes and assessments shall be paid forthwith or Tenant shall deposit with Landlord (over and above the monthly amounts paid by Tenant under Section 3.05) a sum of money reasonably required to provide Landlord with security to protect the Premises from any loss or forfeiture. Landlord, at the cost and expense of Tenant, shall cooperate fully with Tenant in any such contest.

Section 8.03. Tax Exemptions. Tenant may, at Tenant's cost and expense, in Tenant's name and on Tenant's behalf, or in the name and on behalf of Landlord, apply for any tax exemption related to the Premises and allowed by the State of Georgia, or any political or taxing subdivision thereof, under any existing or future provision of law which grants or may grant any such tax exemption.

ARTICLE NINE
UTILITIES AND SERVICES

Section 9.01. Utilities and Services. Tenant shall make all arrangements for, and pay or cause to be paid when due all charges for utilities and services incurred in the operation, use and occupancy of the Premises, including, but not limited to, electricity, gas, water, sanitary and storm sewer, telephone, security, and trash collection. Landlord shall have no obligation to provide any such utilities and services and no liability for the interruption or unavailability of any such utilities and services, except to the extent such interruption or unavailability results from the gross negligence or willful misconduct of Landlord.

ARTICLE TEN
MAINTENANCE AND REPAIR

Section 10.01. Maintenance and Repair. Tenant shall maintain the Premises, including landscaping, in good order, repair and condition, excluding, however, ordinary wear and tear, damage by Casualty (as defined in Section 14.01 hereof), and the items for which Landlord is responsible as set forth in the following sentence. Landlord shall maintain in good order, repair and condition: (i) the structural systems of the building(s), including the foundation, load bearing walls, roof, downspouts, smoke vents and sky lights, (ii) the structural components of all parking, drives, loading areas and walkways, as necessary during the Term, and (iii) damage by Casualty (subject, however, to the provisions of Section 14.03).

ARTICLE ELEVEN
ALTERATIONS AND ADDITIONS

Section 11.01. Alterations and Additions. Subject to and only upon Landlord's prior written approval as provided in Section 12.01 hereinbelow, Tenant may make additions to and alterations of the Improvements and FF&E, and make equal-or-better substitutions for and replacements of the Improvements and FF&E.

Section 11.02. Title to Property. Unless Landlord otherwise specifies or requires when such items/matters are requested by Tenant, all such additions, alterations, substitutions and replacements shall be and remain part of the realty and the property of Landlord and shall be subject to this Lease.

ARTICLE TWELVE
WORK ON THE PREMISES

Section 12.01. Approval of Work. Whenever in this Lease Tenant is permitted or required to construct, maintain and repair, or make additions, alterations, substitutions or replacements, or reconstruct or restore the Premises, Tenant shall commence such work ("Tenant's Work") only after Landlord has approved the plans therefor, provided that Landlord's approval shall not be required for any Work which costs, for any single project or job, less than $500 or, in the aggregate during any 12-month period, less than $1,000.

Section 12.02. Standards for Performance. Tenant shall cause Tenant's Work to be done and completed in a good and workmanlike manner and in compliance with all Legal Requirements. Tenant shall be solely responsible for construction means, methods, techniques, sequences and procedures, and for coordinating all activities related to Tenant's Work. Landlord shall have no duty or obligation to inspect Tenant's Work, but shall have the right to do so.

Section 12.03. Completion of Work. Whenever Tenant is required to perform any Tenant's Work upon the Premises, Tenant shall promptly commence Tenant's Work and, once commenced, diligently and continually pursue and complete same within a reasonable time. Tenant shall supervise and direct Tenant's Work using reasonable care.

Section 12.04. Payment of Costs and Expenses. Tenant shall provide and pay for all labor, materials, goods, supplies, equipment, appliances, tools, construction equipment and machinery and other facilities and services necessary for the proper execution and completion of Tenant's Work. Tenant shall pay all sales, consumer, use and similar taxes required by law in connection with Tenant's Work, and shall secure and pay for all permits, fees and licenses necessary for the performance of Tenant's Work.

Section 12.05. Protection of Persons and Property. Tenant shall be responsible for the acts and omissions of all of its employees and other persons performing Tenant's Work. Tenant shall be responsible for initiating, maintaining and supervising all necessary safety precautions and programs in connection with Tenant's Work, and shall take all reasonable precautions to prevent damage, injury or loss to Tenant's Work, persons performing Tenant's Work, other persons who may be involved in or affected by Tenant's Work and other property on the Premises or adjacent thereto.

Section 12.06. Insurance. Tenant shall purchase and maintain in full force and effect, and shall cause its contractors and subcontractors to purchase and maintain in full force and effect, such insurance in addition to that otherwise required of Tenant under this Lease as may be necessary to protect Landlord and Tenant from claims under workers' compensation acts and other employee benefit acts, from claims for damages because of bodily injury, including death, and from claims for damage to property which arise out of performance of Tenant's Work. Such additional insurance policies, if any, shall meet the requirements set forth elsewhere herein with respect to the insurance policies otherwise required to be obtained and maintained by Tenant under this Lease.

Section 12.07. Indemnification. Tenant shall pay and shall indemnify and save Landlord and Landlord's agents and employees harmless from and against all liabilities, damages, losses, costs, expenses, causes of action, suits, claims, demands and judgments of any nature arising out of, by reason of or in connection with Tenant's Work, including all costs, reasonable attorneys' fees, expenses and liabilities incurred in connection with the foregoing; provided, however, that Tenant shall not be responsible to Landlord for those liabilities, damages, losses, costs, expenses, causes of action, suits, claims, demands and judgments of any nature to the extent arising out of, by reason of or in connection with the negligence or willful misconduct of Landlord, its agents, employees or contractors.

ARTICLE THIRTEEN
INSURANCE

Section 13.01. Tenant's Insurance. Tenant shall maintain at all times during the Term, and provide evidence to Landlord of such coverage, the following insurance coverages:

(a) Standard all-risk fire and extended coverage insurance covering the FF&E and Tenant's other personal property at the Premises for the full replacement cost thereof.

(b) Comprehensive general liability insurance with combined limits of not less than $2,000,000 per occurrence and $3,000,000 in the aggregate, bodily injury and property damage.

(c) Worker's compensation insurance in statutory limits.

Section 13.02. Landlord's Insurance. Landlord shall maintain at all times during the Term standard all-risk fire and extended coverage insurance covering the Improvements for the full replacement cost thereof. Tenant shall reimburse Landlord for the cost of such insurance with the monthly payments pursuant to Section 3.05 hereinabove.

Section 13.03. Insurance Policies. The insurance required to be maintained by Tenant shall be written by companies having an A.M. Best rating of "A-" or better and in a financial category of "VII" or better legally qualified to issue such insurance and shall name as insured parties Landlord (and its lenders) and Tenant as their interests may appear. Each policy shall provide that it will not be canceled or materially reduced except after 10 days' written notice to Landlord and shall also provide that the interests of Landlord shall not be invalidated by any act or negligence of Tenant or Landlord or any person or entity having an interest in the Premises nor by occupancy or use of the Premises for purposes more hazardous than permitted by such policy. Tenant shall deliver to Landlord certificates of insurance evidencing the existence of all insurance which is required to be maintained by Tenant hereunder, such delivery to be made promptly after such insurance is obtained and at least 30 days prior to the expiration date of any such insurance.

ARTICLE FOURTEEN
FIRE AND CASUALTY

Section 14.01. Certain Definitions. For the purposes of this Lease, the following terms shall have the following meanings:

(a) "Casualty" shall mean damage or destruction of the Improvements, or any portion thereof, by fire or other casualty.

(b) the "Date of Casualty" shall mean the date on which the Casualty occurs.

(c) "Proceeds" shall mean the amounts recovered as compensation or damages on account of a Casualty, including insurance payments, less the reasonable costs and expenses incurred in collecting such amount.

Section 14.02. Adjustment of Claims. Each party is authorized and empowered to appear in any action or proceeding regarding a Casualty, to negotiate, settle and prosecute all claims for any Proceeds, and to collect any such Proceeds, provided that neither party shall settle or compromise any claim which affects the property of the other without the prior written approval of the owner of such property.

Section 14.03. Repair Obligations. If a Casualty occurs, unless this Lease is terminated as hereinafter provided, Landlord shall promptly proceed to reconstruct, restore and repair the Improvements to a condition and value substantially equivalent to the condition existing prior to the Casualty. Landlord or its contractor shall be entitled to receive the Proceeds as repairs progress. Any portion of the Proceeds remaining after final payment has been made for such repair work shall be paid to the party which ultimately paid the premiums for such insurance. Notwithstanding the foregoing, if a Casualty results from the negligence or willful misconduct of Tenant, its agents, employees or contractors, and the available insurance proceeds are not sufficient to cover the cost of repairs, Tenant shall be liable for the shortfall except to the extent that the shortfall results from the failure of Landlord to maintain the insurance required under Section 13.02.

Section 14.04. Termination Right. If a Casualty of such a substantial nature occurs that the Improvements cannot (with reasonable diligence) be reconstructed, restored and repaired for continued feasible or economic use by Tenant within 120 days of the Date of Casualty, then Tenant may terminate this Lease upon written notice to Landlord, and the date specified by Tenant party in such notice shall be the Termination Date.

Section 14.05. Abatement. Monthly rental shall be equitably abated until the Improvements are restored. Notwithstanding the foregoing, if the nature or scope of the Casualty is such that Tenant, in Tenant's reasonable judgment, is unable to operate its business in a feasible or economic manner from the undamaged portion of the Premises, or prevented from doing so due to necessary repairs, Tenant may cease operations as to the entire Premises for the duration of the repairs, in which event there shall be a full abatement of monthly rental.

ARTICLE FIFTEEN
LIABILITY

Section 15.01. Waiver of Subrogation. Landlord and Tenant hereby waive any and all claims against one another for damage to or destruction of real or personal property to the extent such damage or destruction can be covered by all-risk property insurance of the type required under Section 13.01(a) or Section 13.02 hereof. The risk to be borne by each party shall also include the satisfaction of any deductible amounts required to be paid under the applicable all-risk fire and extended coverage insurance carried by the party whose property is damaged, and each party agrees that the other party shall not be responsible for satisfaction of such deductibles. These waivers shall apply if the damage would have been covered by a customary all-risk insurance policy, even if the party fails to obtain such coverage. The intent of this provision is that each party shall look solely to its insurance with respect to property damage or destruction which can be covered by all-risk insurance. Each such policy shall

include a waiver of all rights of subrogation by the insurance carrier against the other party, its agents and employees with respect to property damage covered by the applicable all-risk fire and extended coverage insurance policy.

Section 15.02. Indemnification.

(a) Subject to the provisions for waiver of subrogation rights set forth in Section 15.01, Tenant agrees to indemnify and save Landlord harmless from any and all claims with respect to bodily injury or property damage arising from or by reason of the use and occupancy of the Premises (including any environmental hazard or condition on the Premises resulting from Tenant's business operations conducted on the Premises), any breach or default by Tenant in performance of any covenant or agreement to be performed by Tenant pursuant to the terms of this Lease, or the negligence or willful misconduct of Tenant or persons for whom Tenant is legally liable, including all costs, reasonable attorneys' fees, expenses and liabilities incurred in connection with any such claim; provided however, that Tenant shall not be responsible to Landlord for those liabilities, damages, losses, costs, expenses, causes of action, suits, claims, demands and judgments of any nature to the extent arising out of, by reason of or in connection with the negligence or willful misconduct of Landlord, its agents, employees or contractors.

(b) Subject to the provisions for waiver of subrogation rights set forth in Section 15.01, Landlord agrees to indemnify and save Tenant harmless from any and all claims with respect to bodily injury or property damage arising from any environmental hazard or condition on the Premises resulting from Landlord's business operations conducted on the Premises prior to the Commencement Date, the negligence or willful misconduct of Landlord or persons for whom Landlord is legally liable, or any breach or default by Landlord in performance of any covenant or agreement to be performed by Landlord pursuant to the terms of this Lease, including all costs, reasonable attorneys' fees, expenses and liabilities incurred in connection with any such claim; provided however, that Landlord shall not be responsible to Tenant for those liabilities, damages, losses, costs, expenses, causes of action, suits, claims, demands and judgments of any nature to the extent arising out of, by reason of or in connection with the negligence or willful misconduct of a party seeking indemnity hereunder or persons for whom such party is legally liable.

ARTICLE SIXTEEN
CONDEMNATION

Section 16.01. Certain Definitions. The following terms shall have the following meanings:

(a) "Taking" shall mean the transfer of the use, occupancy or title of the Premises, or any portion thereof, to an entity exercising the power of eminent domain in any actual or threatened action or proceeding pursuant to any law, general or special.

(b) the "Date of Taking" shall mean the earlier of the date upon which the use, occupancy or title of the Premises, or any portion thereof, is vested in, or possession thereof is taken by, such entity.

(c) "Award" shall mean the amounts recovered as compensation or damages on account of a Taking, including all amounts paid pursuant to any agreement with such entity which has been made in settlement or under threat of any such action or proceeding, less the reasonable costs and expenses incurred in collecting such amounts

(d) a Taking affecting a "Substantial Portion of the Premises" shall mean a Taking which renders the Premises, in Tenant's reasonable judgment, unsuitable for continued feasible or economic use and occupancy by Tenant for substantially the same purposes as immediately prior to the Taking.

Section 16.02. Recovery of Award. In the event of a Taking, both Landlord and Tenant shall be entitled to recover such Award as may be allowable to such party under applicable law, and neither Landlord nor Tenant shall have any rights in any Award recovered by the other.

Section 16.03. Complete Taking. If there occurs a Taking of all or a Substantial Portion of the Premises, other than a Taking for temporary use, then this Lease shall terminate effective as of the Date of Taking, and such date shall be the Termination Date, without prejudice, however, to the rights of Landlord and Tenant to recover an Award.

Section 16.04. Partial Taking. If there occurs a Taking of less than a Substantial Portion of the Premises, then this Lease and all duties and obligations of Tenant under this Lease shall remain unmodified, unaffected and in full force and effect, save and except for an equitable abatement of monthly rental pending completion of repairs and restoration and resumption of Tenant's business operations, and Tenant shall promptly proceed to reconstruct, restore and repair the remaining portion of the Premises to a condition and value substantially equivalent to the condition and value thereof prior to the Taking. In such event, Tenant shall be entitled to the Award recovered by Landlord, which shall be paid to Tenant or its contractor as repairs progress. Any portion of such Award remaining after final payment has been made for such repair work shall be retained by Landlord. If the cost of the repair work exceeds the Award recovered by Landlord, Tenant shall pay the deficiency.

Section 16.05. Temporary Taking. If there occurs a Taking of the Premises or any thereof, for temporary use, then this Lease shall remain in full force and effect for the remainder of the term of this Lease, provided that during such time as Tenant shall be out of possession of the Premises by reason of such Taking, the failure to keep, observe, perform, satisfy and comply with those terms and conditions of the Lease, including payment of monthly rental, shall not be an event of default hereunder. If any such temporary Taking involves a Substantial Portion of the Premises and continues or will continue for more than six months, Tenant may terminate this Lease upon written notice to Landlord.

ARTICLE SEVENTEEN
COMPLIANCE WITH LAWS

Section 17.01. Compliance with Laws. Tenant, at its expense, shall comply with Legal Requirements. However, Tenant shall not be responsible for correcting any violations of Legal Requirements existing as of the Commencement Date or caused by Landlord or persons for whom Landlord is legally liable (both of which shall be the responsibility of Landlord).

Section 17.02. Contest of Laws. Tenant may, at Tenant's cost and expense, in Tenant's name and on Tenant's behalf or in the name and on behalf of Landlord, in good faith, contest the validity or applicability to the Premises of any Legal Requirements, and, in the event of any such contest may postpone compliance therewith until such contest and any appeal therefore is decided; provided, however, if Landlord shall notify Tenant that, in Landlord's reasonable opinion, the Premises or any part thereof will be subject to loss or forfeiture by virtue of or by reason of such noncompliance, Tenant shall deposit with Landlord a sum of money reasonably required by Landlord as security to protect as security from any loss or forfeiture. Landlord, at the cost and expense of Tenant, shall cooperate fully with Tenant in any such contest.

ARTICLE EIGHTEEN
SUBORDINATION, NONDISTURBANCE AND ATTORNMENT

Section 18.01. Subordination. Landlord may, from time to time, grant first lien deeds to secure debt, deeds of trust, mortgages or other security interests covering its estate in the Premises (each, a "Mortgage"). Subject to the provisions of Section 18.02, Tenant agrees that this Lease shall be subject and subordinate to each Mortgage, including any modifications, extensions or renewals thereof and advances thereunder from time to time in effect.

Section 18.02. Nondisturbance. The subordination of this Lease to any Mortgage is expressly conditioned on Tenant's receipt from each holder of any Mortgage an agreement providing that: (i) Tenant will not be named or joined in any proceeding to enforce the Mortgage unless such be required by law in order to perfect the proceeding; (ii) enforcement of any Mortgage shall not terminate this Lease or disturb Tenant in the possession and use of the Premises (except in the case where Tenant is in default under the Lease beyond applicable notice and cure periods); and (iii) any party succeeding to the interest of Landlord as a result of the enforcement of any Mortgage shall be bound to Tenant, under all the terms, covenants, and conditions of this Lease, for the balance of the Term with the same force and effect as if such party were the original Landlord under this Lease. Each such agreement shall otherwise be on commercially reasonable terms and conditions. Upon request, Landlord will use commercially reasonable efforts to obtain non-disturbance in Tenant's favor from each holder of a current Mortgage.

Section 18.03. Attornment. Tenant agrees to recognize and attorn to any party succeeding to the interest of Landlord as a result of the enforcement of any Mortgage, and to be bound to such party under all the terms, covenants, and conditions of this Lease, for the balance of the Term, with the same force and effect as if such party were the original Landlord under this Lease.

Section 18.04. Confirming Agreement. Upon the request of Landlord, Tenant agrees to execute a subordination, attornment and nondisturbance agreement confirming the provisions of this Article.

ARTICLE NINETEEN
ESTOPPEL CERTIFICATES

Section 19.01. Estoppel Certificate. Each party will, from time to time, upon 10 days' prior written request of the other, execute, acknowledge and deliver a certificate stating: (i) that this Lease is unmodified and in full effect (or, if there have been modifications, (ii) that this Lease is in full effect as modified, and setting forth such modifications), (iii) the dates to which monthly rental and other sums payable hereunder have paid, (iv) that no default on the part of the party providing the certificate exists hereunder, (v) that either that to the knowledge of the signer of such certificate no default on the part of the other party exists hereunder or specifying each such default of which the signer has knowledge, and (vi) such other facts or circumstances as the other may reasonably request. Any such certificate may be relied upon by any prospective mortgagee or purchaser of the Premises and any party providing financing for Tenant's business operations.

ARTICLE TWENTY
ASSIGNMENT AND SUBLETTING

Section 20.01. Unaffiliated Transfers. Tenant shall have the right, with the prior written consent of Landlord, to assign this Lease or sublet all or any part of the Premises. Any such assignment or sublease shall be subject to all of the agreements, terms, covenants, conditions, requirements, restrictions and provisions of this Lease, and no such assignment or sublease shall release Tenant from liability for the performance of Tenant's duties and obligations hereunder or constitute a consent by Landlord to any future assignment or sublease.

Section 20.02. Affiliate Transfers. Notwithstanding any provision of this Lease to the contrary, upon notice to Landlord, the transfer of this Lease to the parent of Tenant, a subsidiary of Tenant or an entity under the control of an entity that controls Tenant, or to an entity that succeeds to the interests of Tenant by way of a merger or consolidation or in connection with the sale of all or a substantial part of Tenant's assets or stock or lines of business, shall not be deemed an assignment or subletting within the meaning and provisions of this Lease and shall not require the prior written consent of Landlord, provided that: (i) the successor entity agrees in writing to be bound by all of the terms and conditions of this Lease; and (ii) Tenant, if not merged out of existence, continues to be primarily liable for the performance of its obligations under this Lease. Without limiting the generality of the foregoing, the transfer, directly or indirectly, of equity interests in Tenant which result in a change of control of Tenant shall not require Landlord's consent.

ARTICLE TWENTY-ONE
NO MERGER

Section 21.01. No Merger. There shall be no merger of this Lease or of this Lease or leasehold estate hereby created with the fee estate in the Premises by reason of the fact that the same person acquires or holds, directly or indirectly, this Lease or the leasehold estate hereby created or any interest herein or in such leasehold estate as well as the fee estate in the Premises or any interest in such fee estate.

ARTICLE TWENTY-TWO
EXPIRATION AND SURRENDER

This Lease shall terminate on the Termination Date, except with respect to obligations and liabilities of the parties, actual or contingent, which have arisen or accrued on or prior to the Termination Date. On the Termination Date, Tenant shall surrender the Premises to Landlord in the condition in which the Premises was originally received from Landlord, except as repaired, rebuilt, restored, altered or added to as permitted or required hereby, ordinary wear and tear and Casualty excepted. Tenant shall remove from the Premises on or prior to such expiration or termination all property situated thereon which is not owned by Landlord. Property not so removed within a reasonable time after the Termination Date (not to exceed 60 days) shall become the property of Landlord, and Landlord may remove such property from the Premises and dispose of same, without liability to Tenant.

ARTICLE TWENTY-THREE
BROKERAGE

Section 23.01. No Broker. Landlord and Tenant mutually represent and warrant to each other that they have not dealt with any real estate broker or agent with respect to this Lease.

Section 23.02. Indemnification. Landlord agrees to indemnify Tenant and hold it harmless against any claims for commissions that may be asserted in connection with this Lease based upon acts of Landlord, and Tenant agrees to indemnify Landlord and hold it harmless against any claims for commissions that may be asserted in connection with this Lease based upon acts of Tenant.

ARTICLE TWENTY-FOUR
NAME OF IMPROVEMENTS AND SIGNAGE

Tenant shall have the right, at its expense, to designate, and thereafter change the name of the Improvements and Premises, and may install signs, sculptures or graphics identifying the Improvements and Premises by Tenant's name, logos, trademarks and service marks.

ARTICLE TWENTY-FIVE
DEFAULTS AND REMEDIES

Section 25.01. Event of Default by Tenant. It shall be an "event of default" on the part of Tenant if (i) Tenant shall fail to pay when due any monthly rental, additional rent under Section 3.05 hereinabove or other payment to be made by Tenant hereunder and shall not cure such failure within 5 days after Tenant receives written notice thereof from Landlord, provided that Landlord shall only be required to give such written notice once within any calendar year, thereafter default shall occur upon failure to pay when due; (ii) Tenant shall violate or breach, or shall fail fully and completely to observe, keep, satisfy, perform and comply with, any other agreement, term, covenant, condition, requirement, restriction or provision of this Lease, and shall not cure such failure within 30 days after Tenant receives written notice thereof from Landlord, or, if such failure shall be incapable of cure within 30 days, if Tenant shall not commence to cure such failure within the initial 30-day period and continuously prosecute the performance of the same to completion with due diligence; (iii) Tenant makes a general assignment for the benefit of creditors; any action is brought by Tenant seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for its property; Tenant commences a voluntary proceeding under the Federal Bankruptcy Code; any reorganization or arrangement proceeding is instituted by Tenant for the settlement, readjustment, composition or extension of any of its debts upon any terms; or any action or petition is otherwise brought by Tenant seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature; or (iv) any action or proceeding of the type described in clause (iii) above is brought against Tenant, and is consented to by Tenant or is not dismissed within three (3) months after the date upon which it was instituted.

Section 25.02. Remedies of Landlord. Upon an event of default by Tenant under this Lease, Landlord may pursue any one or more of the following remedies, separately or concurrently or in any combination, without prejudice to any other remedy which it may have for possession of the Premises or for arrearages in monthly rent or other amounts payable by Tenant: (i) Landlord may terminate this Lease by giving Tenant written notice of the termination, in which event Landlord may immediately accelerate and collect from Tenant all rental, all additional rental payable by Tenant under Section 3.05 hereof, less the fair rental value of the Premises for the remainder of the Term, all discounted to present value at the rate of six percent (6%) per year; (ii) Landlord may terminate this Lease by giving Tenant written notice of termination, in which event Tenant shall have a reasonable period to quit the Premises and remove its personal property and the FF&E therefrom, not to exceed 30 days, and this Lease shall be terminated at the time designated by Landlord in its notice of termination to Tenant, and thereafter Tenant shall have no further obligation under this Lease; (iii) Landlord (without expressly terminating the Lease and without releasing Tenant from liability hereunder) may re-lease the Premises or any part thereof, on such terms and conditions as the market will bear, and receive the rent for any such re-leasing, in which event Tenant shall pay to Landlord on demand any deficiency in the amounts due under this Lease (monthly rent, additional rent and other amounts under subsection (i) hereinabove) that may remain after applying the net rental amounts (gross rental less brokerage commissions and other costs to lease) from such re-leasing; or (iv) Landlord may do whatever Tenant is obligated to do under the terms of this Lease, in which event Tenant shall reimburse Landlord on demand from time to time for any expenses which Landlord may incur in thus effecting satisfaction and performance of or compliance with Tenant's duties and obligations under this Lease (including all rental and additional rent amounts hereunder).

Section 25.03. Default by Landlord. It shall be an event of default on the part of Landlord if Landlord shall violate or breach, or shall fail fully and completely to observe, keep, satisfy, perform and comply with, any other agreement, term, covenant, condition, requirement, restriction or provision of this Lease, and shall not cure such failure within 30 days after Landlord receives written notice thereof from Tenant, or, if such failure shall be incapable of cure within 30 days, if Landlord shall not commence to cure such failure within the initial 30-day period and continuously prosecute the performance of the same to completion with due diligence.

Section 25.04. Remedies Cumulative; No Waiver. Pursuit of any one or more of the remedies stated herein shall not preclude pursuit of any other remedy or remedies provided in this Lease or any other remedy or remedies provided for or allowed by law or in equity, separately or concurrently or in any combination. Pursuit of any one or more of the remedies provided in this Lease shall not constitute an election of remedies excluding the election of another remedy or other remedies, or a forfeiture or waiver of any amounts payable under this Lease or of any damages or other sums accruing to a party by reason of the other's failure to fully and completely keep, observe, perform, satisfy and comply with all of the agreements, terms, covenants, conditions, requirements, provisions and restrictions of this Lease. No action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease. Forbearance in pursuing or exercising one or more of its remedies shall not be deemed or construed to constitute a waiver of any event of default or of any remedy. No waiver by a party of any right or remedy on one occasion shall be construed as a waiver of that right or remedy on any subsequent occasion or as a waiver of any other right or remedy then or thereafter existing. No failure of a party to pursue or exercise any of its powers, rights or remedies or to insist upon strict and exact compliance by the other with any agreement, term, covenant, condition, requirement, provision or restriction of this Lease, and no custom or practice at variance with the terms of this Lease, shall constitute a waiver by a party of the right to demand strict and exact compliance with the terms and conditions of this Lease. No termination of this Lease shall affect Landlord's right to collect rent for the period prior to termination.

ARTICLE TWENTY-SIX
MISCELLANEOUS

Section 26.01. Notices. All notices required or permitted to be given hereunder shall be in writing and given by depositing same in the United States Mail with a request for the return of a receipt showing the name of the recipient and the date of delivery. Notices shall be addressed to the party to be notified at the address set forth below their respective signatures to this Lease, and the date upon which such notice is delivered will be deemed the date of receipt. Either party may, from time to time, by notice to the other party in accordance with this Section, specify a different address to which notices shall be sent. Rejection or refusal to accept a notice or inability to deliver a notice because of a changed address of which no notice was given will be deemed to have been received on the date when postmarked.

Section 26.02. Headings. The use of headings, captions and numbers in this Lease is solely for the convenience of identifying and indexing the various provisions in this Lease and shall in no event be considered otherwise in construing or interpreting any provision in this Lease.

Section 26.03. Exhibits. Each and every exhibit referred to or otherwise mentioned in this Lease is attached to this Lease and is and shall be construed to be made a part of this Lease by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.

Section 26.04. Binding Effect. All provisions contained in this Lease shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of Landlord and Tenant to the same extent as if each such successor and assign were named as a party hereto.

Section 26.05. Severability. If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be fully affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

Section 26.06. Time of Essence. Time is of the essence of this Lease.

Section 26.07. Applicable Law. This Lease shall be governed by, construed under and interpreted and enforced in accordance with the laws of the state in which the Premises are located.

Section 26.08. Entire Agreement. This Lease contains the entire agreement of Landlord and Tenant with respect to the Premises which are the subject hereof, and no representations, warranties, inducements, promises or agreements, oral or otherwise between the parties not embodied in this Lease shall be of any force or effect.

Section 26.09. Modifications. This Lease shall not be modified or amended in any respect except by a written agreement executed by Landlord and Tenant in the same manner as this Lease is executed.

Section 26.10. Holding Over. If Tenant remains in possession of the Premises after the Termination Date, Tenant shall be a tenant at will and shall pay rent at 150% times the monthly rental plus additional rent under Section 3.05 in effect on the Termination Date, and subject to all the other terms and provisions hereof (except as to term), and there shall be no renewal of this Lease by operation of law.

Section 26.12. Attorneys' Fees. In the event Landlord or Tenant commences any proceeding, including litigation, to enforce or interpret the terms of this Lease, the prevailing party in such proceeding shall have and recover from the other party reasonable attorneys' fees and costs actually incurred in such proceeding.

Section 26.13. Counterparts. This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

Section 26.14 Facsimiles. The parties acknowledge and agree that each party shall be authorized to accept, and may rely upon, facsimile transmittals of this Lease, and that such facsimile transmittals shall be binding.

Section 26.15. Reasonableness. Except where expressly provided for to the contrary, whenever under this Lease any party is required to give or may withhold its consent, or do or perform any act or exercise its discretion, the giving or withholding of such consent, taking or performance of such action or exercise of such discretion shall be reasonable in the circumstances, and shall not be unreasonably delayed or conditioned.

[Remainder of page intentionally left blank - Signatures on following page]

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease Agreement under seal as of the day and year first above written.

LANDLORD:

BG LAND, LLC

By:______________________________

Print name:_________________________

Title:______________________________

Initial Notice Address:

____

____

Tel. No.: ________________

Fax No.: ________________

TENANT:

GLOBAL ENERGY SYSTEMS – BALL GROUND, LLC

By:______________________________

Print name:_________________________

Title:______________________________

Initial Notice Address:

____

____

Tel. No.: ________________

Fax No.: ________________

EXHIBIT "A"

LEGAL DESCRIPTION OF THE LAND

corner of Land Lot Nos. 1105, 1104, 1057 and 1056; thence South 86 degrees 10 minutes 50 seconds East a distance of 150.05 feet to an iron pin set and the TRUE POINT OF BEGINNING; thence South 86 degrees 10 minutes 50 seconds East along the North land lot line of Land Lot 1105 a distance of 1087.28 feet to an iron pin set; thence South 02 degrees 12 minutes 00 seconds West a distance of 237.31 feet to a point; thence South 03 degrees 27 minutes 30 seconds West a distance of 129.78 feet to an iron pin set; thence North 87 degrees 26 minutes 40 seconds West a distance of 194.18 feet to an iron pin set; thence South 07 degrees 39 minutes 30 seconds West a distance of 412.16 feet to an iron pin found located on the Northeasterly right of way of Georgia Highway 92 (having a 100 foot right of way); thence Northwesterly and Westerly along the Northeasterly and Northerly right of way of Georgia Highway 92 along an arc to the left having an arc distance of 506.73 feet subtended by a chord bearing of North 83 degrees 10 minutes 35 seconds West having a chord distance of 499.57 feet to an iron pin found; thence leaving the Northerly right of way of Georgia Highway 92 North 50 degrees 27 minutes 40 seconds West a distance of 455.27 feet to an iron pin found; thence North 03 degrees 17 minutes 10 seconds East a distance of 490.56 feet to an iron pin set and the TRUE POINT OF BEGINNING.

Rev 3-12-2004